Susan BalzerSusan Balzer
                                                Laurel Place
                  FACILITY LEASE AGREEMENT
             MEDITRUST ACQUISITION CORPORATION I
                (A Massachusetts corporation)
                             as
                           Lessor
                             AND
                 EMERITUS PROPERTIES I, INC.
                 (A Washington corporation)
                             as
                           Lessee
                Dated as of February 27,1998
                   For Premises Located At
                   363 East Gilbert Street
                 San Bernardino, California
                  FACILITY LEASE AGREEMENT
This FACILITY LEASE AGREEMENT ("Lease") is dated as of the 27th day of" Februazy,1998 and is between MEDITRUST ACQUISITION CORPORATION I ("Lessor"), a Massachusetts corporation having its principal office at 197 First Avenue, Needham Heights, Massachusetts 02194, and EMERITUS
PROPERTIES I, INC. ("Lessee"), a Washington corporation, having its principal office at c/o Emeritus Corporation,
3131 Elliott Avenue, Suite 500, Seattle, Washington 98121-
2162.
ARTICLE 1
LEASED PROPERTY; TERM; CONSTRUCTION: EXTENSIONS
1.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents and leases from Lessor all of Lessor's rights and interests in and to the following real and personal property (collectively, the "Leased Property"):
(a) the real property described in EXHIBIT A attached hereto
(the "Land");
(b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines, and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased Improvements");
(c) all easements, rights and appurtenances of every nature and description now or hereafter relating to or benefiting any or all of the Land and the Leased Improvements;
(d) all equipment, machinery, building fixtures, and other items of property (whether realty, personalty or mixed), including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tangible Personal Property (as hereinafter defined) which are not permanently affixed to or incorporated in the Leased Property (collectively, the
"Fixtures"); and
(e) Lessor's Personal Property.
The Leased Property is leased in its present condition, AS IS, without representation or warranty of any kind, express or implied, by Lessor and subject to: (i) the rights of parties in possession; (ii) the existing state of title including all covenants, conditions, Liens (as hereinafter defined) and other matters of record (including, without limitation, the matters set forth in EXHIBIT B); (iii) all applicable laws and (iv) all matters, whether or not of a similar nature, which would be disclosed by an inspection of the Leased Property or by an accurate survey thereof.
1.2 Term. The term of this Lease shall consist of: the "Initial Term", which shall commence on February 27,1998 ("Commencement Date") and end on April 30, 2009 (the "Expiration Date"); provided, however, that this Lease may be sooner terminated as hereinafter provided. In addition, Lessee shall have the option(s) to extend the Term (as hereinafter defined) as provided for in Section 1.3.
1.3 Extended Terms. Provided that this Lease has not been previously terminated, and as long as there exists no Lease Default (as hereinafter defined) at the time of exercise and on the last day of the Initial Term or the then current Extended Term (as hereinafter defined, as the case may be, Lessee is hereby granted the option to extend the Initial Term of this Lease for four (4) additional periods (collectively, the "Extended Terms") as follows: four (4) successive five (5) year periods for a maximum Term, if all such options are exercised, which ends on April 30, 2029. Lessee's extension option rights shall be exercised by
Lessee by giving written notice to Lessor of each such extension at least one hundred eighty (180) days, but not more than three hundred sixty (360) days, prior to the termination of the Initial Term or the then current Extended Term, as the case may be. Lessee shall have no right to rescind any such notice once given. Lessee may not exercise its option for more than one Extended Term at a time. During each effective Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Base Rent (as hereinafter defined) for each such Extended Term shall be adjusted as set forth in Section 3.1 (a).
Notwithstanding anything to the contrary set forth herein, Lessee's rights to exercise the options granted in this
Section 1.3 are subject to the further condition that concurrently with the exercise of any extension option hereunder, Lessee shall have exercised its option to extend the terms of all of the Related Leases in accordance with the provisions of the Agreement Regarding Related Transactions and the provisions of Section 1.3 of each of the Related Leases.
ARTICLE 2
DEFINITIONS AND RULES OF CONSTRITCTION 2.1 Definitions. For all purposes of this Lease and the other Lease Documents (as hereinafter defined), except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all references in this Lease or any of the other Lease Documents to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease or the other applicable Lease Document.
Accounts: As defined in the UCC.
Accreditation Bodv: Any person, including any Person having or claiming jurisdiction over the accreditation, certification, evaluation or operation of the Facility.
Added Value Percentage: The proportion of the Fair Market Added Value of Capital Additions paid for or financed by Lessee to the Fair Market Value of the entire Leased Property, expressed as a percentage.
Additional Charges: As defined in Article i.
Additional Land: As defined in Section 9. i.
Additional Rent: As defined in Article 3.
Additional Rent Commencement Date: As defined in Article.
Affiliate: With respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the mana5ement and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests provided, however, that, (a) for purposes of determining a Related Party Default, the percentage of outstanding capital stock, shares or equity interests referenced in (ii) above shall be fifty percent (5O%) and (b) any Person who is an Affiliate by virtue of the ownership thereofby
[Daniel R. Baty] or his status therein as an officer or director shall not be deemed an Affiliate for purposes of determining a Related Party Default.
Affiliated Partner Subordination Agreement: That certain Affiliated Party Subordination Agreement of even date by and among Lessee, the Guarantor, various Affiliates of Lessee and various Affiliates of Lessor.
Agreement Regarding Related Transactions: The Third Amended and Restated Agreement Regarding Related Transactions (Acquisition) dated of even date, as amended from time to time, between Lessee, Lessor and any Related Party that is party to any Related Lease or Related Party Agreement.
Lessor and Lessee anticipate that the Agreement Regarding Related Transactions will be amended from time to time to include Affiliates of Lessor and Lessee as parties thereto in connection with future transactions and acknowledge and agree that for all purposes under this Lease Agreement such amendments shall be deemed to be included in this definition.
Annual Facility Upgrade Expenditure: An aggregate annual amount equal to the product of [TWO HUNDRED DOLLARS ($200)] (as increased as of the first day of each Lease Year in which the Annual Facility Upgrade Expenditure is to be made by an amount equal to the product of the CPI Increase multiplied by TWO HUNDRED DOLLARS ($200)) times the number of units in the Facility, such amount to be spent on Upgrade Renovations. The term "CPI Increase" means a fraction, the numerator of which is the Price Index in effect as of the first day of the Lease Year in which the Annual Facility Upgrade Expenditure is to be made and the denominator of which is the Price Index in effect as of the date hereof.
The term "Price Index" means the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items Series A (1982-84=100), published by the Bureau of Labor Statistics, U.S. Department of Labor. If the Bureau of Labor Statistics should cease to publish such Price Index in its present form and calculated on the present basis; then the most similar index published by the same Bureau shall be used for the same purpose. If there is no such similar index, a
substitute index which is then generally recognized as being similar to such Price Index, such substitute index to be reasonably selected by Lessor.
Appurtenant Agreements: Collectively, all instruments, documents and other agreements that now or hereafter create any utility, access or other rights or appurtenances benefiting or relating to the Leased Property.
Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.
Base Gross Revenues: The annualized Gross Revenues of the Facility for the period from and including March l,1999 through and including February 29, 2000 initially as shown by Lessee's certified Consolidated Financial Statements and as later verified by Lessee's. Consolidated Financial Statements.
Base Rent: As defined in Section i.1.
Business Day: Any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America, the Commonwealth of Massachusetts, the State or the state in which Lessor s depository bank is located.
Capital Additions: Collectively, all new buildings and additional structures annexed to any portion of any of the Leased Improvements and material expansions of any of the Leased Improvements which are constructed on any portion of the Land during the Term, including, without limitation, the construction of a new wing or new story, the renovation of any of the Leased Improvements on the Leased Property and
any expansion, construction, renovation or conversion in connection therewith (a) in order to provide a functionally new facility that is needed or used to provide services not previously offered or (b) in order to (i) increase the bed capacity of a Facility, (ii) change the purpose for which such beds are utilized and/or (iii) change the utilization of any material portion of any of the Leased Improvements. Capital Addition Cost: The cost of any Capital Addition made by Lessee whether paid for by Lessee or Lessor. Such cost shall include all costs and expenses of every nature whatsoever incurred directly or indirectly in connection with the development, permitting, construction and financing of a Capital Addition as reasonably determined by, or to the reasonable satisfaction of, Lessor.
Cash Collateral: As defined in the Deposit Pledge Agreement. Cash Flow: The Consolidated Net Income (or Consolidated Net
Loss) before federal and state income taxes for any period plus (i) the amount of the provision for depreciation and amortization actually deducted on the books of the applicable Person for the purposes of computing such Consolidated Net Income (or Consolidated Net Loss) for the period involved, plus (ii) Rent and interest on all other Indebtedness which is fully subordinated to the Lease Obligations, plus (iii) any indebtedness which is fully subordinated to the Lease Obligations pursuant to the Affiliated Party Subordination Agreement or the Management Subordination Agreement.
Casualty: As defined in Section l3.l.
Chattel Paper: As defined in the UCC.
Closing Date: As defined in Section 18.1.
Code: The Internal Revenue Code of 1986. as amended.
Collateral: All of the property in which security interests are granted to Lessor and the other Meditrust Entities pursuant to the Lease Documents and the Related Party Agreements to secure the Lease Obligations, including, without limitation, the Cash Collateral.
Competitive Activity: As defined in Section 11.5.
Condemnation: With respect to the Leased Property or any interest therein or right accruing thereto or use thereof
(i) the exercise of any governmental authority, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or Taking or while legal proceedings for Condemnation or Taking are pending.
Condemnor: Any public or quasi-public authority, or private. corporation or individual, having the power of condemnation.
Consolidated: The consolidated accounts of the relevant Person and its Subsidiaries consolidated in accordance with GAAP.
Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP, and disclosing all liabilities of such Person and its consolidated Subsidiaries, including, without limitation, contingent liabilities.
Consultants: Collectively, the architects, engineers, inspectors, surveyors and other consultants that are engaged from time to time by Lessor to perform services for Lessor in connection with this Lease.
Contracts: All agreements (including, without limitation, Provider Agreements, to the extent applicable, and any Residency Agreement), contracts (including without limitation, construction contracts, subcontracts, and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession, or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor, now or hereafter issued to any member of the Leasing Group by, or entered into by any member of the Leasing Group with, any Governmental Authority, Accreditation Body or Third Party Payor or maintained or used by any member of the Leasing Group or entered into by any member of the Leasing Group with any third Person.
Current Assets: All assets of any Person which would, in
accordance with GAAP, be
Current Liabilities: All liabilities of any Person which would, in accordance with GAAP, be classified as current liabilities.
Date of Taking: The date the Condemnor has the right to possession of the property being condemned.
Debt Coverage Ratio: The ratio of (i) Cash Flow for each applicable period to (ii) the total of all Rent (excluding Additional Rent due under this Lease) paid or payable during such period or accrued for such period.
Declaration: As defined in Article 23.
Deposit: As defined in Section 18.3.
Deposit Pledge Agreement: The pledge and security agreement so captioned and dated as of even date herewith between Lessee and Lessor.
Documents: As defined in the UCC.
Election Notice: As defined in Section 18.3.1.
Encumbrance: As defined in Section 20.3.
Environmental Indemnity Agreement: The Environmental Indemnity Agreement of even date herewith by and among
Lessee the Guarantor and Lessor.
Environmental Laws: As defined in the Environmental
Indemnity Agreement.
ERISA: The Employment Retirement Income Security Act of
1974, as amended.
Event of Default: As defined in Article 16.
Excess Gross Revenues: Gross Revenues less Base Gross
Revenues.
Expiration Date: As defined in Section 1.2.
Extended Terms: As defined in Section 1.4.
Facility: The 71 unit fully licensed mixed assisted and independent living facility known as Laurel Place on the
Land (together with related parking and other amenities). Failure to Operate: As defined in Article 16.
Failure to Perform: As defined Article 16.
Fair Market Added Value: The Fair Market Value of the Leased Property (including all Capital Additions) minus the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee had been constructed. Fair Market Value of the Capital Addition: The amount by which the Fair Market Value of the Leased Property upon the completion of a particular Capital Addition exceeds the Fair Market Value of the Leased Property just prior to the construction of the particular Capital Addition.
Fair Market Value of the Leased Property: The fair market value of the Leased Property, including all Capital Additions, and including the Land and all other portions of the Leased Property, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Section 18 or in such other manner as shall be mutually acceptable to Lessor and Lessee and (c) not taking into account any reduction in value resulting from any Lien to which the Leased Property is subject and which Lien Lessee or Lessor is otherwise required to remove at or prior to closing of the transaction. However, the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment provisions and other terms and conditions of any Lien on the Leased Property which is not so required or agreed to be removed shall be taken into account in determining the Fair Market Value of the Leased Property. The Fair Market Value shall be determined as the overall value based on due consideration of the "income"
approach, the "comparable sales" approach, and the
"replacement cost" approach.
Fee Mortgage: As defined in Section ?0. i.
Fee Mortgagee: As defined in Section ?0.3.
Financing Party: Any Person who is or may be participating with Lessor in any way in connection with the financing of any Capital Addition.
Financing Statements: Uniform Commercial Code financing statements evidencing the security interests granted to Lessor in connection with the Lease Documents.
Fiscal Quarter: Each of the three (3) month periods commencing on January 1st, April 1st, July 1st and October 1st.
Fiscal Year: The twelve ( 12) month period from January 1 st to December 31st.
Fixtures: As defined in Article I.
GAAP: Generally accepted accounting principles, consistently applied throughout the relevant period.
General Intangibles: As defined in the UCC.  .    :
Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.
Gross Revenues: Collectively, all revenues generated by reason of the operation of the Leased Property (including any Capital Additions), directly or indirectly received or
to be received by Lessee or any Affiliate of Lessee, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by
reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any Person relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:
(i) all applicable contractual allowances (relating to any period during the Term of this Lease and thereafter until the Rent hereunder is paid in full), if any, for billings
not paid by or received from the appropriate Governmental Agencies or Third Party Payors.
(ii) all applicable allowances according to GAAP for
uncollectible accounts,
(iii) all proper resident billing credits and adjustments according to GAAP, if any, relating to health care accounting,
(iv) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said
Gross Revenues which is added to or made a part of the
amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately,
(v) provider discounts for hospital or other medical
facility utilization contracts, if any,
(vi) the cost, if any, of any federal, state or local governmental program imposed specially to provide or finance indigent resident care (other than Medicare, Medicaid and the like),
(vii) deposits refundable to residents of the Facility, and
(viii) payments received on behalf of, and paid to, Persons who are not Affiliates of Lessee.
To the extent that the Leased Property is subleased or occupied by an Affiliate of Lessee, Gross Revenues calculated for all purposes of this Lease (including,
without limitation, the determination of the Additional Rent payable under this Lease) shall include the Gross Revenues of such Sublessee with respect to the premises demised under the applicable Sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased Property) and the rent received or receivable from such Sublessee pursuant to such Subleases shall be excluded from Gross Revenues for all such purposes. As to any Sublease between Lessee and a non-Affiliate of Lessee, only the rental actually received by Lessee from such non-Affiliate shall be included in Gross Revenues.
Group Four Acquisition Facilities: As defined in the Agreement Regarding Related Transactions.
Guarantor: Emeritus Corporation, a Washington corporation,
and its successors and
assigns.
Guarantv of Lease Obligations: The Guaranty of Lease Obligations of even date eY2CUI2d by Guarantor in favor of Lessor, relating to the Lease Obligations.
Hazardous Substances: As defined in the Environmental
Indemnity Agreement.
Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, property, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water and sewer rents, water charges or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), transfer taxes and recordation taxes imposed as a result of this Lease or any extensions hereof, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of either or both of the Leased Property and the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof and thereafter until the Leased Property is surrendered to Lessor as required by the terms of this
Lease, may be assessed or imposed on or in respect of or be
a Lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of; sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property. Notwithstanding the foregoing, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, except lessee or its successors, (2) any net revenue tax of Lessor or any other Person, except Lessee and its successors, (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property; provided, however, the provisos set forth in clauses (1) and (2) of this sentence shall not be applicable to the extent that any real or personal property tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the
first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof. In computing the amount of any franchise tax or capital stock tax which may be or become an Imposition, the amount payable by Lessee shall be equitably apportioned based upon all properties owned by Lessor that are located within the particular jurisdiction subject to any such tax.
Indebtedness: The total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include (i) a11 capital lease obligations and (ii) all guarantees, endorsements (other than for collection of instruments in the ordinary course of business), or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement contingent or otherwise to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others. Indemnified Parties: As defined in Section 12.2.?.
Index: The rate of interest of actively traded marketable United States Treasury Securities bearing a fixed rate of interest adjusted for a constant maturity often (10) years as calculated by the Federal Reserve Board.
Initial Term: As defined in Section 1.2.
Instruments: As defined in the UCC.
Insurance Requirements: All terms of any insurance policy required by this Lease, all requirements of the issuer of any such policy with respect to the Leased Property and the activities conducted thereon and the requirements of any insurance board, association or organization or underwriters' regulations pertaining to the Leased Property.
Land: As defined in Article 1.
Lease: As defined in the preamble of this Lease.
Lease Default: The occurrence of any default or breach of condition continuing beyond any applicable notice and/or grace periods under this Lease and/or any of the other Lease Documents.
Lease Documents: Collectively, this Lease, the Guaranty of Lease Obligations, the Agreement Regarding Related Transactions, the Security Agreement, the Deposit Pledge Agreement, the Negative Pledge Agreement, the Permits Assignment, the Financing Statements, the Affiliated Party Subordination Agreement, the Environmental Indemnity Agreement and any and all other instruments, documents, certificates or agreements executed or furnished by any member of the Leasing Group in connection with the transactions evidenced by the Lease and/or any of the foregoing documents.
Lease Obligations: Collectively, all indebtedness,
covenants, liabilities, obligations, agreements and undertakings (other than Lessor's obligations) under this Lease and the other Lease Documents.
Lease Year: A twelve month period ending on February 28 of each year (except Leap Year's in which event the ending date shall be February 29); provided, that the first Lease Year shall begin on the Commencement Date and shall end on February 28,1999 and the final Lease Year shall end at the end of the Term.
Leased Improvements: As defined in Article 1.
Leased Property: As defined in Article 1.
Leasing Commitment Fee: None.
Leasing Group: Collectively, Lessee, the Guarantor, any Sublessee which is an Affiliate of Lessee and any Manager which is an Affiliate of Lessee.
Legal Requirements: Collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zonin5, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting Lessor, any member of the Leasing Group or the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Leased Property, including, without limitation, any of the foregoing which may (i) require repairs; modifications or alterations in or to the Leased Property, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Leased Property or (iii) require the assessment,
Substances on, under or from the Leased Property. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and shall also include ali Permits and Contracts issued or entered into by any Governmental Authority, ariy Accreditatinn Body and/or
Lessee: As defined in the preamble ofthis Lease and its
successors and assigns.
Lessee's Election Nntice: As defined in Section 14.3.
Lessnr: As defined in the preamble ofthis Lease and its
successors and assigns.
Lessnr's Personal Prnpertv: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned by Lessor and used in the operation ofthe Leased Property.
Lien: With respect to any real or personal property, any mortgage, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not inchoate, vested or perfected.
Limited Parties: As defined in Section 11.4; provided, however, in no event shall the term Limited Parties include any Person in its capacity as a shareholder of a public entity, unless such shareholder is a member of the Leasing Group or an Affiliate thereof.
Manaaed Care Plans: All health maintenance organizations, preferred provider oraanizations, individual practice associations, competitive medical plans, and similar arrangements.
Manaaement Aareement: Any agreement, whether written or
oral, between Lessee or anv Sublessee and any other Person pursuant to which Lessee or such Sublessee provides any payment, fee or other consideration to any other Person to operate or manage the Facility.
Nlinaaement Subordinatinn Agareement: The Management Subordination Agreement between Lessee and Lessor.
IVlanager: Any Person who has entered into a Management Agreement with Lessee or anv Sublessee.
vlaterial Structural  Vnrk: Any (i) structural alteration,
(ii) stnzctural repair or (iii) structural renovation to the Leased Property, which would customarily require or which require the design and/or involvement ofa structural engineer or architect or which would require the issuance of a Permit.
l3
II
vledicaid: The medical assistance program established by Title XIX ofthe Social Security Act and any statute succeeding thereto.
Medicare: The health insurance program for the aged and disabled established by title XVIII of the Social Security Act and any statute succeeding thereto.
Meditrust: As defined in Article 23.
Meditrust/Emeritus Facilities: As defined in the Agreement Regarding Related Transactions.
Meditrust/Emeritus Transaction Affiliate: An Affiliate of Lessee, the business and activities of which are limited to those subject to Meditrust/Emeritus Transaction Documents (other than the Affiliated Party Subordination Agreement, the Agreement Regarding Related Transactions and comparable agreement now or hereafter in effect among Affiliates of Lessee and of Lessor) to which such Affiliate is a party. Meditrust/Emeritus Transaction Documents: As defined in the Agreement Regarding Related Transactions.
Meditrust Entities: Collectively, Meditrust, Lessor and any other Affiliate of Lessor which may now or hereafter be a party to any Related Party Agreement.
Meditrust Investment: The sum of (i) the Original Meditrust Investment plus (ii) the aggregate amount of all Subsequent Investments less the sum of any Net Award Amounts and/or Net Proceeds Amounts.
Monthlv Deposit Date: As defined in Section 4.6.
Neaative Pledae Aareement: The Group Four Negative Pledge Agreement (Acquisition) dated May 1,1997 by and between Guarantor, Lessee and Lessor, as amended from tirrie to time.
Net Award Amount: As defined in Section 3.7.
Net Income (or Net Loss): The net income (or net loss, expressed as a negative number) of a Person for any period, after all ta;ces actually paid or accrued and all e:cpenses and other charges determined in accordance with GAAP.
net Proceeds Amount: As defined in Section 3.7.
Net Worth: An amount determined in accordance with GAAP
equal to.the total assets of any Person, minus the total liabilities of such Person. Provided, however, that for purposes of
14
calculating the Net Worth ofthe Guarantor, those certain Thirty-Two Million Dollars ($32,000,000) of 6.25"% convertible, unsecured, subordinated debentures due in 2006, which were issued by the Guarantor on February 15,1996, shall not be included in total liabilities,
Obligations: Collectively, the Lease Obligations and the Related Party Obligations.
Offer: As defined in Section 18.3.1.
Offered Propertv: As defined in Section 18.3.
Officer's Certificate: A certificate of Lessee signed on behalf of Lessee by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of Lessee or another officer authorized to so sign by the Board of Directors or By-Laws of Lessee, or any other Person whose power and authority to act has been authorized by delegation in writing by any of the Persons holding the foregoing offices.
OriginaI Meditrust Investment: The sum of Four Million Ten Thousand and 00/100 ($4,010,000.00).
Other Permitted Uses: To the e;ctent permitted under applicable Legal Requirements and under Insurance Requirements, and so long as the same do not detract in any material manner from the Primary Intended Use and do not occupy more than ten percent ( 1 O%) of the useable floor area of the building comprising the Facility, such uses as Lessee reasonably detennines are appropriate and incidental to the Primary Permitted Use.
Overdue Rate: On any date, a rate of interest per annum
equal to the greater of: (i) a variable rate of interest per annum equal to one hundred twenty percent ( 120"%) of the Prime Rate, or (ii) eighteen percent (18"%) per annum; provided, however, in no event shall the Overdue Rate be greater than the maximum rate then permitted under applicable law to be charged by Lessor.
PBGC: Pension Benefit Guaranty Corporation.
Permits: Collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditation, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements relating or affecting the Leased Property or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefo 'r, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor to any member of the Leasing Group, or rnaintained or used by any member of the Leasing Group, or entered into by.any member ofthe Leasing Group with any third Person with respect to the Leased Property.
l5
Permits Assignment: The Collateral Assignment of Permits, Licenses and Contracts of even date granted by Lessee to
Lessor.   Permitted Encumbrances: As defined in Section 10.
I. I 8.
Permitted Prior Securitv Interests: As defned in Section
6.1.2.
Person: Any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.
Plans and Specifications: As defined in Section 13.1.2. Primanr Intended Use: The use of the Facility as a mixed assisted and independent living facility with a total of71 units (ofwhich at all times at least 32 units will be assisted living units) and having 142 fully licensed beds or such additional number ofunits or beds as may hereafter be permitted under this Lease, and such ancillary uses as are permitted by law and may be necessary in connection therewith or incidental thereto.
Prime Rate: The variable rate of interest per annum from
time to time announced by the Reference Bank as its prime rate of interest and in the event that the Reference Bank no Ionger announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by
Lessor.
Principal Place of Business: As defined in Section 10.1.28.
Proceeds: As defined in the UCC.
Provider Agreements: All participation, provider and reimbursement agreements or arrangements, if any, now or hereafter in effect for the benefit of Lessee or any Sublessee in connection with the operation ofthe Facility relating to any right ofpayment or other claim arising out of or in connection with Lessee's or such Sublessee's participation in any Third Party Payor Program.
Purchaser: As defined in Section 11.5.
Receivables: Collectively, (i) all rights to payment for goods sold or leased or services rendered by Lessee or any other party, whether now in existence or arising from time to time hereafter and whether or not yet earned by performance, including, without limitation, obligations evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness, including Accounts and Proceeds, and (ii) a license to use such
l6
Instruments, Documents, Accounts, Proceeds, General Intangibles and Chattel Paper as are reasonably required for purposes ofexercising the rights set forth in (i) above. Reference Bank: Fleet Bank of Connecticut, N.A.
Related Leases: The Group Four Acquisition Facility Leases (as defined in the Agreement Regarding Related
Transactions), together with such other new leases
identified from time to time in the Agreement Regarding
Related Transactions.
Related Parties: Collectively, each Person that may now or hereafter be a party to any Related Party Agreement other than the Meditrust Entities.
 .    Related Partv Aareement: Any agreement, document or
instrument now or hereafter evidencing or securing any Related Party Obligation, including, without limitation, the Related Leases.
Related Partv Default: The occurrence ofa default or breach ofcondition continuing beyond the expiration of any applicable notice and grace periods, if any, under the terms of any Related Party Agreement.
Related Partv Obliaations: Collectively, all iizdebtedness, covenants, liabilities, obliaations, aareements and undertakings due to, or made for the benefit of, Lessor or any of the other Meditrust
Entities by Lessee or any other member ofthe Leasing Group
or any oftheir respective Affiliates in connection with any ofthe properties described in Exhibit F to the Aareement Regarding Related Transactions, as the same may be modified and amended from time to time; whether such indebtedness, covenants, liabilities, obligations, agreements and/or undertakinas are direct or indirect, absolute or continaent, liquidated or unliquidated, due or to become due, joint, several orjoint and several, primary or secondary, now existing or hereafter arising.
Rent: Collectively, the Base Rent, Additional Rent, the Additional Charges and all other sums payable under this Lease and the other Lease Documents.
Rent Adjustment Date: The first day ofany ofthe Extended
Terms.
Rent Adjustment Rate: 320 basis points over the Index.
Rent Insurance Proceeds: As defined in Section I3.8. Residenee Aareement: All contracts, agreements and consents etecuted by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assionments ofbenefits and guarantees.
l7
Third Partv Pavnrs: Collectively, Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third
Party Payor Programs:
UCC: The Uniform Commercial Code as in effect from time to
time in the State.
United States Treasury Securities: The uninsured treasury securities issued by the United States Federal Reserve Bank. Unsuitable For Its Primarv Intended Use: As used anywhere in this Lease, the term
"Unsuitable For Its Primary Intended Use" shall mean that,
by reason of Casualty, or a partial or temporary Taking by Condemnation, in the good faithjudgment of Lessor, the Facility cannot be operated on a commercially practicable basis for the Primary Intended Use, taking into account, among other relevant factors, the number of usable units or beds affected by such Casualty or partial or temporary Taking.
Unavoidable Delavs: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, govemmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an
obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control ofeither party hereto. Larade Rennvatinns: Repair and refurbishina other than normal janitorial, cleaning and maintenance activities.
Work: As defined in Section I 3.1.1.
Work Certifieates: As defmed in Section 1 i.l.4.
Working Capital Loan: As defined in Section 6.1.?.
Working Capital Stock Pledge: As defined in Section 16.1
(h).
2.2 Rules of Constructinn. The following rules
ofconstruction shall apply to the Lease and each ofthe other Lease Documents: (a) references to "herein", "hereof' and "hereunder" shall be deemed to refer to this Lease or the other applicable Lease Document, and shall not be limited to the particular text or section or subsection in which such words appear; (b) true use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require; (c) references to Lessor's attorneys shall be deemed to include, without limitation, special counsel and local counsel for Lessor;
(d) reference to attorneys' fees and expenses shall be
deemed to include all costs for administrative, paralegal
and other support staff and to exclude any fees arid e:cpenses of attorneys who are employees of an Affiliate of Lessor; (e) references to Leased Property shall be deemed to include references to all
19
r
ofthe Leased Property and references to any portion thereof; (references to the Lease Obligations shall be deemed to include references to all ofthe Lease Obligations arid references to any poition thereof; (g) references to the Obligations shall be deemed to include,reference to all ofthe Obligations and references to any portion thereof; (h) the terni "including", wheii following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not nonlimiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all of the items or matters that could reasonably fall within the broadest scope of the general statement; (i) any requirement that financial statements be Consolidated in foim shall apply only to such financial statements as relate to a period during any poition of which the relevant Person has one or more Subsidiaries; (j) all accounting terms not specifically defined in the Lease Documents shall be construed in accordance with GAAP and (k) all exhibits annexed to any ofthe Lease Documents as referenced therein shall be deemed incorporated in such Lease Document by such annexation and/or reference.
ARTICLE 3
RENT
3.1 Rent for Land. Leased Improvements. Related Rights and Fixtures. Lessee will pay to Lessor, in lawful money ofthe United States of America, at Lessor's address set foith herein or at such other place or to such other Person as Lessor from time to time may designate in writing, rent for the Leased Propeity, as follows.
3.1.1 Base Rent: From and after the Commencement Date,
Lessee shall pay to Lessor a base rent (the "Base Rent") per annum which is equal to THREE HUNDRED FIFTY THREE THOUSAND SIX HUNDRED EIGHTY TWO DOLLARS ($353,682) and that is payable in advance in equal, consecutive monthly
installments due on the first day of each calendar month, commencing on March 1,1998 ; provided, however, that on each Rent Adjustment Date, the Base Rent shall be adjusted to equal the greater of (i) the then current Base Rent or (ii) an amount equal to the Meditiust Investment multiplied by the Rent Adjustment Rate then in effect on such Rent Adjustment Date and further, provided, however, that on the Commencement Date, Lessee shall pay to Lessor the propoitionate share of the Base Rent due for the period from (and including) the Commencement Date through the end of the calendar month during which the Commencenient Date occurred.
3.1.2 Additional Rent: In addition to the Base Rent, Lessee shall also pay to Lessor additional rent (the "Additional Rent") in an amount equal to five percent (5%) of Excess Gross Revenues. Additional Rent shall accrue commencing on March 1, 2000 (the "Additional Rent Accrual Date") and shall be payable during the Term, quarterly in arrears, commencing on the first day of the first Fiscal Quaiter occurring following the
20
Additional Rent Accrual Date ("Additional Rent Commencement Date") and there shall be an annual reconciliation as provided in Sectioii 3.Z- tielow.3.2 Calculation and Pavment of Additional Rent: Annual Reconciliation.3.2.1 Officer's Certificate and Proration. Each quarterly payment of Additional Rent shall be delivered to Lessor, together with an Officer's Certificate setting forth the calculation thereof, within thirty (30) days after the end ofthe corresponding quarter. Additional Rent due for any portion of any calendar year shall be prorated accordingly.
3.2.2 Annual Statement. In addition, on or before the first day of April ofeach year following any calendar year for which Additional Rent is payable hereunder, Lessee shall deliver to Lessor an Officer's Certificate, reasonably acceptable to Lessor and certified by the chief financial officer of Lessee, setting forth the Gross Revenues for the immediately preceding calendar year.
-3.2.3 Defcits. Ifthe Additional Rent, as finally determined for any calendar year (or portion thereof, exceeds the sum ofthe quarterly payments of Additional Rent previously paid by Lessee with respect to said calendar year, within thirty
(30) days after such determination is required to be made hereunder, Lessee shall pay such deficit to Lessor and, if the deficit exceeds five percent (Sa%) of the Additional Rent- which was previously paid to Lessor with respect to said calendar year, then Lessee shall also pay Lessor interest on such deficit at the Overdue Rate from the date that such payment should have been made by Lessee to the date that Lessor receives such payment.
3.2.4 Overpayments. Ifthe Additional Rent, as fnally determined for any calendar year (or portion thereof, is less than the amount previously paid with respect thereto by Lessee, Lessee shall notify Lessor either (a) to pay to Lessee an amount equal to such difference or (b) to grant Lessee a credit against Additional Rent next coming due in the amount of such difference.
3.2.5 Final Determination. The obligation to pay Additional
Rent shall
survive the expiration or earlier termination of the Term
(as to Additional Rent payments that are due and payable prior to the expiration or earlier termination of the Term and during any periods that Lessee remains in possession of the Leased Property), and a final reconciliation, taking into account, among other relevant adjustments, any contractual allowances which related to Gross Revenues that accrued prior to the date of such expiration or earlier termination, but which have been determined to be not payable and. Lessee's good faith best estimate of the amount of any unresolved contractual allowances
,shall be made not later than two (2) years after said expiration or termination date. Within sixty (60) days after the expiration or earlier termination of the Term, Lessee shall
2l
advise Lessor of Lessee's best estimate of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.3.2.6 Best Efforts To Maximize. Lessee further covenants that the operation of the Facility shall be conducted in a manner consistent with the prevailing standards arid practices recognized in the assisted living industry as those customarily utilized by reputable business operations. Subject to any applicable Legal Requirements, the members of the Leasing Group shall use their best efforts to maximize the Facility's Gross Revenues.
3.3 Confirmation and Audit of Additional Rent.
3.3.1 Maintain Accounting Systems. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with usual and customary practices in the assisted living industiy and in accordance with GAAP which will accurately record all Gross Revenues. Lessee shall retain, for at least three (3) years after the expiration of each calendar year (and in any event until the final reconciliation described in Section 32 above has been made), adequate records conforming to such accounting system showing all Gross Revenues for such calendar year.
3.3.? Audit Bv Lessor. Lessor, at its own expense except as provided hereinbelow, shall have the right from time to time to have its accountants or representatives audit the information set forth in the Officer's Certificate referred to in Section 3.? and in connection with such audits, to examine Lessee's records wzth respect thereto (including supporting data, income tax and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or re5ulations.
3.3.3 Deficiencies and Overpavments. If anv such audit discloses a deficiency in the reporting of Gross Revenues, and either Lessee aarees with the result of such audit or the matter is compromised, Lessee shall forthwith pay to Lessor the amount ofthe deficiency in Additional Rent which would have been payable by it had.such deficiency in reporting Gross Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, calculated at the Overdue Rate, from the date when said payment should have been made by Lessee to the date that Lessor receives such payment. Notwithstanding anything to the contraiy herein, with respect to any audit that is commenced more than two
(2) years after the date Gross Revenues for any calendar
year are repoirted by Lessee to Lessor, the deficiency, if any, with respect to Additional Rent shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee (or any Affliate thereof. Ifany audit conducted for Lessor pursuant to the provisions hereof discloses that (a) the Gross Revenues actually received by Lessee for and calendar vear exceed those reported by
22
Lessee by more than five percent (5%), Lessee shall pay the reasonable cost of such audit and examination or (b) Lessee has overpaid Additional Rent, Lessor shall so notify -
Lessee and Lessee shall direct Lessor either (i) to refund the overpayment to Lessee:or (ii) grant a credit against Additional Rent next coming due in the amount ofsuch difference.
3.3.4 Survival. The obligations of Lessor and Lessee contained in this Section shall survive the expiration or earlier termination ofthis Lease.
3.4 Additional Charaes. Subject to the rights to contest as set forth in Article in addition to the Base Rent and Additional Rent, (a) Lessee will also pay and discharge as and when due and payable all Impositions, all amounts, liabilities and obligations under the Appurtenant Agreements and all other amounts, liabilities and obligations which Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and discharge everv fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment ofthe Additional Charges, as well as the Base Rent and Additional Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement ofthis Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to any other Person to whieh such Additional CharQes would otherwise be due.
3.5 Net Lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount ofthe installments of Base Rent, and the payments of Additional Rent and, if and to the extent payable to Lessor, Additional Charges throughout the Term.
3.6 No Lessee Termination or Offset.
3.6.1 No Termination. Except as may be otherwise
specifically and expressly provided in this Lease, Lessee,
to the extent not prohibited by applicable law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modifv, surreizder or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off aaainst the Rent. nor shall the respective obliQations of Lessor and Lessee be otherwise affected by reason of (a) any Casualty or any Takina of the Leased Property, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use ofthe Leased Property or the interference with such use by any Person (other than Lessor, except to the extent permitted hereunder) or by reason of eviction by paramount title; (c) any claim that Lessee has or might have against Lessor, (d) any default or breach of any warranty by Lessor or any of the other Meditrust Entities under this Lease, any other Lease Doc.ument or any Related Party Aoreement, (e) any bankruptcy, insolvency, reoraanization, composition,
readjustment,
23
the foregoing, other than a. discharge of Lessee from any of this Lease Obligations as a matter of law.
3.6.2 Waiver. Lessee to the fullest extent not prohibited by applicable law, hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (a) modify, surrender or terminate this Lease or quit or surrender the Leased Property or (b) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically and expressly provided in this Lease.
3.6.3 Independent Covenants. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions ofthis Lease or (except in those instances where the obligation to pay expressly survives the termination ofthis Lease) by termination ofthis Lease other than by reason of an Event of Default.
3.7 Abatement of Rent Limited. There shall be no abatement
of Rent on account of any Casualty, Taking or other event, except that (a) in the event of a partial Taking or a temporary Taking as described in Section 14.3, the Base Rent shall be abated as follows: (i) in the case of such a partial Taking, the Meditrust Investment shall be reduced
for the purposes of calculating Base Rent pursuant to
Section 3.1 by subtracting therefrom, as applicable, the net amount ofthe Award received by Lessor, and (ii) in the case ofsuch a temporary Taking, by reducing the Base Rent for the period of such a temporary Taking, by the net amount of the Award received by Lessor and (b) in the event of a Casualty, the Base Rent shall be abated as follows: the Meditrust Investment shall be reduced for the purposes of calculating Base Rent pursuant to Section 3.1 by subtracting therefrom, as applicable, the net amount of the insurance proceeds.
For the purposes ofthis Section 3.7, the "net amount ofthe Award received by Lessor" shall mean the Award paid to
Lessor or Lessor's mortgagee on account of such Taking,
minus all costs and expenses incurred by Lessor in
connection therewith, and minus any amounts paid to or for the account of Lessee to reimburse for the costs and expenses of reconstructing the Facility following such
Taking in order to create a viable and functional Facility under all of the circumstances ("Net Award Amount") and the "net amount of the insurance proceeds" shall mean the insurance proceeds paid to Lessor or Lessor's mortgagee on account of such Casualty, minus all costs and expenses incurred by Lessor in connection therewith and minus any amounts paid to or for the account of Lessee to reimburse for the costs and expenses of reconstructing the Facility following such Casualty in order to create a viable and functional Facility under all of the circumstances ("Net Proceeds Amount").
24
         NORMAL.STYIBMGRAPH  3.8 Leasino Commitment
Fee: The Lessee shall pay to the Lessor the Leasing Commitment Fee simultaneously with the execution of this Lease; provided, however, that, at the Lessor's option, the Leasing Commitment Fee shall be held in an escrow account- estatilish_ ed with a Person designated by the Lessor pursuant to an escrow arrangerrient satisfactory to the Lessor, with interest thereon benefiting the Lessor. If the Lessor exercises its option to require that the Leasing Committee Fee be held in such an escrow account (a) the Leasing Commitment Fee shall be disbursed from said escrow account only upon the joint instructions of the Lessee and the Lessor (which instructions from the Lessee shall be immediately given upon the request ofthe Lessor) and in no event shall the Leasing Commitment Fee be disbursed therefrom, in whole or in part, unless and until so requested by the Lessor and (b) the Lessor shall bear the risk of loss of or misappropriation of the Leasing
Commitment Fee by such escrow agent.
ARTICLE 4
IMPOSITIONS: TAXES; UTILITIES:
INSURANCE PAYMENTS
4.1 Payment of Impositions.
4.1.1 Lessee To Pav. Subject to the provisions of Article
15, Lessee will pay or cause to be paid all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authority where feasible, and Lessee will promptly furnish Lessor copies of official receipts or other satisfactory proof evidencing payment not later than the last day on which the same may be paid without penalty or interest. Subject to the provisions of Article 15 and Section 4.1.2, Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof.
4.1.2 Installment Elections. Ifany such Imposition may, at the option ofthe taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Lessee's right to contest pursuant to the provisions of
Section 4.1.5 below) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.
4.1.3 Returns and Reports. Lessor; at its expense, shall, to the extent
permitted by applicable law, prepare and file all tax
returns and reports as may be required by Govemmental Authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes.on its capital stock, and Lessee, at its expense, shall, to the extent permitted
by applicable law.s and regulations, prepare and file all
other tax returns
25
and reports in respect ofany Imposition as may be required
by Governmental Authorities. Lessor and Lessee shall, upon request ofthe other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event that any Govermentalized Authoizty classifies any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in suchjurisdictions where it may legally so fle. Lessor, to the extent it possesses the same, and
Lessee, to the extent it possesses the same, will provide
the other party, upon request, with cost and depreciation records necessary for filing returns for any portion of Leased Property so classified as personal property. Where Lessor is legally required to file personal property tax returns, if Lessee notifies Lessor ofthe obligation to do so in each year at least thirty (30) days prior to the date any protest must be fled, Lessee will be provided with copies ofassessment notices so as to enable Lessee to file a protest.
4.1.4 Refunds. Ifno Lease Default shall have occurred and be continuing, any refund due from any taxing authority in respect ofany Imposition paid by Lessee shall be paid over to or retained by Lessee. If a Lease Default shall have occurred and be continuing, at Lessor s option, such funds shall be paid over to Lessor and/or retained by Lessor and applied toward Lease Obligations which relate to the Leased Property in accordance with the Lease Documents.
4.1. Protest. Upon eiving notice to Lessor, at Lessee's option and sole cost and expense, and subject to compliance with the provisions of Article 15, Lessee may contest, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of any Imposition and Lessor, at Lessee's cost and expense as aforesaid, shall fully cooperate in a reasonable manner with Lessee in connection with such protest, appeal or other action.
42 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which I.essor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.
4.3 Adjustment of Impositions. Impositions imposed in
respect ofthe period during which the expiration or earlier termination ofthe Term occurs shall be adjusted and prorated between Lessor and Lessee, whether or not such Impositions are imposed before or after such expiration or termination, and Lessee's obligation to pay its prorated share thereof shall survive such expiration or termination.
4.4 Utilitv Charaes. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, cable television and other utilities used in the Leased Property during the Term and thereafter until Lessee suirenders the Leased Property in the manner required by this Lease.
26
Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 12 during the Term, and -_ thereafter until Lessee yields up the Leased Property in the manner required by this Lease. = All such premiums shall be paid annually in advance and Lessee shall furnish Lessor with evidence satisfactory to Lessor that all such premiums have been so paid prior to the commencement of the Term and thereafter at least thirty ( i0) days prior to the due date of each premium which thereafter becomes due.
Notwithstanding the foregoing, Lessee may pay such insurance premiums to the insurer in monthly installments so long as the applicable insurer is contractually obligated to give Lessor not less than a sixty (60) days notice of non-payment and so long as no Lease Default has occurred and is continuing. In the event ofthe failure of Lessee either to comply with the insurance requirements in Article 12, or to pay the premiums for such insurance, or to deliver such policies or certificates thereof to Lessor at the times required hereunder, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be a demand obligation of Lessee to Lessor.
4.6 Deposits.
4.6.1 Lessor's Option. At the option of Lessor upon the occurrence ofan event or circumstance which, with the giving of notice and/or the passage of time, would constitute a Lease Default, which may be exercised at any time thereafter, Lessee shall, upon written request of Lessor, on the first day on the calendar month immediately following such request, and on the first day of each calendar month thereafter during the Term (each of which dates is referred to as a "Monthly Deposit Date"), pay to and deposit with Lessor a sum equal to one-twelfth (1/1?th) ofthe Impositions to be levied, charged, filed, assessed or imposed upon or against the Leased Property within one (1) year after said Monthly Deposit Date and a sum equal to one-twelfth (1/l2th) ofthe premiums for the insurance policies required pursuant to Article 12 which are payable within one ( 1 ) year after said Monthly Deposit Date. Ifthe amount ofthe Impositions to be levied, charged, assessed or imposed or insurance premiums to be paid within the ensuing one (1) year period shall not be fixed upon any Monthly Deposit Date, such amount for the purpose of computing the deposit to be made
by Lessee hereunder shall be estimated by Lessor based upon the most recent available information concerning said Impositions wiih an appropriate adjustment to be promptly made between Lessor and Lessee as soon as such amount becomes determinable. In addition, Lessor may, at its
option, from time to time require that any particular
deposit be greater than one-twelfth (I/l2th) ofthe estimated amount payable within one ( 1 ) year after said Monthly Deposit Date, if such additional deposit is required in order to provide to Lessor a sufficient fund from which to make payment of all Impositions on or before the next due date of any installment thereof, or to make payment of any required insurance premiums not later than the due date thereof.
4:6.2 Use of Deposits. The sums deposited by Lessee under this Section 4.6 shall be held by Lessor and shall be applied in payment of the Impositions or insurance
27
premiums, as the case may be, when due. Any such deposits
may be commingled with other assets of Lessor, and shall be deposited by Lessor at such bank as lessor may, from time to time select, and, provided that Lessor has invested such deposits in one or-more of the investment vehicles described on SCHEDULE 4.fi.2 attached hereto and
incorporated by reference, Lessor shall not be liable to Lessee or any other Person (a) based on Lessor's (or such bank's) choice ofinvestment vehicles, (b) for any consequent loss ofprincipal or interest or (c) for any unavailability of funds based on such choice of investment. Furthermore, Lessor shall bear no responsibilitv for the financial condition of, nor any act or omission by, Lessor's depositorv bank. The income from such investment or interest on such deposit shall be paid to Lessee on a semi-annual basis as long as no Lease Default has occurred and is then continuing, and as long as no fact or circumstance etists which, with the giving of notice and/or the passage of time, would constitute a Lease Default. Lessee shall give not less than ten (10) days prior written notice to Lessor in each instance when an Imposition or insurance premium is due, specifying the Imposition or premium to be paid and the amount thereof, the place ofpayment, and the last day on which the same may be paid in order to comply with the requirements of this Lease. If Lessor, in violation of its obligations under this Lease, does not pay any Imposition or insurance prerriium when due, for which a sufficient deposit exists, Lessee shall not be in default hereunder by virtue ofthe failure of Lessor to pay such Imposition or such insurarice premium and Lessor shall pay any interest or fine assessed by virtue of Lessor's failure to pay such
Imposition or insurance premium.
4.6.3 Deficits. If for any reason anv deposit held by Lessor under this Section 4.6 shall not be sufficient to pay an Imposition or insurance premium within the time specified therefor in this Lease, then, within ten (10) days after demand by Lessor, Lessee shall deposit an additional amount with Lessor, increasing the deposit held by Lessor so that Lessor holds sufficient funds to pay such Imposition or premium in full (or in installments as otherwise provided for herein), toaether with any penalty or interest due thereon. Lessor may change its estimate of any Imposition or insurance premium for any period on the basis of a change in an assessment or taY rate or on the basis of a prior miscalculation or for any other good faith reason: in which event, within ten (10) days after demand by Lessor, Lessee shall deposit with Lessor the amount in excess of the sums previously deposited with Lessor for the applicable period which would theretofore llave been payable under the revised estimate.
4.6.4 Other Properties. Ifany Imposition shall be levied,
charged, filed,
assessed, or imposed upon or against the Leased Property,
and if such lmposition shall also be a levy, charge, assessment, or imposition upon or for any other real or personal property that does not constitute a part of the Leased Propertv but for which a lie-n exists
P    P
or can exist on the Leased Pro ertv, then, at Lessor s reasonable discretion, the computation ofthe amounts to be deposited under this Section 4.6 shall be based upon the entire amount of such Imposition and Lessee shall not have the right to apportion any deposit with respect to such lmposition.
28
Intended Use, and such Tangible Personal Property and replacements thereof, shall be at all times the property of
Lessee.   5.2.2 S.ufficient Personal Propertv. Lessee shall
maintain, during the erttire Term, the Tangible Personal Property and Lessor's Personal Property in good order and repair and shall provide at its expense all necessary replacements thereof, as may be necessary in order to operate the Facility in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use and, if applicable, Other Permitted Uses. In addition, Lessee shall furnish all necessary replacements of such obsolete items ofthe Tangible Personal Property and Lessor's Personal Property during the Term as are necessary to enable the operation ofthe Facility in accordance with the requirements of this Lease for the Primary Intended Use.
52.3 Removal and Replacement; Lessor's Option to Purchase. Lessee shall not remove from the Leased Property any one or more items of Tangible Personal Property or Lessor's
Personal Propezty (whether now owned or hereafter acquired), the fair riiarket value of which exceeds [TWENTY-FIVE THOUSAND DOLLARS (25,000), individually or ONE HUNDRED THOUSAND DOLLARS ($100,000.00)) collectively, ifsuch
Tangible Personal Property or Lessor's Personal Property is necessary to enable the operation ofthe Facility in accordance with the requirements of this Lease for the Primary Intended Use. At its sole cost and expense, Lessee shall restore the Leased Property to the condition required by Article 8, including repair of all damage to the Leased Property caused by the removal ofthe Tangible Personal Property or Lessor's Personal Property, whether effected by Lessee or Lessor. Upon the expiration or earlier termination of this Lease, Lessor shall have the option, which may be exercised by giving notice thereofwithin twenty (?0) days prior to such expiration or termination, of (a) acquiring the Tangible Personal Property (pursuant to a bill of sale and assign.tnents of any equipment leases, all in such forms as- are reasonably satisfactory to Lessor) upon payrnent of its fair market value or (b) requiring Lessee to remove the Tangible Personal Property. If Lessor exercises its option to purchase the Tangible Personal Property, the price to be paid by Lessor shall be (i) reduced by the amount of all payments due on any equipment leases or any otlzer Permitted Prior Security Interests assumed by Lessor and (ii) applied to the Lease Obligations before any payment to Lessee. If Lessor requires the removal of the Tanaible Personal Property, then all of the Tangible Personal Property that is not removed by Lessee within ten (10) days following such request shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or othenvise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to
account therefor.
30
ARTICLE fi
SECURITY FOR LEASE OBLIGATIONS
6.1 Securitv for Lessee's Obligations; Permitted Prior
Securitv Interests.
6.1.1 Secnritv. In order to secure the payment and performance ofall ofthe Obligations, Lessee agrees to provide or cause there to be provided the following
security:.
(a) a first lien and exclusive security interest in the Collateral, as more particularly provided for in the
Security Agreement;
(b) the Cash Collateral.
(c) a first lien and exclusive pledge and assignment of, and security interest in, all Permits and Contracts, as more particularly provided for in the Collateral Assignment of Permits and Contracts; and
(d) in the event that, at any time during the Term, Lessee holds the fee title to or a leasehold interest in any real property and/or personal property which is used as an inteoral part ofthe operation ofthe Leased Property (but is not subject to this Lease), Lessee shall (i) provide Lessor with prior notice of such acquisition and (ii) shall take such actions and enter into such agreements as Lessor shall reasonably request in order to grant Lessor a first priority mortgage or other security interest in such real property and personal property, subject only to the Permitted Encumbrances and other Liens reasonably acceptable to
Lessor. Without limiting the foregoina, it is acknowledged and a5reed that all revenues generated from the operation of such additional real property shall be irlcluded in the determination of Gross Revenues (subject to such adjustments as agreed upon hereunder).
Notwithstanding the foregoing, Lessor shall subordinate its security interest in Receivables to a prior security interest to secure a working capital line as provided in
Section 6.1.3.
In addition to the foregoing, Guarantor shall provide the following to secure the Obliaations and the obliaations under the Guaranty of Lease Obligations:
(a) a first lien on and security interest in substantially all of its assets related to the Leased Property; and
31
(b) a first lien and exclusive pledge and assignment of, and security interest in, all Permits and Contracts, as mbre particularly provided- for iri.aCollateral Assignment of Permits and Contracts froizi Guarantor to- Lessor.-.
6.1.2 Purchase-Monev Securitv Interests and Equipment
Leases. Notwithstanding any other provision hereof
regarding the creation of Liens, Lessee may (a) grant priority purchase money security interests in items of Tangible Personal Property, (b) lease Tangible Personal Property from equipment lessors as long as: (i) the aggregate value ofsuch Tangible Personal Property shall not exceed TWO HUNDRED THOUSAND DOLLARS (200,000) or (ii) (A)
the secured party or equipment lessor enters into an intercreditor agreement with, and satisfactory to, Lessor, pursuant to which, without limiting the foregoing, (1)
Lessor shall be afforded the option of curing defaults and the option of succeeding to the rights of Lessee and (2) Lessor's security interest in Tangible Personal Property shall be subordinated to the security interest granted to such secured party, (B) all of the terms, conditions and provisions of the financing, security interest or lease are reasonably acceptable to Lessor, (C) Lessee provides a true and complete copy, as executed, ofeach such purchase money security agreement, financing document and equipment lease and all amendments thereto and (D) no such security interest, financing agreement or lease is cross-defaulted or crosscollateralized with any other obligation. Security interests granted by Lessee in full compliance with the provisions ofthis Section 6.1.? are referred to as
"Permitted Prior Security Interests".
6.1.3 Receivables Financina. Notwithstanding any other provision hereofregarding the creation of Liens, Lessee shall also be permitted to grant a prior security interest
in Receivables (with the Lessor retaining a junior security interest therein) to an institutional lender which is providing a working capital line ofcredit (a "Working
Capital Loan") for the exclusive use of Guarantor, Lessee
and Affiliates of Lessee as long as such Lender enters into an intercreditor agreement with, and satisfactory to, Lessor pursuant to which, without limiting the foregoing, (1)
Lessor shall be provided with notice with respect to
defaults under the Working Capital Loan simultaneously with the delivery of such notice to Lessee and shall be afforded the option of curing defaults thereunder, (2) such lender s use of Instruments, Documents. General Intangibles and Chattel Paper shall be limited to a license only for the purpose of collecting Receivables and (3) the subordination of Lessor's interest in the Receivables shall be of no force and effect and Lessor's first priority security interest shall be reinstated from and after the occurrence of an
Event of Default if., upon or following such Event of Default, Lessor either exercises any of its remedies set forth in Airticle I 6 or Lessor notifies in writina such lender of Lessor's intention to invoke its right to reinstate its first
b
priority security interest in the Receivables.
32
6.2 Guaranrr. All ofthe Lease Obligations shall be unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guaranty of Lease Obligations. -
ARTICLE 7
CONDITION AND USE OF LEASED PROPERTY;
MANAGEMENT AGREEMENTS
7.1 Condition of the Leased Propertv. Lessee acknowledges that Lessee has caused the Leased Property to be sold to Lessor and has concunently entered into this Lease. Lessee acknowledges receipt and delivery ofpossession ofthe Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "AS-IS" in its present condition. Lessee waives any claim or action against Lessor in respect ofthe condition of the Leased Property. LESSOR MAKES NO WARRANTY
OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, EITHER AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN OR CONDITION OR OTHERWISE, OR AS TO DEFECTS IN THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT; IT BEING AGREED THAT ALL RISKS RELATING TO THE DESIGN, CONDITION AND%O.R USE OF THE LEASED PROPERTY ARE TO BE BORNE BY LESSEE. LESSEE HEREBY ASSUMES
ALL RISK OF THE PHYSICAL CONDITION OF THE LEASED PROPERTY, THE SUITABILITY OF THE LEASED PROPERTY FOR LESSEE'S
PURPOSES, AND THE COMPLIANCE OR NON-COvIPLIANCE OF THE
LEASED PROPERTY WITH ALL APPLICABLE REQUIREMENT ITS OF LAW, INCLUDING BUT NOTIS LIMITED TO ENVIRONMENTAL LAWS AND
ZONING OR LAND USE LAl VS.
Upon the request of Lessor, at any time and from time to
time during the Term, Lessee shall engage orie (1) or more independent professional consultants, engineers and inspectors, qualified to do business in the State and acceptable to Lessor to perform any environmental and/or structural investigations and/or other inspections ofthe Leased Property and the Facility as Lessor may reasonablv request in order to detect (a) any structural deficiencies in the Leased Improvements or the utilities servicina the Leased Property or (b) the presence of any condition that
(i) may be harmful or present a health hazard to the residents and other occupants of the Leased Property or (ii) constitutes a breach or violation ofany ofthe Lease Documents. In the event that Lessor reasonably determines that the results of such testing or inspections are unsatisfactory, within thirty ( i0) days of notice from - Lessor, Lessee shall commence such appropriate remedial actions as may be reasonably requested by Lessor to correct such unsatisfactory conditions and, thereafter, shall diligently and continuously prosecute such remedial actions to completion within the time limits prescribed in this
Lease or the other Lease Documents.
33
7.2 Use ofthe Leased Propertv; Compliance; Management.
7.2.1 Obligation to Operate. Lessee shall continuously operate-the Leased Property in accordance with the Primary Intended Use and the Other Permitted Uses and maintain its qualifications for licensure and accreditation as required by all applicable Legal Requirements.
7.2.2 Permitted Uses. During the entire Term, Lessee shall use the Leased Property, or permit the Leased Property to be used, only for the Primary Intended Use and, if applicable, the Other Permitted Uses. Lessee shall not use the Leased Property or permit the Leased Property to be used for any other use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.
7.2.3 Compliance With Insurance Requirements. No use shall
be made or permitted to be made of the Leased Property and
no acts shall be done which will cause the cancellation of any insurance policy coverilzg the Leased Property, nor shall Lessee, any Manager or any other Person sell or otherwise provide to residents,. other occupants or invitees therein, or permit to be kept, used or sold in or about the Leased Property, any article which may be prohibited by any ofthe Insurance Requirements. Furthermore, Lessee shall, at its sole cost and expense, take whatever other actions that may be necessarv to comply with and to insure that the
Leased Property complies with all Insurance Requirements.
7.2.4 No Waste. Lessee shall not commit or suffer to be committed any waste on, in or under the Leased Property, nor shall Lessee cause or permit any nuisance thereon.
7.2. No Impairment. Lessee shall neither permit nor
knowingly suffer the Leased Property to be used in such a manner as (a) might reasonably tend to impair Lessor's title thereto or (b) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public or of implied dedication ofthe Leased Property.
7.?.6 l\To Liens. Except as permitted pursuant to Section 6.1.?, Lessee shall not permit or suffer any Lien to exist on the Tangible Personal Property and shall in no event cause, permit or suffer any Lien to exist with respect to the I,eased Property other than as set forth in Section
11.5.2.
7.3 Compliance with Legal Requirements. Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose and that Lessee, at its sole cost and expense, will promptly (a) comply with, and shall cause every other member ofthe Leasing Group to comply with, all applicable Leaal Requirements relating.to the use, operation, maintenance, repair and restoration of the Leased Propertv, whether or not compliance therewith shall require structural change in any ofthe Leased Propertv or interfere with the use and
34
enjoyment ofthe Leased Property and (b) procure, maintain
and comply with (in all material respects), and shall cause every other member of the Leasirlg Crroup to procure maintain arl comply with (in all material respects), all Contracts and Permits necessary or desirable in order to operate the Leased Property for the Primary Intended Use and/or, if applicable, Other Peririzted Uses, and for compliance with all of the terms and conditions of this Lease. Unless a Lease DeEault has occurred or any event has occurred which, with the passage oftime and/or the giving of notice would constitute a Lease Default, Lessee may, upon prior written notice to Lessor, contest any Legal
Requirement to the extent permitted by, and in accordance
with, Article I below.
7.4 Management Agreements. Throughout the Term, Lessee shall not enter into any Ivlanagement Agreement without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld. Lessee shall not, without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld, agree to or allow: (a) any change in the Manager or change in the ownership or control of the Manager, (b) the termination of any Management Agreement (other than in connection with the exercise by Lessee of any of its remedies under the Management Agreement as a result of any default by the Manager thereunder), (c) any assignment by the Manager of its interest under the Management Agreement
or (d) any material amendment of the Management Agreement.
In addition, Lessee shall, at its sole cost and expense, promptly and fully perform or cause to be performed every covenant, condition, promise and obligation of the licensed operator of the Leased Property under any Management
Agreement.    Each Management Aareement shall provide
that Lessor shall be provided notice of any defaults thereunder and, at Lessor's option, an opportunity to cure such default. Lessee shall furnish to Lessor, within three days after receipt thereof, or after the mailing or service thereof by Lessee, as the case may be, a copy of
each notice of default which Lessee shall aive to, or
receive from any Person, based upon the occurrence, or alleged occurrence, of any default in the performance ofany covenant, condition, promise or obligation under any Manaaement Agreement.
Whenever and as often as Lessee shall fail to perform, promptly and fully, at its sole cost and expense, any covenant, condition, promise or obligation on the part ofthe licensed operator of the Leased Property under and pursuant to any Management Aareement, Lessor, or a lawfully
appoin.ted receiver ofthe Leased Property, may, at their respective options (and without any obliaation to do so), after five (5) days' prior notice to Lessee (except in the case of an emeraency) enter upon the Leased Property and perform, or cause to be performed, such work, labor, sen.ices, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obliaation,
and.any amount so paid or advanced by Lessor or such
receiver and all costs and etpenses reasonably incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obliaation of Lessee to Lessor or such receiver, and Lessor shall have
35.
the same rights and remedies
for failure to pay such costs on demand as for Lessee's failure to pay any other sums due hereunder.
7.5. Participation in Third Partv Pavor Proarams. No provision ofthis Lease shall be deemed to require Lessee to commence participation in any Third Party Payor Program or any vlanaged Care Plan.
ARTICLE 8
REPAIRS; RESTRICTIONS
8.1 Maintenance and Repair.
8.1.1 Lessee's Responsibility. Lessee, at its sole cost and expense, shall keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto which are under Lessee's control in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property or such private roadways, sidewalks and curbs or any other cause whatsoever other than Lessor's gross negligence or willful misconduct) and, subject to Articles
9, I  and 14, Lessee shall promptly, with the exercise of
all reasonable efforts, undertake and diligently complete
all necessary and appropriate repairs, replacements, renovations, restorations, alterations and modifcations thereof of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition (concealed or otherwise) existing prior to
the commencement of, or during, the Term and thereafter
until Lessee surrenders the Leased Property in the manner required by this Lease. In addition, Lessee, at its sole cost and expense, shall make all repairs, modifications, replacements, renovations and alterations of the Leased Property (and such private roadways, sidewalks and curbs) that are necessary to comply with all applicable Legal Requirements and Insurance Requirements so that the Leased Property can be legally operated for the Primary Intended
Use and, if applicable, the Other Permitted Uses. All repairs, replacements, renovations, alterations, and modifications required by the terms of this Section 8. I shall be (a) performed in a good and workmanlike manner in compliance with all applicable Legal Requirements, Insurance Requirements and the requirements of Article 9 hereof, using new materials well suited for their intended purpose and (b) consistent with the operation of the Facility in a reputable manner. Lessee will not take or omit to take any action the taking or omission ofwhich might materially impair the value or the usefulness of the Leased Property for the Primary Intended Use and, if applicable, the Other Permitted Uses.
To the extent that any of the repairs, replacements, renovations, alterations or modifications required by the terms ofthis Section 8.I constitute Material Structural
Work, Lessee shall obtain Lessor's prior written approval (which approval shall not be unreasonably withheld) ofthe specific repairs, replacements, renovations, alterations and modifications to be performed bv or on behalf of Lessee in
36
connection with such Nlaterial Structural Work. Notwithstanding the foregoing, in the event of a bona fide emergency during which Lessee is unable to contact 2he appropriate representatives of Lessor, Lessee may commence such Material Structural Work as :rnay be necessary in order to address such emergency without Lessor's prior approval, provided, however, that Lessee shall immediately thereafter advise Lessor ofsuch emergency and the nature and scope ofthe Material Structural Work commenced and shall obtain Lessor's approval ofthe remaining Material Structural Work to be completed.
8.12 No Lessor Obligation. Lessor shall not, under any circumstances, be required to build or rebuild any improvements on the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), or to
make any repairs, replacements, renovations, alterations, restorations, modifications, or renewals ofany nature or description to the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto), whether ordinary or extraordinarv, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property (or any private roadways, sidewalks or curbs appurtenant thereto) in any way.
8.1.3 Lessee NIav Not Obliaate Lessor. Nothing contained herein nor arly action or inaction by Lessor shall be construed as (a) constituting the consent or request of Lessor, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services for any construction, alteration, addition, repair or demolition ofor to the
Leased Property or (b) except as otherwise provided in this Lease, giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the fumishina of any materials or other property in such fashion as would permit the making of any claim against Lessor for the payment thereof or to make any agreement that may create, or in any way be the basis for, any right, title or interest in, or Lien or claim against, the estate of Lessor in the Leased Property. Without limiting the generality of the foregoing and except as otherwise provided in this Lease, the right title and interest of Lessor in and to the Leased Property shall not be subject to liens or encumbrances for the performance of any labor or services or the fumishing of any materials or other property fumished to the Leased Property at or bv the request of Lessee or any other Person other than Lessor. Lessee shall notifv any contractor, subcontractor, laborer, materialman or vendor providing any labor, services or materials to the Leased Property ofthis provision.
8.? Encroachments; Title Restrictions. Ifany ofthe Leased Improvements shall, at any time, encroach upon any property, street or rioht-of way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other Lien now or hereafter affecting the Leased Property, or shall impair the rights ofothers under any easement, right-of way or other Lien to which the Leased Propertv is now or hereafter subject. then promptlv upon the request of Lessor, Lessee shall, at its sole cost and eYpense, subject to Lessee's riaht to contest the etistence ofany encroachment, violation or impairment as set forth
37
in Article 15, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment or
(li.) iziake such, alterations to the Leased Improvements, and take such other actions, as Lessee in-the good faith e:cercise of its judgment deems reasonably practicable, to remove sucli encroachment, or to such violation or impairment, including, ifnecessary, the alteration ofany ofthe Leased Improvements. Notwithstanding the foregoing, Lessee shall, in any event, take all such actions as may be reasonably necessary in order to be able to continue the operation ofthe Leased Improvements for the Primary Intended Use and, if applicable, the Other Permitted Uses substantially in the manner and to the extent that the
Leased Improvements were operated prior to the assertion of such encroachment, violation or impairment and nothing contained herein shall limit Lessee's obligations to operate the Leased Property in accordance with its Primary Intended Use. Any such alteration made pursuant to the terms ofthis
Section 8.2 shall be completed in conformity with the applicable requirements of Section 8.1 and Article 9. Lessee's obligations under this Section 8.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance. If and to the extent any obligation ofan insurer under any policy oftitle or other insurance exists and
Lessee has incurred costs and expenses with respect to the subject matter of such obligation and provided Lessor is reasonably satisfied with the resolution ofsuch subject matter, at the request of Lessee, Lessor, at Lessor's option, shall either assign to Lessee any right it may have to proceed against such insurer or remit to Lessee any amount which Lessor recovers from such insurer, minus any amounts needed to reimburse Lessor for its reasonable costs and expenses, for the costs and expenses incurred by Lessee in reconstructing the Facility or taking such other action reasonably required in order to create a viable and
functional Facility under all of the circumstances.    .
ARTICLE 9
MATERIAL STRUCTURAL WORK AND
CAPITAL ADDITIONS
9.1 Lessor's Approval. Without the prior written consent of Lessor, which consent may be withheld by Lessor, in its sole and absolute discretion, Lessee shall make no Capital Addition or Material Structural Work to the Leased Property (including, without limitation, any change in the size or unit capacity of the Facilitv), except as may be otherwise expressly required pursuant to Article 8.
9.2 General Provisions as to Capital Additions and Certain Material Structural Work. As to any Capital Addition or Material.Structural Work (other than such Material
Structural Work that is required to be performed pursuant to the terms of Section 8.1 ) for which Lessor has granted its prior written approval, the following terms and conditions shall apply unless otherwise expressly set forth in
Lessor's written approval.
38
9.2.1. No Liens. Lessee shall not be permitted to create any Lien on the Leased Property in connection with any Capital Addition or Material Structural Work (including, without limitation, Liens relating to the provision of financirig for a Capital- Addition) other than Liens expressly
permitted by the terms and provisions ofthis Lease
Agreement.
9.2.2 Lessee's Pro osal Re ardin Ca ital Additions and Material Structural Work. If Lessee desires to undertake any Capital Addition or Material Structural Work, Lessee shall submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition or Material Structural Work and shall provide to Lessor copies of, or information regarding, the applicable plans and specifications, Permits, Contracts and any other materials concerning the proposed Capital Addition or Material Structural Work, as the case may be, as Lessor may reasonably request. Without limiting the generality ofthe foregoing, each such proposal pertaining to any Capital Addition shall indicate the approximate projected cost of constructing such Capital Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Gross Revenues that Lessee anticipates will result from the construction of such Capital Addition.
9.2.3 Lessor's O tions Regarding Capital Additions and Material Structural Work. Lessor shall have the options of:
(a) denying permission for the coizstruction of the applicable Capital Addition or Material Structural Work, (b) offering to finance the construction of the Capital Addition pursuant to Section 9.3 on such terms as may be specified by Lessor, including the terms of any amendment to this Lease, including, without limitation, an increase in Base Rent based on Lessor's then existing terms and prevailing conditions to compensate Lessor for the additional funds advanced by it, (c) allowing Lessee to separately pay for or fnance the construction of the Capital Addition, subject to compliance with the terms and conditions of Section 9.?.l,
Section 9.4, Section 13.1.3, all applicable Legal Requirements, all other requirements ofthis Lease and to such other terms and conditions as Lessor may in its discretion reasonably impose or (d) any combination of the foregoing. Unless Lessor notifies Lessee in writing of a contrary election within thirty (30) days of Lessee's request or unless Lessor is required to consent thereto pursuant to this Section, Lessor shall be deemed to have denied the request for the Capital Addition or Material Structural Work. In the event and to the extent Lessor has granted permission for the construction of the applicable Capital Addition or Material Structural Work and (r) Lessor has not offered to finance the construction ofthe same or
(y) Lessee declines to accept the financing offered by Lessor, Lessee may separately finance such construction, subject to the limitation on Liens set forth in Section 9.?.1, or pay for such construction itself. In the event Lessee declines to accept the financinc offered by Lessor or if Lessor has not offered such financing to Lessee and proposes to obtainina financing from another Person, Lessee shall inform Lessor- in writina of the terms and conditions of such financina and shall provide Lessor with a copy of a commitment letter evidencina the same and Lessor may, by givina notice
39
thereofto Lessee within twenty (20) days following being so informed, elect to provide financing to Lessee at the effective rate of interest as such financing. Lessor shal-1 noI unreasonably withhold its permission for the construction of Material Structural Work which is necessary to protect the safety or welfare of residents of the Facility.
92.4 Lessor Nlav Elect to Finance Capital Additions. If Lessor elects to offer financing for the proposed Capital Addition and Lessee accepts Lessor's financing proposal, the prpvisions of Section 9.3 shall apply.
9.3 Capital Additions Financed bv Lessor.
9.3.1 Advances. All advances offunds for any such financing shall be made in accordance with Lessor's then standard construction loan requirements and procedures, which may include, without limitation, the requirements and procedures applicable to Work under Sections 13.1.3 and 13.1.4.
9.3.2 Lessor's General Requirements. If Lessor agrees to fnance the proposed Capital Addition and Lessee accepts Lessor's proposal therefor, in addition to all other items which Lessor or any applicable Financing Party may reasonably require, Lessee shall provide to Lessor the
followinD:
(a) prior to any advance of fiznds, (i) any information; opinions, . certifcates, Permits or documents reasonably requested by Lessor or any applicable Financina Party which are necessarv to confirm that Lessee is reasonably eYpected to be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use and/or, if applicable, the Other Permitted Uses and (ii) evidence satisfactory to Lessor and-any applicable Financing Paity that all Permits required for the construction and use of the Capital Addition have been received, are in full force and effect and are not subject to appeal, e;ccept only for those Permits which cannot in the normal course be obtained prior to commencement or completion of the construction; nrovided, that Lessor and any applicable Financing Party are furnished with reasonable evidence that the same is reasonably e;cpected to be available in the normal course ofbusiness without unusual condition;
(b) prior to any advance of funds, an Officer's Certificate
and, if
'    a
requested, a certifcate from Lessee s architect, settin5 forth in reasonable detail the projected (or actual, ifavailable) Capital Addition Cost;
(c) bills of sale, instruments of transfer and other documents required by Lessor so as to vest title to the Capital Addition in Lessor free and clear of all Liens (except to the extent a Lien is being duly contested in accordance with the terms and provisions of this Lease), and amendments to this Lease and any
40
recorded notice or memorandum thereof, duly executed and acknowledged, in form and substance reasonably satisfactory to Lessor, providing for any changes required by Lessor including, without limitation, chariges iri the Bas:e Rent-and the legal description of the Land; ,
(d) upon payment therefor, a deed conveying to Lessor title to any land acquired for the purpose of constructing the Capital Addition ("Additional Land") free and clear of any Liens e;ccept those approved,by Lessor;
(e) upon completion ofthe Capital Addition, a final as-built survey thereof reasonably satisfactory to Lessor, if required by Lessor;
(f) during and following the advance of funds and the completion of the Capital Addition, endorsements to any outstanding policy of title insurance covering the Leased Property satisfactory in form and substance to Lessor (i) updating the same without any additional exception except as may be reasonably permitted by Lessor and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value ofthe Capital Addition and/or increasing the coverage thereof by an amount equal to the Fair Market Value of the Additional Land and including the Additional Land in the premises covered by such title insurance policy;
(g) simultaneous with the initial advance of funds, if appropriate, (i) an owner's policy oftitle insurance insurina fee simple title to any Additional Land conveyed to Lessor pursuant to subparagraph (d) free and clear of all Liens e;ccept those approved by Lessor and (ii) an owner's policy oftitle insurance reasonably satisfactory in folm and substance to Lessor and a lender's policy oftitle insurance reasonably satisfactory in form and substance to any applicable Financing Party;
(h) following the completion of the Capital Addition, if reasonably deemed necessary by Lessor, an appraisal ofthe Leased Property by an M.A.I. appraiser acceptable to Lessor, which states that the Fair Market Value ofthe Leased
Propertv upon completion ofthe Capital Addition exceeds the Fair Market Value of the Leased Property prior to the commencement of such Capital Addition by an amount not less than one hundred twentv-five percent (125%) ofthe Capital Addition Cost; and
(i) during or following the advancement of funds, prints of architectural and enaineering drawinQs relating to the Capital Addition and such other materials, including, without limitation. the modifications to outstandine
policies of title insurance contemplated by subsection
above, opinions of counsel, appraisals, surveys, certi ied copies of duly adopted resolutions of the board of directors of Lessee authorizing the execution and delivery of the lease
41
amendment and any other documents and instruments as may be reasona_bly required by Lessor and any applicable Financing Party.
9.3.3 Payment of Costs. By virtue ofmaking a request to fnance a Capital Addition, whether or not such financing is actually consummated, Lessee shall be deemed to have agreed to pay, upon demand, all costs and expenses reasonably incurred by Lessor and any Person participating with Lessor in any way in the financing ofthe Capital Addition Cost, including, but not limited to (a) fees and expenses of their respective attorneys, (b) all photocopying expenses, if any,
(c) the amount of any filing, registration and recording taxes and fees, (d) documentary stamp taxes and intangible taxes (e) title insurance charges and appraisal fees.
9.4 General Limitations. Without in any way limiting
Lessor's options with respect to proposed Capital Additions or Material Structural Work: (a) no Capital Addition or Material Structural Work shall be completed that could, upon completion, signifcantly alter the character or purpose or detract from the value or operating efficiency ofthe Leased Property, or significantly impair the revenue-producing capability ofthe Leased Property, or adversely affect the ability of Lessee to comply with the terms of this Lease;
(b) no Capital Addition or Material Structural Work shall be completed which would tie in or connect any Leased Improvements on the Leased Propeirty with any other improvements on property adjacent to the Leased Property
(and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildinas or other structures or utilities, unless Lessee shall have obtained the prior writteii approval of Lessor, which approval may be withheld in Lessor's sole and absolute discretion and (c) alI proposed Capital Additions and Material Structural Work
shall be architecturallv intearated and consistent with the
Leased Property.
9.Non-Capital Additions. Lessee shall have the obligation
and right to make repairs, replaceme.nts and alterations which are not. Capital Additions as required by the other Sections of this Lease, but in so doing, Lessee shall always comply with and satisfv the
a
conditions of Section 9.4. Lessee shall have the right, from time to time, to make additions, modifications or improvements to the Leased Property of which do not constitute Capital Additions or Material Structural Work as it may deem to be desirable or necessary for its uses and purposes, subject to the same limits and conditions imposed under Section 9.4. The cost ofany such repair, replacement, alteration, addition, modification or improvement shall be paid by Lessee and the results thereofshall be included under the terms ofthis Lease and become a part of the Leased Property, without payment therefor by Lessor at any time. Notwithstanding the foregoing, all such additions, modifications and improvements which affect the structure of any of the Leased Improvements, or which involve the expenditure of more than FIFTY THOUSAND DOLLARS
(50,000.00), shall be undertaken only upon compliance with the provisions of Section 1 i. I. i, all applicable Legal Requirements and all other applicable requirements of this Lease; provided, however, that in the event of a bona fide emergency durina w.hich Lessee is unable to contact the appropriate representatives of Lessor, Lessee may commence such additions, modifications and improvements as may be necessary in order to
42
address such emergency without
Lessor's prior approval, as long as Lessee immediately_ thereafter advises Lessor of such emergency and the nature and scope of the additions, modifications and improvements performed and obtains Lessor's approval of the remaining: work to be completed. Any such addition, modification and improvement which affects the structure ofany ofthe Leased Improvements which is not a Capital Addition or Material Structural Work shall be etempt from the requirements of
Section 9.? hereof.
 . 9.6 Com ensation to Lessee for Ca ital Additions Paid For or Financed bv
Lessce. Upon the expiration or earlier termination ofthis Lease, except by reason ofthe default by Lessee hereunder, Lessor shall compensate Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways, determined in the sole discretion of Lessor:
 .(a) By purchasing all Capital Additions paid for or financed by Lessee from Lessee for cash in the amount of the Fair Market Added Value (determined as of the date of such purchase) of all such Capital Additions paid for or financed by Lessee; or
 .(b) By purchasing such Capital Addition from Lessee by delivering to Lessee Lessor's purchase money promissory note in the amount of said Fair Market Added Value, due and payable no later than eighteen (I8) months after the date ofexpiration or other termination ofthis Lease, bearing interest at a rate equal to one hundred ten percent ( 1 I
O%) of the applicable federal rate (determined at the time
of execution of such note pursuant to Section 1 ?74 of the Code or any successor section thereto), compounded semiannually, or, if no such rate eYists, or sucti rate is in e:tcess of that permitted under applicable law, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortaaQe on the Leased Property, subject to all Liens on the Leased Property at the time of such purchase; or
(c) By Lessor assianing to Lessee under appropriate written instruments the right to receive an amount equal to the
Added Value Percentage (determined as ofthe expiration of earlier tennination ofthis Lease) from all rent and other consideration receivable by Lessor under anv re-lettina or other disposition ofthe Leased Property, after deducting all costs and expenses incurred by Lessor in connection with such re-letting or other disposition of the leased Property and all costs and expenses ofoperating and maintaining the Leased Property during any such new lease which are not borne by the tenant thereunder. The provisions of this Subparagraph (c) shall remain in effect until the sale or other final disposition of the Leased Propeirty in which event Lessor shall pay to Lessee the outstanding balance ofthe Fair Market Added Value in accordance with
Subparagraph (a), (b), or (d) ofthis Section 9.6, after deducting any amounts received bv Lessee under this Subparagraph (c); or
(d) Such other arrangement regarding such compensation as shall be mutually acceptable to Lessor and Lessee.
43
ARTICLE 10
WARRANTIES AND REPRESENTATIONS
10.1 Representations
and Warranties. Lessee hereby represents and warrants to,
and covenants and agrees with, Lessor that:
10.1.1 Existence; Power; Qualification.
Lessee is a corporation duly organized, validly eYisting and in good standing under the laws ofthe State of Washington. The Lessee has requisite power to own and operate its properties and to carry on its businesses as presently conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as presently conducted and as proposed to be conducted. As of the date of this Agreement, the Lessee has no Subsidiaries and is not a member of any partnership orjoint venture. Attached hereto as EXHIBIT C is a true and correct list of all of the
Persons owning any interest in the Lessee and their respective ownership interests in the Lessee.
10.1.2 Valid and Binding. Lessee is duly authorized to make and enter into all of the Lease Documents to which Lessee is a party and to carry out the transactions. contemplated therein. All of the Lease Documents to which Lessee is a party have been dulv eYecuted and delivered by Lessee, and each is a legal, valid and binding obliaation of Lessee, enforceable in accordance with its terms.
10.1.3 Sin;le Purpose. Lessee is, and during the entire time that this Lease remains in force and effect shall be, engaged in no business, trade or activity other than the operation and development of the Leased Property for the Primary Intended Use and such other activities in which Lessee may be permitted to engage by the provisions of Meditrust/Emeritus Transaction Documents. The fscal year of Lessee, and the Guarantor is the Fiscal Year.
10.1.4 No Violation. The execution, delivery and performance ofthe Lease Documents by the members ofthe Leasing Group and the consummation by the members of the Leasing Group of the transactions thereby contemplated shall not result in any breactz of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration ofany obliaation ofany such member ofthe Leasing Group under any of the Permits or Contracts or any other contract, mortgage, lien, lease, aareement, instrument, franchise, arbitration award, judament, decree, bank loan or credit agreement, trust indenture or.other instrument to which any rriember of the Leasina Group is a partv
44
or by which any member ofthe Leasing Group may be bound or affected and do not violate or contravene any Legal Requirement.
10.1. Consents and ApProvals. Except as already obtained or filed, as the case may be, no consent or approval or other authorization of, or eYemption by, or declaration or filing with, any Person and no waiver ofany right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of its obligations under the Lease Documents by any member of the Leasing Group or as a condition to the validity
(assuming the due authorization, execution and delivery by Lessor ofthe Lease Documents to which it is a party) and the frst priority of any Liens granted under the Lease
Documents, except the filing of the Financing Statements.
10.1.6 No Liens or Insolvencv Proceedings. Each member ofthe Leasing Group in existence as of the date hereof is financially solvent and there are no actions, suits, investigations or proceedings including, without limitation, outstanding federal or state tax liens, 5amishments or insolvency or bankruptcy proceedings, pending or, to the best of Lessee's knowledge and belief, threatened:
(a) against or affecting any member of the Leasing Group, which if adversely resolved to such member of the Leasing Group, would materially adversely affect the ability of any of the foregoing to perform their respective obligations under the Lease Documents;
(b) against or affecting the Leased Propertv or the ownership, construction, development, maintenance, manaQement, repair, use, occupancy, possession or operation thereof; or
(c) which may involve or affect the validity, priority or enforceability of any of the Lease Documents, at law or in equitv, or before or by any arbitrator or Governmental Authority.
10.1.7 Intentionallv deleted.
10.1.8 Commercial Acts. Lessee's performance ofand
compliance with the obliaations and conditions set forth herein and in the other Lease Documents will constitute commercial acts done and performed for commercial purposes. 45
10.1.9 Adequate Capital, Not Insolvent. After giving effect to the consummation ofthe transactions contemplated by the Lease_ Documerits, each. memb_er of the Leasing Group: - - -
- -
(a) will be able to pay its debts as they become due;
(b) will have sufficient funds or available capital to carry on its business as now conducted or as contemplated to be conducted (in accordance with the terms ofthe Lease Documents); and
(c) will not be rendered insolvent as determined by
applicable law.
10.1.10 Not Delinquent. Except as permitted under Section
11. i.8, no member of the Leasing Group which exists as of the date hereof is delinquent or claimed to be delinquent under any obligation for the payment of borrowed money.
10.1.11 No Affiliate Debt. The Lessee has not created, incurred, guaranteed, endorsed, assumed or suffered to exist any liability (whether direct or contingent) for borrowed money from the Guarantor (or any of its Affiliates) or any Affiliate of I.essee which has not been fully subordinated to the Lease Obligations.
10.1.12 Taxes Current. Each member ofthe Leasing Group which exists as of the date hereof has filed all federal, state and local tax returns which are required to be filed as to which extensions are not currently in effect and has paid all taxes, assessments, impositions, fees and other governmental charges (including interest and penalties)
which have become due pursuant to such returns or pursuant
to any assessment or notice oftax claim or deficiency received by each such member ofthe Leasing Group. No tax liability has been asserted by the Internal Revenue Service against any member of the Leasina Group or any other federal, state or local taxing authority for taxes, assessments, impositions, fees or other govemmental charges (including interest or penalties thereon) in excess ofthose already paid. -
10.1.13 Financials Complete and Accurate. The financial statements ofeach member ofthe Leasing Group given to Lessor in connection with the execution and deliverv ofthe Lease Documents were true, complete and accurate, in all material respects, and fairly presented the fmancial condition ofeach such member ofthe Leasing Group as of the date thereof and for the periods covered thereby, having been prepared in accordance with GAAP and such fnancial statements disclosed all liabilities, including, without limitation, continaent liabilities, ofeach such memlier ofthe Leasing Group as of the date thereof. There has been no material adverse chanae since such date with respect to the Net Worth of any such member of the Leasing Group or with respect to any other matters contained in such financial statements, nor have any additional rziaterial liabilities, includina, without limitation, contingent liabilities, ofany such member ofthe 46
Leasing Group arisen or been incurred or asserted since such date except as otherwise disclosed to Lessor. The projections heretofore delivered to Lessor coritiriue to be reasonable (with respect to the material assumptions upon which sizch projections_aze based) and Lessee reasonably anticipates based on information currently available to it after due inquiry the results projected therein will be achieved, there having been (a) no
a
material adverse change in the business, assets or
condition, financial or otherwise of any such member of the I.easing Group or the Leased Property and (b) no material depletion of the cash or decrease in working capital of any such member of the Leasing Group.
10.1.14 Pending Actions, Notices and Reports.
There is no action or investigation pending or, to the best knowledge and belief of Lessee, threatened, anticipated or contemplated (nor, to the knowledge of Lessee, is there any reasonable basis therefor) against or affecting the Leased Property or any member of the Leasing Group (or any
Affiliate thereof before any Govemmental Authority which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Lease Documents or any action taken or to be
taken in connection with the transactions contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs of any member of the Leasing Group or the Leased Property (including, without limitation, any action to revoke, withdraw or suspend any Permit necessary or desirable for the operation of the Leased Property in accordance with its azv action to trar.sf2r or relocate anv such Permit to a location other than the Leased Property) or any material impairment of the right or ability of any member of the Leasing Group to carry on its operations as presently conducted or proposed to be conducted with respect to the Leased Property or with respect to its obliaations under the Lease Documents.
10.1.1 Compliance with Legal and Other Requirements.
(a) Lessee and the Leased Propertv and the ownership, construction, development, maintenance, manaaement, repair, use, occupancy, possession and operation thereof comply with all applicable Legal Requirements and there is no claim of any violation thereofknown to Lessee. Without limiting the foregoing, Lessee has obtained all Permits that are necessary or desirable to operate the Leased Property in accordance with its Primary Intended Use.
(b) Except as previously delivered to Lessor, there are no outstanding notices of deficiencies, notices of proposed action or orders of any kind relating to the Leased
Property, ifany, issued by any Governmental Authority requiring conformity to any of the applicable Legal Requirements.
47
10.1.16 No Action By Governmental Authoritv or
Accreditation Bndv. There is no action pending or, to the best knowledge and belief of Lessee, recommended, by any Governmental Authority to revoke, repeal, cancel, rriodify, withdraw or suspend any Perznit or Contract or to take any other action of any other type which could have a material adverse effect on the Leased Property.
10.1.17 Propertv Matters.
(a) The Leased Property is free and clear ofagreements, covenants and Liens, except those agreements, covenants and Liens to which this Lease is expressly subject, whether presently existing, as are listed on EXHIBIT B or were listed on the UCC lien search results delivered to Lessor at or prior to the execution and delivery of this Lease (and were not required to be terminated as a condition ofthe execution and deliverv of this Lease), or which may hereafter be created in accordance with the terms hereof (collectively referred to herein as the "Permitted Encumbrances"); and Lessee shall warrant and defend Lessor's title to the Leased Property against any and all claims and demands ofevery kind and nature whatsoever;
(b) There is no Condemnation or similar proceeding pending with respect to or affecting the Leased Property, and Lessee is not aware, to the best of Lessee's knowledge and belief, that any such proceeding is contemplated;
(c) No part of the Collateral or the Leased Property has
been damaged by any fire or other casualty. The Leased Improvements are in aood operating condition and repair, ordinary wear and tear excepted, free from known defects in construction or design;
(d) None of the Permitted Encumbrances has or is likely to have a material adverse impact upon, nor interfere with or impede, in any material respect, the operation ofthe Leased Property in accordance with the Primarv Intended Use;
(e) All buildings, facilities and other improvements necessary, both legally and practically, for the proper and efficient operation of the Facility are located upon the Leased Property and all real property and personal property currently utilized by Lessee is included within the definition ofthe Leased Property or the Collateral;
(t) The Leased Property abiits on and has direct vehicular access to a public road or access to a public road via permanent, irrevocable, appurtenant easements;
(g) The Leased Property constitutes a parcel(s) for real estate tat purposes separate from any real property that does not constitute a portion of the Leased Propertv and no portion ofany real property that does not constitute a portion ofthe Leased Property is part of the same ta;c parcel as anv part of the Leased Property;
48
(h) All utilities necessary for the use and operation ofthe Facility are available to the lot lines ofthe Leased
Property:
(i) in sufficient supply and capacity;
(ii) through validly created and etisting easements of
record appurtenant to or encumbering the Leased Property (which easements shall not impede or restrict the operation ofthe Facility); and
(iii) without need for any Permits and/or Contracts to be issued by or entered into with any Governmental Authority, except as already obtained or executed, as the case may be, or as otherwise shown to the satisfaction of Lessor to be readily obtainable; and
(i) Lessee has made no structural alterations or
improvements to any ofthe Leased Improvements that changed the foot-print ofany ofthe Leased Improvements, added an additional story to any ofthe Leased Improvements, decreased the amount of parking available on the Leased Property or otherwise involved any alteration which would be reaulated by applicable zoning requirements, in each case without the express w-ritten consent of Lessor. EYcept for matters which have been disclosed to Lessor or concernina which Lessor has independent actual knowledge, Lessee has no actual knowlede of any such structural alteration or improvement made to any of the Leased Improvements during the last ten ( 10) years and has no knowledge of any such structural alteration or renovation made to any of the
Leased Improvements or any such decrease in parking during
such period.
l0.1.15 Third Partv Pavor Aareements.
iIeither Lessee with respect to the Facility nor the
Facilitv is qualified as a provider of services under or participates in any Third Party Payor Proarams and neither Lessee w'ith respect to the Facility nor the Facility is accredited by any Accreditation Bodv.
10.1.19 Rate Limitations. The State currently imposes no restrictions or limitations on rates which may be charged to private pay residents receivina services at the Facilitv.
10.1.20 Free Care. There are no Contracts, Permits or applicable Legal Requirements which require that, a percentaae ofunits in any proaram at the Facility be reserved for medicaid or medicare eligible residents or
that the Facility provide a certain amount of welfare, free or charity care or discounted or government assisted resident care.
49
10.1.21 No Proposed Chang,es. Lessee has no actual knowledge ofany applicable Legal Requirements which have been enacted, promulgated or issued -within the eighteen ( I 8) months preceding the date of this Lease or arly proposed applicable Legal Requirements currently pending in the State which may materially adversely affect rates at the Facility (or any program operated by a member of the Leasing Group in conjunction with the Facility) or may result in the likelihood ofincreased competition at the Facility or the imposition of Medicaid, Medicare, charity, free care, welfare or other discounted or government assisted residents at the Facility or require that Lessee or the Facility obtain a certificate ofneed, Section 1122 approval or the equivalent, which Lessee or the Facility does not currently possess.
10.1.22 ERISA. No employee pension benefit plan maintained
by any
member of the Leasing Group has any accumulated funding deficiency within the meaning ofthe ERISA, nor does any member ofthe Leasing Group have any material liability to the PBGC established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class ofbenefit which the PBGC has elected to insure), and there have been no "reportable events" (not waived) or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 404 i of ERISA and
Section 4975 ofthe Internal Revenue Code of 1986, as now or hereafter amended, respectively.
10.1.23 No Broker. No member ofthe Leasing Group nor any oftheir respective Affiliates has dealt with any broker or agent in connection with the transactions contemplated by the Lease Documents.
10.1.24 No Improper Payments. No member ofthe Leasing Group nor any oftheir respective Affliates has:
(a) made any contributions, payments or gifts of its funds
or property to or for the private use of anv oovemment official, employee, aaent or other Person where either the payment or the purpose of such contribution, payment or gifts is illegal under the laws ofthe United States, any state thereofor any other jurisdiction (foreian or domestic);
(b) knowingly established or maintained any unrecorded fund or asset for any purpose or knowingly made any false or artificial entries on any of its books or records for any reason;
(c) made any payments to any Person with the intention or understandina that any part of such pavment was to be used for any other purpose other than that described in the documents supportina the payment; or
50
(d) made any contribution, or reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether federal, state or local, where such contribution would be in violation-of applicable law.
10.1.2 Nothing Omitted. Neither this Lease, nor any ofthe other Lease Documents, nor any certificate, agreement, statement or other document, including, without limitation, any financial statements concezning the financial condition ofany member of the Leasing Group, furnished to or to be furnished to Lessor or its attorneys in connection with the transactions contemplated by the Lease Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to prevent all statements contained herein and therein from beina misleading. There is no fact within the special knowledge of Lessee which has not been disclosed herein or in writing to Lessor that materially adversely affects, or
in the future, insofar as Lessee can reasonably foresee
based on the information cunently available to it after due inquiry, may materially adversely affect the business, properties, assets or condition, financial or otherwise, ofany member ofthe Leasing Group or the Leased Property.
10.1.26 No Vlarain Securitv. Lessee is not engaged in the
business of
extending credit for the purpose ofpurchasing or carrying margin stock (within the meanin5 of Regulation U of the
Board of Governors of the Federal Reserve System), and no part of the proceeds of the Meditrust Investment will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying anv_ marDin security or in any other manner which would involve a violation ofany ofthe regulations of the Board of Governors of the Federal Reserve System. Lessee is not an "investment company" within the meaning ofthe Investment Company Act of 1940, as amended.
10.1.27 No Default. No event or state offacts which constitutes, or which. with notice or lapse of time, or both, could constitute, a Lease Default has occurred and is
continuing.
10.128 Principal Place of Business. The principal place ofbusiness and chief executive office of Lessee is located at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121- 162 (the "Principal Place of Business").
10.1.29 Labor Matters. There are no proceedings now pending, nor, to the best of Lessee's knowledge, threatened with respect to the operation of the Facility before the National Labor Relations Board, State Commission on Human Rights and Opportunities, State Department of Labor, U.S. Department of Labor or any other Governmental Authority having jurisdiction of employee riahts.with respect to hiring; tenure and conditions of employment, and no member of the Leasing Gcoup has
51
experienced any material controversy with any Facility administrator or other e_mployee ofsimilar stature or with any labor organization which has, or is likely, to have a - materially adverse effect upon the financial condition and/ot= operations of-the Facility.
10.1.30 Intellectual Property. Lessee is duly licensed or authorized to use all (if any) copyrights, rights of reproduction, trademarks, trade-names, trademark applications, service marks, patent applications, patents and patent license rights, (all whether registered or unregistered, U.S. or foreign), inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, desians, drawings, products, projects, improvements, developments, know-how and trade secrets which are used in or necessary for the development and/or operation of the Facility in accordance with its Primary Intended Use, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others.
10.1.31 Nlanagement Agreemcnts. There is no Management Agreement in force and effect as ofthe date hereof.
10.2 Continuing Effect of Representations and Warranties.
All representations and warranties contained in this Lease and the other Lease Documents shall constitute continizing representations and warranties which shall remain true, correct and complete throughout the Term. Notwithstanding the provisions of the foregoing sentence but without derogation from any other terms and provisions of this
Lease, including, without limitation, those terms and provisions containing covenants to be performed or conditions to be satisfied on the part of Lessee, the representations and warranties contained in Sections 10. I.6,10. I.8,10.1.10, I 0.1.14,
10.1.1,10.1.17(b),10.1.17(c),10.1.17(i),10.1.18,10.1.19,10.
1.20,10.1.21, IO.I.22,10.1.?7, I 0.1.?9, in the second
sentelice of Section 10. I. I 2, in the second and third sentences of Section 10.1.1 i and in the second sentence of
Section 10. I.2 shall not constitute continuina
b
representations and warranties throughout the Term provided, however, that nothing contained in the first sentence of
Section 10.1.25 shall be construed as imposing any
obligation on Lessee to update after the Commencement Date the information furnished to Lessor prior to the execution and delivery of this Lease but without derogation of any other obligation Lessee has under this Lease to provide information to Lessor.
ARTICLE 11
FI
I1.1 Status Certificates. At any time, and from tirne to time, upon request from the other, Lessee and Lessor shall furnish to the other, within ten (10) Business Days' after receipt of such request, an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any Officer's Certificate furnished 52 pursuant to this Section at the request of Lessor shall be addressed to any prospective purchaser or mortgagee ofthe Leased Property as Lessor may request and may be relied upon by Lesspr and any such prospective purchaser or mortgagee ofthe Leased Property.
-
11.2 Financial Statements; Renorts: Notice and Information.
11.2.1 Obligation To Furnish. Lessee will furnish and shall cause to be furnished to Lessor the following statements, information and other materials:
(a) Annual Statements. Within ninety (90) days after the end ofeach of their respective fiscal years, (i) a copy of the Consolidated Financials for each of (c) Lessee, (y) the Guarantor and (z) any Sublessee which is an Affiliate of Lessee for the preceding fiscal year, certified and, in the case of Guarantor, audited by, and with the unqualified opinion of, independent certified public accountants acceptable to Lessor and certified as true and correct by Lessee, the Guarantor or the applicable Sublessee, as the case may be (and, without limiting anything else contained herein, the Consolidated Financials for Lessee and for each such Sublessee shall include a detailed balance sheet for Leased Property as ofthe last day of such fiscal year and a statement of earnings from the Leased Property for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Leased Property separate statements, certified as true and correct by
Lessee, the. Gua:aiitor, any IVlanager which is an Affiliate of Lessee and each such Sublessee which is an Affiliate of Lessee, stating whether, to the best of the signer's knowledge and belief after making due inquiiy, Lessee, the Guarantor, such Manager or any such Sublessee, as the case may be, is in default in the performance or observance of any of the terms of this Lease or any of the other Lease Documents and, if so, specifying all such defaults, the nature thereof and the steps being taken to immediately remedy the same; (iii) a copy of all letters from the independent certified accountants enaaged to perform the annual audits referred to above, directed to the management of the Guarantor regarding the existence of any reportable conditions or material weaknesses; (iv) a statement certified as true and correct by Lessee setting forth all Sub!eases as ofthe last day of such fiscal year, the respective areas demised thereunder, the names of the Sublessees thereunder, the respective etpiration dates ofthe Subleases, the respective rentals provided for therein, and such other information pertaining to the Subleases as may be reasonably requested by Lessor; and (v) evidence satisfactory to Lessor that Lessee has fulfilled its obligation to make the Annual Facility Upgrade E;cpenditure.
(b) Monthlv Statements of Lessee. Within thiirty (30) days after the end of each calendar month durina the pendencv of this Lease, (i) a statement certified as true and correct by Lessee setting forth the Gross Revenues of the
53
Leased Property for the immediately preceding month, (ii) an unaudited, detailed month and year to date income and expense statement for the Leased Property which shall
include a comparison to corresponding budget figures occupancy statistics (including the actual number of residents, the number of units available and total resident days for such month) and resident mix breakdowns (for each resident day during such month classifying residents by the type of care required and source ofpayment) and (iii) an express written calculation showing the compliance or non-compliance, as the case may be, with the specific financial covenants set forth in Section 11.3 for the applicable period, including, with respect to the calculation of Lessee's Debt Coverage Ratio, a schedule substantially in the form attached hereto as EXHIBIT D.
(c) Quarterly Statements. Within thirty (30) days after the end of each respective fiscal quarter, unaudited
Consolidated Financials for each of (i) Lessee and (ii) each Sublessee which is an Affiliate of Lessee certified as true and correct by Lessee or such applicable Sublessee, as the case may be and within thirty (30) days after each calendar quarter, Lessee shall also provide Lessor with a calculation of the Additional Rent payable for such quarter.
(d) Quarterlv Statements ofthe Guarantor. Within forty-five
(45) days after the end of each fiscal quarter, unaudited Consolidated Financials for the Guarantor certified as tiue and correct by the Guarantor.
(e) Permits and Contracts. Within ten (10) days after the issuance or the execution thereof, as the case may be, true and complete copies of (i) all Permits which constitute operating licenses for the Facility issued by any Governmental A uthority having jurisdiction over assisted living matters and (ii) Contracts (involving payments in the agaregate in excess of $ 100,000 per annum), includina, without limitation, all Provider Agreements.
Contract Notices. Promptly but in no event more than ten
(10) days after the receipt thereof, true and complete
copies ofany notices, consents, terminations or statements
of any kind or nature relating to any of the Contracts (involving payments in the aggregate in excess of ONE HLTNDRED THOUSAND DOLLARS (100,000) per annum) other than those issued in the ordinary course ofbusiness.
(g) Permit or Contract Defaults. Promptly but in no event more than ten ( 10) days after the receipt thereof, true and complete copies of all surveys, follow-up surveys, licensing surveys, complaint surveys, examinations, compliance certificates, inspection reports, statements (other than those statements th.at are issued in the ordinarv course of business), if any, terminations and notices of any kind (other than those notices that are furnished in the ordinary course of
54
business) issued or provided to Lessee, the Manager or any Sublessee by_ any Govemmental Authority, Accreditation Body or any Third Party I'ayor, including, without limitation, any notices pertaining to any delirlquency in; or proposed: revision of, Lessee's, the NIanager's or any Sublessee's obligations under the t'-erms and conditions of any Permits or Contracts now or hereafter issued by or entered into with any Governmental Authority, Accreditation Body or Third
Party Payor and the response(s) thereto made by or on behalf of Lessee, the Manager or any Sublessee.
(h) Official Reports. Upon completion or filing thereof, complete copies of all applications (other than those that are furnished in the ordinary course of business), notices (other than those that are furnished in the ordinary course of business), statements, annual reports, cost reports and other reports or filings of any kind (other than those that are furnished in the ordinary course of business) provided by Lessee, the Manager or any Sublessee to any Governmental Authority, Accreditation Body or any Third Party Payor with respect to the Leased Property.
(i) Other Information. With reasonable promptness, such
other information as Lessor may from time to time reasonably request respecting (i) the financial condition and affairs of each member of the Leasing Group and the Leased Property and (ii) the licensing and operation ofthe Leased Property;. including, without limitation, financial statements, certificates and consents from accountants and all other financial and licensina/operational information as may be required or requested by any Governmental Authority.
(j) Default Conditions. As soon as possible, and in any
event within five (5) days after the occurrence of any
Lease Default, or any event or circumstance which, with the giving of notice or the passage of time, or both, avoid constitute a Lease Default, a written statement of Lessee settina forth the details ofsuch Lease Default, event or circumstance and the action which Lessee proposes to take with respect thereto.
(k) Official Actions. Promptly but in no event more than ten
(10) days after the commencement thereof, notice ofall actions, suits and proceedings before any Governmental Authority or Accreditation Body which could have a material adverse effect on any member of the LeasinQ Group or the Leased Property.
(1) Audit Reports. Promptly but in no event more than ten
(10) days after receipt, a copy of all audits or reports submitted to Lessee by any independent public accountant in connection with any annual, special or interim
55
audits of the books of Lessee and, if requested by Lessor, any letter of comments directed by such accountant to the management of Lessee.
(m) Adverse Developments. Promptly but in no event more thari:ten (10) days after Lessee acquires knowledge thereof, written notice of:
(i) the potential termination ofany Permit or Provider Agreement necessary for the operation of the Leased
Property;
(ii) any loss, damage or destruction to or ofthe Leased Property in etcess of TWENTY-FIVE THOUSAND DOLLARS (25,000) (regardless of whether. the same is covered by insurance);
(iii) any material controversy involving Lessee or any Sublessee which is an Affiliate of Lessee and (t) Facility administrator or Facility employee of similar stature or (y) any labor organization or (z) the Manager or any employee ofthe Manager which has, or is reasonably likely to have, a materially adverse effect on the financial condition and/or operations ofthe Facility;
(iv) any controversy that calls into question the
eligibility ofthe Facility for the participation in any Medicaid, Medicare or other Third Party Payor Program in which the Facility is participating;
(v) any refusal of reimbursement by any Third Party Payor which, singularly or together with all other such refusals by any Third Party Payors, could reasonably be e:cpected to have a material adverse effect on the financial condition of Lessee or any Sublessee which is an Affiliate of Lessee; and
(vi) any fact within the special knowledge of any member of the Leasing Group, or any other development in the business or affairs ofany member ofthe Leasing Group, which could reasonably be eYpected to be materially adverse to the business, properties, assets or condition, financial or otherwise, of any member of the Leasing Group or the
Leased Property.
56
(n) Responses To Inspection Reports. Within thirty (30) days after receipt of an inspection report relating to the Leased Property frorn Lessor, a, written response describing in detail prepared plans to address corscems raised by the inspection report.
(o) Public Information. Upon the completion or filing, mailing or other delivery thereof, complete copies of all financial statements, reports, notices and proxy statements, if any, sent by any member of the Leasing Group (which is a publicly held corporation) to its shareholders and ofall reports, ifany, filed by any member of the Leasing Group (which is a publicly held corporation) with any securities exchange or with the Securities Exchange Commission.
(p) Annual Budgets. Prior to the end of each Fiscal Year, Lessee, any Sublessee which is an Affiliate of Lessee and/or any Manager which is an Affiliate of Lessee shall submit to Lessor a preliminary annual financial budget for the
Facility for the next Fiscal Year, a preliminary capital expenditures budget for the Facility for the next Fiscal
Year and a repoirt detailing the capital expenditures made
in the then current Fiscal Year and on or before the end of the first month ofeach Fiscal Year, Lessee. any such Sub?essee and/or any such Manaaer shall submit to Lessor revised finalized versions of such budgets and report.
(q) Working Capital Loan. Promptly after receipt thereof, copies of any notices Lvith respect to default from a lender ofa Working Capital Loan.
11.2.2 Responsible Officer. Any certificate, instrument,
notice, or other
document to be provided to Lessor hereunder by any member ofthe Leasing Group shall be signed by an executive officer ofsuch member (in the event that any ofthe foregoing is not an individual), having a position of Vice President or hiaher and with respect to financial matters, any such ceitificate, instrument, notice or other document shall be sianed by the chief financial officer of such member.
11.?.3 No 1\Iaterial Omission. No ceirtificate, instrument.
notice or other
document, including without limitation, any financial statements furnished or to be furnished to Lessor pursuant to the terms hereof or of any of the other Lease Documents shall contain any untrue statement ofa material fact or shall omit to state any material fact necessary in order to prevent all statements contained therein from being misleading.
11.2.4 Confidentialitv. Lessor shall afford any informat.ion i'eceived pursuant to the prov isions of the Lease Documents the same degree of confidentiality that Lessor affords similar information proprietary to Lessor; provided, however, that Lessor shall have the unconditional right to
(a) disclose anv such information as Lessor deems necessary or appropriate in connection with anv sale, transfer, conveyance, participation
57
or assignment of the Leased Property or any of the Lease Documents or any interest therein and (b) use such information in any litigatiort or arbitration proceeding between Lessor and any member of the Leasing Group. Without liriliting the foregomg, Lessor may also utilize any information fumished to it hereunder as and to the extent
(i) counsel to Lessor determines that such utilization is necessary pursuant to I 5 U.S.C. 77a-77aa or I Ll.S.C. 78a-78jj and the rules and regulations promulgated thereunder,
(ii) Lessor is required or requested by any Governmental Authority to disclose any such information and/or (iii) Lessor is requested to disclose any such information by any ofthe Meditrust Entities' lenders or potential lenders. Lessor shall not be liable in any way for any subsequent disclosure of such information by any Person to which
Lessor has provided such information in accordance with the terms hereof. Nevertheless, in connection with any such disclosure, Lessor shall inform the recipient of any such information of the confidential nature thereof. Lessor shall observe any prohibitions or limitations on the disclosure ofany such information under applicable confidentiality law or regulations, to the eYtent that the same are applicable to such information.
11.3 Financial Covenants. Lessee covenants and agrees that, throughout the Term and as long as Lessee is in possession ofthe Leased Property:
11.3.1 Debt Coverage Ratio of Lessee. From and after the
second
anniversary ofthe date hereofuntil the fourth anniversary thereof, the Facility and all other Group Four Acquisition Facilities shall maintain for each Fiscal Quarter an aggregate Debt Coverage Ratio equal to or greater than 1. I to 1 and from and after the fourth anniversary thereofand for the remainder ofthe Term, the Facility and all other Group Four Acquisition Facilities shall maintain for each Fiscal Quarter an aggregate Debt Coverage Ratio equal to or greater than 1.2 to I.
11.3.2 Intentionallv Deleted.
11.3.3 Intentionallv Deleted.
11.3.4 Intentionallv Deleted.
11.3. Current Ratio - Guarantor. From and after December i 1,1999 and for the remainder of the Terzn, the Guarantor shall maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities equal to or greater than 1 to 1 as of the end of each fiscal year.
11.3.6 Intentionallv Deleted.
11.3.7 Net Worth - Guarantor. The Guarantor shall maintain, at all times, a Net Worth ofnot less than FORTY VIILLION DOLLARS (540,000,000).
58
11.3.8 No Indebtedness. The Lessee shall not create, incur, assume or suffer to exist any liability for borrowed money except (i) Indebtedness to Lessor under the Lease Documents and, (ii) Impositions allowed pursuant to the provisions of the Lease, (iii) unsecured normal trade debt incuzred upon customary terms in the ordinary course of business, (iv) Indebtedness created in connection with any financing ofany Capital Addition, provided, that each such financing has been approved by Lessor in accordance with the tezrns of Azrticle 9 hereof, (v) Indebtedness to any Affiliate, provided, that, such Indebtedness is fully subordinated to this Lease pursuant to the Affiliated Party Subordination Agreement, (vi) other Indebtedness of Lessee in the aggregate amount not to exceed TWO HUNDRED THOUSAND DOLLARS (5200,000) incurred, for the eYclusive use ofthe Leased Property, on account ofpurchase money indebtedness or finance lease arrangements, each of which shall not exceed the fair market value of the assets or property acquired or leased and shall not extend to any assets or propezrty other than those purchased or leased and purchase money security interests in equipment and equipment leases which comply with the provisions of Section 6.1.2 and (vii) Indebtedness specifically pezmitted by the Meditrust/Emeritus Transaction Documents.
11.3.9 No Guaranties. The Lessee shall not assume,
auarantee, endorse, contingently agree to purchase or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise. to purchase, to provide funds for payment, to supply funds to or otherwise to invest in debtor or othezwise to assure any creditor against loss) in connection with any Indebtedness of any other Person, except by the ezidorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except for a guaranty of the Indebtedness of the Guarantor in connection with a Working Capital Loan
which expressly limits recourse under such guaranty to the
Receivables.
11.4 Affirmative Covenants. Lessee covenants and aarees that throughout the Term and any periods thereafter that Lessee remains in possession ofthe Leased Property:
11.4.1 vlaintenance of Etistence. If Lessee is a
cozporation, trust or partnership, during the entire time that this Lease remains in full force and effect, Lessee shall keep in effect its existence and rights as a corporation, tzust or partnership under the laws ofthe state of its incorporation or formation and its rioht to own property and transact business in the State.
11.4.2 Nlaterials. Except as provided in Section 6.1.?, Lessee shall not suffer the use in connection with any renovations or other constzuction relating to the Leased Property of any materials, fixtures or equipment intended to become part of the Leased Property which are purchased upon lease or conditional bill of sale or to which Lessee does not have absolute and unencumbered title, and Lessee covenants to cause to be paid punctually all sums becoming due for labor, materials, fixtures or equipment used or
59
purchased in connection with any such renovations or construction, subject to lessee's right to contest to the extent provided for in Article 15.
11.4.3 Compliance With Legal Requirements And Applicable Agreements. Lessee and the Leased Property and all uses thereofshall comply with (i) all applicable Legal Requirements (except to the extent being duly contested in accordance with the terms hereof, (ii) all Permits and Contracts, (iii) all Insurance Requirements, (iv) the Lease Documents, (v) the Permitted Encumbrances and (vi) the Appurtenant Agreement.
11.4.4 Books And Records. Lessee shall cause to be kept and maintained, and shall permit Lessor and its representatives to inspect at all reasonable times and upon reasonable notice, accurate books of accounts in which complete entries will be made in accordance with GAAP reflecting all financial transactions of Lessee (showing, wi.thout limitation, all materials ordered and received and all disbursements, accounts payable and accounts receivable in connection with the operation of the Leased Property).
11.4. Participation in Third Partv Payor Programs. If
Lessee or a Sublessee which is an Affiliate of Lessee elects to participate in Third Party Payor Programs, Lessee or such Sublessee shall remain eligible to participate in such Third Party Payor Programs in accordance with all requirements thereof (includina, without limitation, all applicable Provider Agreements), if and to the extent remaining eli5ible shall be necessary for the prudent operation ofthe Facility in the good faith exercise of commercially reasonable business judament. .
11.4.6 Conduct ofits Business. Lessee will maintain, and cause any Sublessee and any Manaaer to maintain, experienced and competent professional management with respect to its business and with respect to the Leased Property. Lessee, any Sublessee and any Manager shall conduct, in the ordinary course, the operation of the Facility, and Lessee and any Sublessee which is an Affiliate of Lessee shall not enter into any other business or veriture during the Term or such time as Lessee or any such Sublessee is in possession ofthe Leased Property other than activities in which Lessee or such Sublessee are permitted to engage by the provisions ofthe MeditrustlEmeritus
Transaction Documents.
11.4.7 Address. Lessee shall provide Lessor thirty (30)
days' prior written notice of any change of its Principal Place of Business from its current Principal Place of Business. Lessee shall maintain the Collateral, including without limitation, all books and records relatina to its business, solely at its Principal Place of Business and at the Leased Property. Lessee shall not (a) remove the Collateral, including, without limitation, any books or records relatinQ to Lessee's business from either the Leased Propertv or Lessee's Principal Place of Business or (b) relocate its Priricipal.Place of Business until after receipt ofa certificate from Lessor, signed by an officer
thereof,
6C
stating that Lessor has, to its satisfaction, obtained all
d_ ocumentation that it dee_ ms necessary or desirable to obtain, maintain, perfect and confirm the first priority
security interests granted in the Lease Documents.     -. -.
11.4.8 Subordination of Affiliate Transactions. Without limiting the provisions ofany other Section ofthis Lease or the Affiliated Party Subordination Agreement, any payments to be made by Lessee to (a) any member of the Leasing Group (or any of its Affiliates) or (b) any Affiliate of Lessee,
in connection with any transaction between Lessee and such Person, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or with any such Person (including, without limitation, all allocations ofany so-called corporate or central office costs, expenses and charges of any kind or nature) or the making of any loan or other extension of credit or the making of any equity investment, shall be subordinate to the complete payment and performance ofthe Lease Obligations; provided, however, that all such subordinated payments may be paid at any time unless: (x) after giving effect to such payment, Lessee shall be unable to comply with any of its obligations under any of the Lease Documents or (y) a Lease Default has occurred and is continuing and has not beeri expressly waived in writing by Lessor or an event or state of facts exists, which, with the giving of notice or the passage of time, or both, would constitute a Lease Default.
11.4.9 Inspection. At reasonable times and upon reasonable riotice, Lessee shall permit Lessor and its authorized representatives (including, without limitation, the Consultants) to inspect the Leased Property as provided in
Section 7.1 above, provided, however, that, in the event results of any such testing or inspection reflect the same satisfactory results as the results of a similar testing or inspection initiated by Lessor within the prior twelve (12) months period, the costs and expense of such testing or inspection shall be the responsibility of Lessor. .
11.4.10 Annual Facilihr Upgrade Etpenditure. Lessee shall spend an amount equal to the Annual Facility Upgrade Expenditure on Upgrade Renovations to the Facility each
Lease Year commencing with the second Lease Year. Lessee
will fumish and shall cause to be furnished to Lessor evidence satisfactory to Lessor that Lessee has fulfilled its obligation to make the Annual Facility LTpgrade Expenditure within ninety (90) days after the end of
Lessee's fiscal year.
11. Additional Negative Covenants. Lessee covenants and agrees that, throughout the Term and such time as Lessee remains in possession ofthe Leased Property:
11.5.1 Restrictions Relating to Lessee. Except as may
otherwise be
expressly provided in Section 19.4 or in any of the other Lease Documents, Lessee shall not, without the prior written consent of Lessor, in each instanee, which consent may be withheld in the sole and absolute discretion of Lessor:
61
(a) convey, assign, hypothecate, transfer, dispose of or encum_ ber, or permit the conveyance, assignment, transfer, hypothecation, disposal or encumbrance of all or any part of any legal or beneficial interest in this Lease, its other assets or the Leased Property except as expressly permitted by the terms of this Lease Agreement; provided, however, that this restriction shall not apply to (i) the Permitted Encumbrances that may be created after the date hereofpursuant to the Lease Documents; (ii) Liens created in accordance with Section 6. I.? against Tangible Personal Property securing Indebtedness peimitted under Section 11. i.8(v); (iii) the sale, conveyance, assignment, hypothecation, lease or other transfer of any material asset or assets (whether now owned or hereafter acquired), the fair market value of which equals or is less than TWENTY-FIVE THOUSAND DOLLARS (25,000), individually, or ONE
HUNDRED THOUSAND DOLLARS (100,000) collectively; (iv)
without limitation as to amount, the disposition in the ordinary course of business of any obsolete, worn out or defective fixtures, furnishings or equipment used in the operation ofthe Leased Property provided that the same are replaced with fxtures, fuinishings or equipment of equal or greater utility or value or Lessee provides Lessor with an explanation (reasonably satisfactory to Lessor) as to why such fixtures, furnishings or equipment is no longer required in connection with the operation ofthe Leased Property; (v) without limitation as to amount, any sale of inventory by Lessee in the ordinary course ofbusiness; and
(vi) subject to the terms ofthe Negative Pledge Agreement
and the Affiliated Party Subordination Agreerrient, distributions to the Parners of Lessee;
(b) perznit the use of the Facility for any purpose other than the Primary Intended Use and the Other Permitted Uses; or
(c) liquidate, dissolve or merge or consolidate with any other Person except, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld, a Meditrust/Emeritus Transaction Affiliate.
11.2 No Liens. Lessee will not directly or indirectly
create or allow to remain and will promptly discharae at
its eYpense any Lien, title retention agreement or claim
upon o~ against the Leased Propery (including Lessee's interest therein) or Lessee's interest in this Lease or any ofthe other Lease Documents, or in respect ofthe Rent, excludina (a) this Lease and any permitted Subleases, (b)
the Permitted Encumbrances, (c) Liens which are consented to in w-riting by Lessor, (d) Liens for those tates of Lessor which Lessee is not required to pay hereunder, (e) Liens ofmechanics, laborers, materialmen, suppliers or vendors for sums either not yet due or being contested in strict compliance with the terms and conditions of Article 1 , any Liens which are the responsibility of Lessor pursuant
to the provisions of Article 20, (g) Liens for Impositions which are either.not yet due and pavable or which are in the process ofbeing contested in strict compliance with the terms and conditions of Article 1 (h) the Liens incurred
62
pursuant to the provisions of Section 6.1.2 and (i) invol_ untary Liens caused by t_he actions or omissions of Lessor.
11.5.3 Limits on Affiliate Transactions. The Lessee shall
not enter into ari transaction with any Affiliate,
including, without limitation, the purchase, sale or
exchange of any property, the rendering of any service to or with any Affiliate and the making of any loan or other extension of credit, except in the ordinary course of, and pursuant to the reasonable requirements of, Lessee's business and upon fair and reasonable terms no less
favorable to the Lessee than would be obtained in a comparable arms'-length transaction with any Person that is not an Affiliate.
11.5.4 Non-Competition. Lessee acknowledges that upon and
after any
termination of this Lease, any competition by any member of the Leasing Group with any subsequent owner or subsequent lessee ofthe Leased Property (the "Purchaser") would cause irreparable harm to Lessor and any such Purchaser. To induce Lessor to enter into this Lease, Lessee agrees that, from and after the date hereofand thereafter until (a) in the
case ofthe expiration ofthe Initial Term or a termination ofthis Lease, the ffth (5th) anniversary of the termination hereof or of the expiration of the Initial Term, as applicable, and (b) in the case of an expiration of any of the Extended Terms, the second (?nd) anniversary ofthe expiration ofthe applicable Extended Term, no member ofthe Leasin5 Group nor any Person holding or controlling, directly or indirectly, any interest in ai-iy member ofthe Leasing Group (collectively, the "Limited Parties")shall be involved in any capacity in or lend any oftheir names to or engage in any capacity in any assisted living facility, center, unit or program (or in any Person engaged in any such activity or any related activity competitive
there with) other than (a) those set forth on Schedule I
1..4 anneYed hereto, (b) those activities in which a Meditrust/Emeritus Transaction Affiliate is permitted to engage by the provisions ofthe Meditrust/Emeritus
Transaction Documents which relate to any such facility, center, unit or program and (c) the acquisition of an ownership interest in any such facility, center, unit or program which is part of a single transaction in which an ownership interest in at least four (4) other facilities, centers, units or programs (provided, however, that if such acquisition occurs within the last twelve month period of the Initial Term or any of the Extended Terms, Lessee shall have the benefit ofthis clause (c) only ifat the time such acquisition occurs Lessee has already (x) exercised in that twelve month period its right under Section 1. i hereof to extend the Term for another Extended Term or (y) given a Purchase Option Notice and has waived any right to rescind the same based upon the determination of the Fair Market Value ofthe Leased Property), whether such competitive activity shall be as an offcer, director, owner, employee, agent, advisor, independent contractor, developer, lend.er, sponsor, venture capitalist, administrator: manaaer, investor, partner, joint venturer, consultant or other participant in anv capacity whatsoever with respect to an assisted living facility, center, unit or program loeated within a five (5) mile radius of the Leased Property.
63
Lessee hereby aclaiowledges and agrees that none ofthe time span, scope or area covered by the foregoing restrictive covenants is or are unreasonable arid 2hat it is th.e specific intent of Lessee that each and all ofthe restrictive covenants set forth. hereinabove shall be
valid and enforceable as specifically set forth herein. Lessee fizrther agrees that these restrictions are special, unique, extraordinary and reasonably necessarv for the protection of Lessor and any Purchaser and that the violation ofany such covenant by any of the Limited Parties would cause irreparable damage to Lessor and any Purchaser for which a legal remedy alone would not be sufficient to fully protect such parties.
Therefore, in addition to and without limiting any other remedies available at law or hereunder, in the event that any of the Limited Parties breaches any of the restrictive covenants hereunder or shall threaten breach of any of such covenants, then Lessor and any Purchaser shall be entitled to obtain equitable remedies, including specific performance and injunctive relief, to prevent or otherwise restrain a breach ofthis Section 11.5.4 (without the necessity ofposting a bond) and to recover any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs) incurred in enforcing the provisions of this Section 11.5.4. The existence of any claim or cause of action of any of the Limited Parties or any member of the Leasirig Group against Lessor or any Purchaser, whether predicated on this Lease or otherwise, shall not constitute a defense to the enforcement by Lessor or any Purchaser ofthe foregoing restrictive covenants and the Limited Pairties shall not defend on the basis that there is an adequate remedy at law.
Without limiting any other provision ofthis Lease, the parties hereto acknowledae that the foregoing restrictive covenants are severable and separate. Ifat any time any of the foreaoing restrictive covenants shall be deemed invalid or unenforceable by a court lavina jurisdiction over this Lease, by reason of beina vague or unreasonable as to duration, or geographic scope or scope of activities restricted, or for any other reason, such covenants shall be considered divisible as to such portion and such covenants shall be immediatel5 amended and reformed to include only such covenants as are deemed reasonable and enforceable by the court having jurisdiction over this Lease to the full duration, geographic scope and scope of restrictive activities deemed reasonable and thus enforceable by said court; and the pairties agree that such covenar.ts as so amended and reformed, shall be valid and b?nding as throuah the invalid or unenforceable portion has not been included therein.
The provisions of this Section I 1.5.4 shall survive the termination of the Lease and any satisfaction ofthe Lease Obliaations in connection therewith or subsequent thereto. The parties hereto acl;nowledae and aaree that any Purchaser may enforce the provisions of this Section 11..4 as a third party beneficiary.
11. Intentionallv deleted.
6.4
11.5.6 Intentionallv deleted.
11.5.7 Intentionallv deleted.
11.5.8 ERISA. Lessee shall not establish or permit any Sublessee to establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of Lessor (which consent shall not be unreasonably withheld) to the amount ofthe aggregate past service liability thereby created.
11.5.9 Forgiveness of Indebtedness. Lessee will not waive,
or permit any Sublessee or Manager which is an Affiliate to waive, any debt or claim, except in the ordinary course of its business.
11.5.10 Value of Assets. Except as disclosed in the
financial statements provided to Lessor as ofthe date
hereof, Lessee will not write up (by creating an appraisal surplus or otherwise) the value of any assets of Lessee above their cost to Lessee, less the depreciation regularly
allowable thereon.
11..11 Changes in Fiscal Year and Accountina Procedures.
Upon notice to Lessor, Lessee may (a) change its fiscal year or capital structure or (b) change, alter, amend or in any manner modify in accordance with GAAP any of its current accouiiting procedures related to the method of revenue recoanition, billing procedures or determinations of doubtful accounts or bad debt expenses or permit any of its Subsidiaries to so chanae its fiscal year, provided that, in the event of such change, moditication or alteration, Lessee and Lessor shall make such adjustments to the calculation of Additional Rent and the financial covenants contained herein as Lessor shall reasonably require to make the same consistent in result with the calculation thereof immediately prior to such change, modification or
alteration.
ARTICLE 12
INSURANCE AND INDEMNITY
1?.l General Insurance Requirements. Durina the Term ofthis Lease and thereafter until Lessee surrenders the Leased Property in the manner required by this Lease, Lessee shall at its sole cost and expense keep the Leased Propertv, the Tangible Personal Property located theceon and the business operations conducted on the Leased Property insured as set forth below.
12.1.1 Tvpes and Amounts of Insurance. Lessee's insurance shall include the following: .
65
(a) property loss and physical damage insurance on an all-risk basis (with only such exceptions as Lessor may in its reasonable discretiori approve) covering the Leased Property (exclusive of Land) for its full replacement cost, which cost shall be reset once a year at Lessor's option, with an
aareed-amount
5
endorsement and a deductible not in excess of TWENTY FIVE THOUSAND DOLLARS (25,000). Such insurance shall include, without limitation, the following coverages: (i) increased cost of construction, (ii) cost of demolition, (iii) the value of the undamaged portion of the Facility and (iv) contingent liability from the operation ofbuilding laws, less exclusions provided in the normal "All Risk" insurance policy. During any period of construction, such insurance shall be on a builder's-risk, completed value, non-reporting form (including all risk and extended coverage, collapse, cost of demolition, increased cost of construction and value of undamaged portion of the improvements protection) with permission to occupy;
(b) flood insurance (if the Leased Property or any portion thereof is situated in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development or any future goveznmental authority charged with such flood risk analysis in the future) in limits reasonably acceptable Lo Lessor and subject to the availabilitv of such flood insLlrance;
(c) boiler and machinery insurance (including related electrical apparatus and components) under a standard comprehensive form, providing coverage against loss or damage caused by explosion of steam boilers, pressure
vessels or similar vessels, now or hereafter installed on
the Leased Property, in limits acceptable to Lessor;   .
(d) earthquake insurance (ifreasonably deemed necessary by Lessor) in limits and with deductibles acceptable to Lessor;
(e) environmental impairment liability insurance
(ifavailable on commercially reasonable terms and deemed reasonably necessary by Lessor) in limits and with deductibles acceptable to Lessor;
business interruption insurance in an amount equal to the annual Base Rent due hereunder plus the agregate sum of the Impositions relating to the Leased Propertv due and payable during one year;
(g) comprehensive general public liability insurance including coverages commonly found in the Broad Form Commercial Liability Endorsements with amounts not less than FIVE NIILLION DOLLARS (5,000,000) per occurrence with respect to bodily injury and death and THREE NIILLION
DOLLARS (53,000,000) for property damage and with all limits
66
(a) include an agreed amount endorsement and loss payee, additional named insured and secured party endorsements, in forms accepLable to Lessor_ in its reasonable discretion;
- - - -(b) include mortgagee, secured party, loss payable
and additional named insured endorsements reasonably acceptable to each Fee Mortgagee;
(c) provide that the coverages may not be cancelled or materially modified except upon thirty (30) days' prior written notice to Lessor and any Fee Mortgagee;
(d) be payable to Lessor and any Fee Mortgagee notwithstanding any defense or claim that the insurer may have to the payment of the same against any other Person holding any other interest in the Leased Property;
(e) be endorsed with standard noncontributory clauses in favor ofand in form reasonably acceptable to Lessor and any Fee Mortgagee;
expressly waive any right ofsubrogation on the part ofthe insurer against Lessor, any Fee Mortgaaee or the Leasing Group; and
(g) otherwise be in such forms as shall be reasonably
acceptable to Lessor.
12.1.4 Notices. Certificates and Policies. Lessee shall promptly provide to Lessor copies of any and all notices (including notice of non-renewal), claims and demands which Lessee receives from insurers of the Leased Property. At least ten ( 10) days prior to the expiration of any insurance policy required hereunder, Lessee shall deliver to Lessor certificates and evidence of insurance relating to all renewals and replacements thereof, toaether with evidence, satisfactory to Lessor, of payment of the premiums thereon. Lessee shall deliver to Lessor original counterparts or copies certi ied by the insurance company to be true and complete copies, of all insurance policies required hereunder not later than ten ( 10) days after receipt thereof by Lessee. Lessee shall use its best efforts to obtain such counterparts or copies within ninety (90)
days after the effective date ofeach such policv.
12.1. Lessor's Riaht to Place Insurance. If Lessee shall
fail to obtain any insurance policy required hereunder by Lessor, or shall fail to deliver the certificate and evidence of insurance relating to any such policy to Lessor, or if any insurance policy required hereunder (or any part thereo shall expire or be cancelled or become void or voidable by reason of any breach of any condition thereof, or if Lessor reasonably determines that such insurance coveraoe is unsatisfactory by reason ofthe failure or impairment ofthe capital ofany insurance company which rote any such policy, upon
58
based solely upon occurrences at the Leased Property without any other impairment;
(h) professional liability insurance in an amount not less than TEN MILLION DOLLARS ($10,000,000) for each medical incident;
(i) physical damage insurance on an all-risk basis (with
only such exceptions as Lessor in its reasonable discretion shall approve) covering the Tangible Personal Property for the full replacement cost thereofand vith a deductible not in excess ofone percent (l%) ofthe full replacement cost
thereof;
(j) "Workers' Compensation and Employers' Liability
Insurance providing protection against all claims arising
out of injuries to all employees of Lessee or of any Sublessee (employed on the Leased Property or any portion thereo in amounts equal for Workers' Compensation, to the statutory benefits payable to employees in the State and for Employers' Liability, to limits of not less than ONE HUNDRED THOUSAND DOLLARS (100,000) for injury by accident, ONE HUNDRED THOUSAND DOLLARS ($100,000) per employee for disease and FIVE HUNDRED THOUSAND DOLLARS (500,000)disease policy limit;
(k) subsidence insurance (if deemed necessary by Lessor) in limirts acceptable to Lessor; and
(1) such other insurance as Lessor from time to time may reasonably require and also, as may from time to time be required by applicable Legal Requirements and/or by any Fee Mortgaaee.
12.1.2 Insurance Company Requirements. All such insurance required by this Lease or the other Lease Documents shall be issued and underwritten by insurance companies licensed to do insurance business by, and in good standing under the
laws of, the State and which companies have and maintain a ratina of A:X or better by A.l. Best Co.
12.1.3 Policv Requirements. Everv policy of insurance from time to time required under this Lease or any ofthe other Lease Documents (other than worker's compensation) shall name Lessor as ovner, loss payee, secured party (to the extent applicable) and additional named insured as its interests may appear. Ifan insurance policy covers properties other than the Leased Property, then Lessor shall be so named vith respect only to the Leased Property-. Each such policy, where applicable or appropriate, shall:
67
demand by Lessor, Lessee shall promptly but in any.event in not more than ten,( 10) days thereafter obtain new or additional insurance coverage on the Leased Property, or foX those risks required to be insured by the provisions hereof, satisfactory to Lessor, an_d, in the event Lessee fails to perform its obligations under this Section and at its option, Lessor may obtain such insurance and pay the
premium or premiums therefor; in which event, any amount so paid or advanced by Lessor and all costs and expenses incurred in connection therewith (including, without lirnitation, reasonable attorneys' fees and expenses and court costs), shall be a demand obligation of Lessee to Lessor, payable as an Additional Charge.
12.1.6 Pavment of Proceeds. All insurance policies required hereunder (except for eneral public liability, professional liability and workers' compensation and employers liability insurance) shall provide that in the event of loss, injury or damage, subject to the rights ofany Fee Mortgagee, all proceeds shall be paid to Lessor alone (rather thanjointly to Lessee and Lessor). Lessor is hereby authorized to adjust and compromise any such loss with the consent of Lessee or, following any Lease Default, whether or not cured, without the consent of Lessee, and to collect and receive such proceeds in the name of Lessor and Lessee, and Lessee appoints Lessor (or any agent designated by Lessor) as Lessee's attorney-in-fact with full power of substitution, to endorse Lessee's name upon any check in payment thereof Subject to the provisions of Article 1 , such insurance proceeds shall be applied first toward reimbursement of all costs and expenses reasonably incurred by Lessor in collecting said insurance proceeds, then toward payment of the Lease Obligations or any portion thereof, which have not been paid when due and payable or within any applicable cure period, in such order as Lessor determines, and then in whole or in part toward restoration, repair or reconstruction ofthe Leased Property for which such insurance proceeds shall have been paid.
12.1.7 Irrevocable Power of Attorney. .The power ofattorney conferred on Lessor pursuant to the provisions of
Section I 2.1, being coupled with an interest, shall be irrevocable for as long as this Lease is in effect or any Lease Obligations are outstandin, shall not be affected by any disability or incapacity which Lessee may suffer and shall survive the same. Such pover of attorney, is provided solely to protect the interests of Lessor and shall not impose any duty on Lessor to e:cercise any such pover, and neither Lessor nor such attorney-in-fact shall be liable for anv act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.
1?.1.8    Blanket Policies. NotvithstandinQ anything to the
contrary contained herein, Lessee's obligations to carry the insurance provided for herein may be brought within the coveraae of a so-called blanket policy or policies of insurance carried and maintained by Lessee and its Affiliates; provided, hovever, that the coverage afforded to Lessor shall not be reduced or diminished or otherwise be different from that which
69
would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided, furthe_ r that the requirerents of Section 12.1 are otherwise satisfed.
12.1.9 No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any other Person, take out separate insurance concurrent in forzn or contributing in the event of loss with the insurance required hereunder to be furnished by Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless (a) all parties having an insurable interest in the subject matter ofthe insurance, including Lessor, are included therein as additional insureds and (b) losses are payable under said insurance in the same manner as losses are required to be payable under this Lease.
Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional insurance policy or policies.
12.1.10 Assianment of Unearned Premiums. Lessee hereby assigns to L.essor all rights of Lessee in and to any unearned premiums on any insurance policy required hereunder to be furnished by Lessee which may become payable or are refundable after the occurrence of an Event of Default hereunder, which premium, upon receipt thereof, Lessor shall at Lessor's option apply toward the Lease Obligations or hold as security therefor. In the event that this Lease is terminated for any reason (other than the purchase ofthe Leased Property by Lessee), the insurance policies required to be maintained hereunder, including all right, title and interest of Lessee thereunder, shall become the absolute property of Lessor subject to any limitation on assignment provided for therein.
12.2 Indemnity.
12.2.1 Indemnifieation. Except vith respect to the gross negligence or wilful misconduct of Lessor or any of the other Indemnified Parties, as to which no indemnity is provided, Lessee hereby agrees to defend with counsel reasonably acceptable to Lessor, against all claims and causes ofaction and to indemnifv and hold harmless Lessor and each of the other Indemnified Parties from and against all damages, losses, liabilities, obliations, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses, whether incurred in litigation or not and whether before or afierjudgement, including those incurred on appeal, court costs and other expenses of litigation) suffered by, or claimed or asserted against, Lessor or any of the other Indemnified Parties, directly or indirectly, by any Person other than a member of the Leasing Group who prevails in such claim or action based on, arising out of or resulting from (a) the use and occupancy of the Leased Property or any business conducted therein, (b) any act, fault, omission to act or misconduct by (i) any member of the Leasing Group,
(ii) any Affiliate of Lessee or (iii) any employee, agent,
licensee,
70
business invitee, guest, customer, contractor or sublessee ofany ofthe foreaoing parties, relating to, directly or indirectly, the Leased Property, (c) any accident, injury or.darrtage whatsoever caused to any Person, including, without limitation, any clairri ofmalpractice, or to the property of any Person in or about the Leased Property or outside of the Leased Property where such accident, injury or damage results or is claimed to have resulted from any act, fault, omission to act or misconduct by any member of the Leasing Group or any Affliate of Lessee or any employee, agent, licensee, contractor or sublessee ofany ofthe foregoing parties, (d) any Lease Default, (e) any claim brought or threatened aQainst Lessor by any member of the Leasing Group or by any other Person on account of (i) Lessor's relationship with any member of the Leasing Group pertaining in any way to the Leased Property and/or the transaction evidenced by the Lease Documents and/or (ii) Lessor's negotiation of, entering into and/or performing any of its obligations and/or exercising any ofits right and remedies under any ofthe Lease Documents, ( any attempt by any member ofthe Leasing Group or any Affliate of Lessee to transfer or relocate any of the Permits to any location other than the Leased Property and/or (g) the enforcement ofthis indemnity. Any amounts which become payable by Lessee under this Section 1 ?.2.1 shall be a demand obligation of Lessee to Lessor, payable as an Additional Charge. The indemnity provided for in this Section 12.?.1 shall survive any termination ofthis Lease and meraer into anyjudgement.
12.2.2    Indemnified Parties. As used in this Lease the
term "Indemnified Parties" shall mean the Meditrust Entities, any Fee Mortgagee and their respective successors, assigns, employees, servants, agents, attorneys, officers, directors, shareholders, partners and owners.
1?.2.3    Limitation on Lessor Liabilitv. I Teither Lessor
nor any Affiliate of Lessor shall be liable to any member of the Leasing Group or any Affiliate of any m.ember ofthe Leasin5 Group, or to any other Person whatsoever for any damaae, injury, loss, compensation, or claim (including, but not lirnited to, any claim for the interruption of or loss to any business conducted on the Leased Property) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, the following: (a) repairs to the Leased Property, (b) interruption in use ofthe Leased Property; (c) any accident or damaoe resulting from the use or operation of the Leased Property or any business conducted thereon; (d) the termination of this Lease by reason of Casualtv or Condemnation, (e) any fire, theft or other casualty or crime, (f) the actions, omissions or misconduct of any other Person, (g) damage to any property, or (h) any damage from the flow or leakina of water, rain or snow. All Tangible Personal Property and the personal property of any other Person on the Leased Property shall be at the sole risk of Lessee and Lessor shall not in any manner be held responsible therefor (except in tlie event of loss caused by the aross nealiaence or willful misconduct of Lessor). Notwithstandina the foreaoing, Lessor shall not be released from liability for any injury, loss, damage or liabilitv suffered by Lessee to the extent caused directlv by the gross nealigence or willful misconduct of Lessor, its servants, employees or aents acting within the scope of their
 .7I
authority on or about the Leased Property or in regards,to the Lease; prov_ ided, however, that in no event shall Lessor, its servants, employeesor agents have any liability.basd on any loss for any indirect or consequential damages. or
12.2.4 Risk of Loss. During the Term ofthis Lease, the risk ofloss or of decrease in the enjoyment and beneficial use ofthe Leased Property in consequence of any damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, levies or executions of Liens (other than those created by Lessor in accordance with the provisions of Airticle 20) is assumed by Lessee and, in the absence ofthe gross negligence or willful misconduct as set forth in
Section 12.2.3, Lessor shall in no event be answerable or accountable therefor (except for the obligation to account for insurance proceeds and Awards to the extent provided for in Airticles 13 and 14) nor shall any ofthe events mentioned in this Section entitle Lessee to any abatement of Rent (except for an abatement, if any, as specifically provided for in Section 3.7).
ARTICLE 13
FIRE AND CASUALTY
13.1 Restoration Followina Fire or Other Casualtv.
13.1.1 Follovina Fire or Casualtv. In the event ofany
damage or destruction to the Leased Property by reason of fire or other hazard or casualty (a
"Casualty"), Lessee shall give immediate written notice thereofto Lessor and, subject to the terms ofthis Article I
i and any applicable Legal Requirements, Lessee shall
proceed with reasonable diligence, in full compliance with all applicable Legal Requirements, to perform such repairs, replacement and reconstruction work (referred to herein as the
"Work") to restore the Leased Propertv to the condition it was in immediately prior to such dainage or destiuction and to a condition adequate to operate the Facility for the Primary Intended Use and, ifapplicable, the Other Permitted Uses and in compliance with applicable Legal Requirements. All Work shall be performed and completed in accordance vvith ali applicable Legal Requirements and the other requirements of this L ease within one hundred and twentv (
I ?0) days following the occurrence of the damae or destruction plus a reasonable time to compensate for Unavoidable Delays (including for the purposes ofthis Section, delays in obtaining Permits and in adjusting insurance lossesj, but in no event beyond two-hundred and seventy (270) days following the occurrence ofthe Casualty.
13.1.2 Procedures. In the event that any Casualty results in non-structural damaQe to the Ieased Property in excess of FIFTY THOUSAND DOLLARS.(50,000) or in any structural damage to the Leased Propertv, reaardless of the extent of such
72
structural damage, prior to commencing the Work, Lessee
shall comply with the following requirements:
(a) Lessee shall fumish to Lessor complete plans and specificatioils for the Work (collectively and as the same may be modifed and amended from time to time pursuant to the terms hereof, the "Plans and Specifications"), for Lessor's approval, in each instance, which approval shall not be unreasonably withheld. The Plans and Specifications shall bear the signed approval thereof by an architect, licensed to do business in the State, reasonably satisfactory to Lessor (in the event Lessor reasonably determines that the Work is of a nature for which the involvement of an architect is appropriate) and shall be accompanied by a written estimate from the architect, bearing the architect's seal, ofthe entire cost of completing the Work, and to the extent feasible, the Plans and Specifications shall provide for Work of such nature, quality and extent, that, upon the completion thereof, the Leased Property shall be at least equal in value and general utility to its value and general utility prior to the Casualty and shall be adequate to operate the Leased Property for the Primary Intended Use and, if applicable, the Other Permitted Uses;
(b) Lessee shall fumish to Lessor certified or photostatic copies of all Permits and Contracts required by all applicable Legal Requirements in connection with the cominencement and conduct ofthe Work to the ettent tlie same can be secured in the ordinary course prior to the commencement of construction;
(c) Lessee shall fumish to Lessor a cash deposit or a
payment and performance bond sufficient to pay for
completion ofand payment for the  Vork in an amount not
less than the architect's estimate of the entire cost of completina the Vork, less the amount ofproperty insurance proceeds (net ofcosts and expenses incurred by Lessor in collecting the same), ifany, then held by Lessor and which Lessor shall be required to apply toward restoration ofthe Leased Propertv as provided in Section I.2;
(d) Lessee shall fumish to Lessor such insurance with
respect to the Work (in addition to the insurance required under Section 1 ?. I hereo in such amounts and in such forms as is reasonably required by Lessee; and
(e) Lessee shall not commence any of the Work until Lessee shall have complied with the requirements set forth in clauses (a) throuah (d) immediately above, as applicable, and, thereafter, Lessee shall perform the Vork diligently, in a good and vorkmanlike fashion and in good faith in accordance vith (i) the Plans and Specifications referred to irz clause (a) immediately above, . (ii) the Permits and Contracts referred to in clause (b) immediately above and
(iii)
73
all applicable Legal Requirements and other requirements of this Lease; provided, however, that in the event ofa bona fide emergency during whicti Lessee-is unable to contact the appropriate representatives of Lessor, Lessee may commence such Work as may be necessary in order to address such emergency without Lessos prior approval, as long as Lessee immediately thereafter advises Lessor of such emergency and the nature and scope ofthe Work performed and obtains Lessor's approval ofthe remaining Work to be completed.
13.1.3 Disbursement oflnsurance Proceeds. If, as provided in Section 1.2, Lessor is required to apply any property insurance proceeds toward repair or restoration ofthe Leased Property, then as long as the Z Vork is being diligently performed by Lessee in accordance with the terms and conditions ofthis Lease, Lessor shall disburse such insurance proceeds from time to time during the course of
the Nork in accordance with and subject to satisfaction
ofthe following provisions and conditions. Lessor shall not be required to make disbursements more often than at thirty
(0) day intervals. Lessee shall submit a written request
for each disbursement at least ten (10) Business Days in advance and shall comply w_ ith the following requirements in connection with each disbursement:
(a) Prior to the commencement ofany Work, Lessee shall have received Lessor's written approval ofthe Plans and Specifications (which approval shall not be unreasonably withheld) and the Work shall be supervised by an
e:cperienced construction manaer with the consultation of
an architect or enaineer qualizied and licensed to do business in the State (in the event Lessor reasonably determines that the Work is of a nature for which the involvement of such architect or enaineer is appropriate). Lessee shall not make any changes in, and shall not permit any changes in, the quality ofthe materials to be used in the Work, the Plans and Specifications or the Work, whether by change order or otherwise, without the prior ritten consent of Lessor, in each instance (vhich consent may be withheld in Lessor s sole and absolute discretion);
provided, however, that such consent sh.all not be required for any individual change which has been approved by the architect, which does not materially affect the structure or eYterior of the Facilitv, and the cost of which does not eYceed TEN THOUSAND DOLLARS (10,000) or hich chanes, in the agaregate, do not exceed ONE HUNDRED THOUSAND DOLLARS (100,000) in cost. Notwithstanding the foregoina, prior to making any change in Plans and Specifications, copies ofall change orders shall be submitted by Lessee to Lessor and Lessee shall also deliver to Lessor evidence satisfactory to Lessor, in its reasonable discretion, that all necessarv Permits and/or Contracts required by any Govemmental Authority in connection therewith have been obtained or entered into, as the case may be.
74
(b) Each request for payment shall be accompanied by (r) a certificate of the architect or engineer, bearing the architect's or engineer's seal, and (y) a certificate ofthe general contractor, qualified and licerised to do bzzsiness
n tlie State, that is performing the Work (collectively,
the "Work Certificates"), eaci dated not more than ten (
10) days prior to the application for withdrawal of funds,
and each stating:
(i) that all of the Work performed as of the date of the certificates_ has been completed in compliance with the approved Plans and Specifications, applicable Contracts and all applicable Legal Requirements;
(ii) that the sum then requested to be withdrawn has been paid by. Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons, whose names and addresses shall be stated therein, who have rendered or furnished certain services or materials for the Work, and the certiflcate shall also include a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said Persons in respect thereof and stating the progress of the Work up to the date of said certificate;
(iii;      then requested to be withdrawn,
plus all suzns previously withdrawn, does not exceed the
cost of the Work insofar as actually accomplished up to the date of such certificate;
(iv) that the remainder of the funds held by Lessor will be sufficient to pay for the full completion of the Work in accordance with the Plans and Specifications;
(v) that no part of the cost of the services and materials described in the applicable Work Certificate has been or is being made the basis of the withdraval of any funds in any previous or then pending application; and
(vi) that, except for the amounts, if any, specified in the applicable Work Certificate to be due for services and materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, ifunpaid, might become the basi.s of a vendor's, mechanic's, laborer s or materialman's statutorv or other similar Lien upon the Leased Property.
75
(e) Lessee shall deliver to Lessor satisfactory evidence
that the Leased Property and all materials and all property described in the Work Certificates.a_ re free and clear of Liens, except (i) Liens, if any, securing indebtedness due to = Persons (whose names and addresses and the several amounts due them shall`be stated therein) specified in an applicable Work Certificate, which Liens shall be discharged upon disbursement ofthe funds then being requested or duly contested in accordance with the terms ofthis Lease Agreement, (ii) any Fee Mortgage and (iii) the Permitted Encumbrances. Lessor shall accept as satisfactory evidence of the foregoing lien waivers in customary form from the general contractor and all subcontractors performing the Work, together with an endorsement of its title insurance policy (relating to the Leased Property) in form acceptable to Lessor, dated as of the date of the making of the then current disbursement, confirming the foregoing.
(d) If the Work involves alteration or restoration of the exterior of any Leased Improvement that changes the footprint of any Leased Improvement, Lessee shall deliver to Lessor, upon the request of Lessor, an "as-built" survey of the Leased Property dated as of a date within ten (10) days prior to the making of the first and final advances (or revised to a date within ten (10) days prior to each such advance) showing no encroachments other than such encroachments, if any, by the Leased Improvements upon or over the Permitted Encumbrances as are in existence as ofthe date hereof.
(e) Lessee shall deliver to Lessor (i) an opinion of counsel (satisfactory to Lessor both as to counsel and as to the form of opinion) prior to the first advance opining that all necessary Permits for the repair, replacement and/or restoration ofthe Leased Property which can be obtained in the ordinary course as of said date have been obtained and that the Leased Property, if repaired, replaced or rebuilt in accordance, in all material respects, with the approved Plans and Specifications and such Permits, shall comply with all applicable Legal Requirements subject to such limitations as may be imposed on such opinion under local
law and (ii) if applicable, an architect's certificate (satisfactory to Lessor both as to the architect and as to the form ofthe certificate) prior to the final advance, certifying that the Leased Property was repaired, replaced or rebuilt in accordance, in all material respects. with the approved Plans and Specifications and complies with all applicable Legal Requirements, including, without limitation, all Permits referenced in the foregoing clause
(i).
(   There shall be no Lease Default or any state of facts
or circumstance eYistina vhich, with the giving ofnotice and/or the passage oftime, would constitute any Lease Default.
76
Lessor, at its option, may waive any of the foregoing requirements in whole, or in part in any instance. Upon compliance by Lessee with the foregoing requiremenCs
(except frr such requirements, if any, as Lessor may have expressly elected to waive;.and to -th extent of (r) the insurance proceeds, if any, which Lessor may be required to apply ti restoration of the Leased Property pursuant to the provisions of this Lease and (y) all other cash deposits made by Lessee, Lessor shall make available for payment to the Persons named in the Work Certificate the respective amounts stated in said certificate(s) to be due, subject to
a. retention of ten percent ( 10) as to all hard costs of
the Work (the
"Retainage"). It is understood that the Retainage is
intended to provide a contingency fund to assure Lessor that the Work shall be fully completed in accordance with the Plans and Specifications and the requirements of Lessor.
Upon the full and final completion of all of the Work in accordance with the provisions hereof, the Retainage shall be made available for payment to those Persons entitled
thereto.
Upon completion of the Work, and as a condition precedent to making any further advance, in addition to the requirements set forth above, Lessee shall promptly deliver to Lessor:
(i) if applicable, written certificates of the architect or engineer, bearing the architect's or engineer's seal, and the general contractor, certifying that the Work has been fully completed in a good and workmanlike manner in material compliance with the Plans and Specifications and all applicable Legal Requirements;
(ii) an endorsement of its title insurance policy (relating to the Leased Property) in form reasonably acceptable to Lessor insuring the Leased Property against all mechanic's and materialman's liens accompanied by the final lien waivers from the general contractor and all subcontractors;
(iii) a certificate by Lessee in form and substance reasonably satisfactory to Lessor, listing all costs and expenses in connection with the completion of the Work and the amount paid by Lessee with respect to the Work; and
(iv) a temporarv certificate oi occupancy (if obtainable)
and all other applicable Permits and Contracts issued by or entered into with any Goveznmental Authority with respect to the Primary Intended Use not already delivered to Lessor and, to the extent applicable, the Other Permitted Uses and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Leased Property is situated with respect to the Facility; provided, that within thirty ( i0) days afier completion of the Work, Lessee shall obtain and deliver to Lessor a permanent certificate of occupancy for the Leased Property, subject to seasonal delays.
77
Upon completion ofthe Work and delivery ofthe documents required pursuant to the provisions of this Section 13.1, Lessor shall pay the Retainage to Lessee or to those Persons entitled thereto and ifthere shall be insurance proceeds or cash deposits, other than the Retainage, held by Lessor in excess of the amounts disbursed pursuant to th foregoing provisions, then provided that no Lease Default has occurred and is continuing, nor any state of facts or circumstances which, with the giving of notice and/or the passage of time would constitute a Lease Default, Lessor shall pay over such proceeds or cash deposits to Lessee.
No inspections or any approvals ofthe Work during or after construction shall constitute a warranty or representation by Lessor, or any of its agents or Consultants, as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without
limitation, any fixtures, equipment or furnishings, or as to the subsoil conditions or any other physical condition or feature pertaining to the Leased Property. All acts, including any failure to act, relating to Lessor are performed solely for the benefit of Lessor to assure the payment and performance ofthe Lease Obligations and are not for the benefit of Lessee or the benefit of any other
Person.
13.2 Dis osition of Insurance Proceeds.
13.2.1 Proceeds To Be Released to Pav For Work. In the event ofany Casualtv, eYcept as provided for in Section 1 i.2.?, Lessor shall release proceeds of property insurance held by it to pay for the Work in accordance with the provisions and procedures set forth in=this Article 13, only if:
(a) all of the terms, conditions and provisions of Sections
13.1 and 1.2. I are satisfied
,
(b)  Lessee demonstrates to Lessor's satisfactior that
Lesse has the fmancial ability to satisfy the Lease Obligations during such repair or restoration; and
(c) no Sublease material to the operation o.fthe Faciiitv immediately prior to such damage or taking shall have been cancelled or terminated, nor contain any still ecercisable right to cancel or terminate, due to such Casualty if and to the etent that the income from such Sublease is necessary in order to avoid the violation of any of the financial covenants set forth in this Lease or otherwise to avoid the creation of an Event of Default.
If a Fee Mortgagee prevents Lessor from releasing proceeds
of property insurance notwithstanding the satisfaction ofthe foregoing requirements, Lessee shall have no obligation to restore the Casualty to which such.proceeds pertain.
78
13.2.? Proceeds Not To Be Released. If, as the result of any Casualty, the Leased Property is damaged to the extent it is rendered Unsuitable For fts Primary Intended Use and if either: (a) Lessee, after exercise of diligent efforts; cannot.wi2hin a .reasonable time (not in excess of ninety
(90) days) obtain all necessary Permits in order to be able to perform all required Work and to again operate the Facility for its Primary Intended Use and, if applicable, the Other Permitted Uses within two hundred and seventy
(270) days from the occurrence of the damage or destruction in substantially the manner ,as immediately prior to such damage or destruction or (b) such Casualty occurs during the last twenty-four (24) months of the Term and would reasonably require more than nine (9) months to obtain all Permits and complete the Work, then Lessee may either (i) acquire the Leased Property from Lessor for a purchase price equal to the greater of (x) the Meditrust Investment or (y) the Fair Market Value of the Leased Property minus the .Fair Market Added Value, with the Fair Market Value and the Fair Market Added Value to be determined as of the day immediately prior to such Casualty and prior to any other Casualty which has not been fully repaired, restored or replaced, in which event, Lessee shall be entitled upon payment ofthe full purchase price to receive all property insurance proceeds (less any costs and expenses incurred by Lessor in collecting the same), or (ii) terminate this
Lease, in which event (subject to the provisions ofthe last sentence ofthis Section 1.2.2) Lessor shall be entitled to receive and retain the insurance proceeds; provided, however, that Lessee shall only have such right of termination effective upon payment to Lessor of all Rent and other sums due under this Lease and the other Lease
Documents through the date oftermination plus an amount, which when added to th sum of (1) the Fair Market Value of the Leased Property as affected by all unrepaired or unrestored damage due to any Casualty (and giving due regard for delays, costs and expenses incident to completing all repair or restoration required to fully repair or restore the same) plus (2) tlze amount ofinsurance proceeds actually received by Lessor (net of costs and expenses incurred by Lessor in collecting the same) equals (3) the areater ofthe Nleditrust Investment or the Fair Market Value ofthe Leased Property minus the Fair Market Added Value, with the Fair Market Value and the Fair Market Added Value to be
determined as of the dav immediately prior to such Casualty and prior to any other Casualty which has notbeen fully repaired. Any acquisition of the Leased Property pursuant to the terms ofthis Section 13.2.2 shall be consummated in accordance with the provisions of Article 18, mutatis, mutandis. Ifsuch termination becomes effective, Lessor shall assian to Lessee any outstanding insurance claims and, at Lessee's expense, shall cooperate in Lessee's efforts to secure the same. In the event this Lease is terminated pursuant to the provisions ofthis Section 1.2.2 and the insurance proceeds received by Lessor in connection therewith (net of costs and expenses incurred in obtaining such proceeds) exceeds one hundred fifteen percent (15)
of the Fair Market Value of the Leased Premises at the time of such termination; Lessor shall pay to Lessee fifty percent (50) ofthe amount ofsuch excess.
13.2.3 .Secial Right to Rebuild. Anythina contained in
Section 1 i.?.2(A) (a) above notwithstanding, iffollowing
any Casualty, Lessee vill be unable, as a result of
79
any applicable Legal Requirements, to rebuild and operate
the Facility for the Primary Intended Use and, ifapplicable, the Other PermittedUses, but will be able to rebuild and operate an assisted living facility (the "New Use Facility") providing substantially_ siinilar services as the Facility immediately prior to such Casualty and having units equal irr number to at least seventy-five per cent (75%) ofthe number ofunits included in the Primary Intended Use (the
"New Primary Intended Use"), as in effect immediately prior to any such Casualty, then, Lessee may rebuild the New Use Facility in accordance with the terms and provisions of
Article 13, so long as (a) Lessee is otherwise.able to
comply with, and does comply with, all of the terms and conditions of Article I 3 and (b) the projections for the
New Use Facility, as reasonably approved by Lessor, indicate that Lessee shall be able to maintain for the New Use Facility, for each Fiscal Quarter of the Term, including all Extended Terms, commencing with the first Fiscal Quarter following the first anniversary of the earlier of the issuance of a temporary certificate of occupancy therefor or the completion of the Work, a Debt Coverage Ratio equal to or greater than 1.1 to 1 (the "Minimum Coverage Ratio"). In such case, for purposes of compliance with the terms and conditions of this Article 13 by Lessee and for the balance of the Term following such Casualty, the Primarv Intended
Use shall be deemed to be the New Prizriary Intended Use and the Facility shall be deemed to be the New Use Facility. Lessee shall deliver to Lessor the projections referred to in clause (b)(i) above, together vith calculations, based tlzereon, showing the Minimum Coverage Ratio, prior to the commencement ofany Work.
13.3 Tangible Personal Propertv. All insurance proceeds payable by reason ofany loss ofor damage to any ofthe Tangible Personal Property shall be paid to Lessor as secured party, subject to the rights of the holders of any Permitted Prior Security Interests, and, thereafter, provided that no Lease Default, nor any fact or circumstance which with the giving of notice and/or the passage of time could constitute a Lease Default, has occurred and is continuing, Lessor shall pay such insurance proceeds to Lessee to reimburse Lessee for the cost of repairing or replacing the damaged Tanaible Personal Property, subject to the terms and conditions set forth in the other provisions ofthis Article 13, mutatis mutandis.
13.4 Restoration of Certain Improvements and the Tangible Personal Propertv. If Lessee is required or elects to restore the Facility, Lessee shall either (a) restore (i)
all alterations and improvements to the Leased Property made by Leasee a.d (ii) the Tangible Personal Property or (b) replace such alterations and improvements and the Tanaible Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property provided, however, that Lessee shall be obligated to so restore or replace the Tangible Personal Property only to the eYtent desirable for the prudent operation ofthe Facility in the o.od faith. etercise of commercially reasonable business judgment.
13. No Abatement of Rent. In no event shall any Rent abate
as a result of any Casualty except as expressly.provided in
Section 3.7.
80
13.6 Termination of Certain Rihts. Any termination ofthis Lease pursuant to this Article 1 i shall cause any right of Lessee to extend the Termofthis Lease_ granted to Lessee_ herein and any right of Lessee to purchase the Leased Property contained in this Lease to be terminated and to be without further force or effect.
13.7 Waiver. Lessee hereby waives any statutory rights oftermination which may arise by reason of any damage or destruction to the Leased Property due to any Casualty which Lessee is obligated to restore or may restore under any of the provisions of this Lease.
13.8 Application of Rent Loss and/or Business Interruption Insurance. Lessor shall direct all proceeds ofrent loss and/or business interruption insurance (collectively, "Rent Insurance Proceeds") to be paid to Lessee, provided no fact or circumstance eists which constitutes, or with notice, or passage of time, or both, would constitute, a Lease Default pertaining to Facility or the Leased Property. If a Lease Default or such fact or circumstance exists, Lessor may rescind such direction and apply all such insurance proceeds towards the Lease Obligations pertaining to the Facility or the Leased Propertv or hold such proceeds as security therefor.
13.9 Obliation To Account. Upon Lessee's written request, which may not be made not more than once in any three () month period, Lessor shall provide Lessee with a written accounting of the application of all insurance proceeds received by Lessor.
ARTICLE 14
CONDEMNATION
l4.l Parties' Riahts and Obliaations. Ifdliring the Term there is- any Taking ofall or :.v part ofthe Leased
Property or any interest in this Lease, the rights and obligations ofthe parties shall be determined by this
Article 14.
I:l.? Total Takina. Ifthere is a permanent Taking ofall or substantially all ofthe I.eased Property, this Lease shall terminate on the Date of Takina. In the event this Lease is terminated pursuant to the provisions of this Section 14.2 and the Award received by Lessor in connection therewith
(net of costs and expenses incurred in obtaining such Award) exceeds one hundred fifteen percent (115%) of the Fair
Market Value of the Leased Premises at the time of such termination, Lessor shall pay to Lessee fifty percent (50) ofthe amount ofsuch etcess.
1.3 Partial or Temporarv Taking. Ifthere is a Permanent Taking ofa portion ofthe Leased Property, or if there is a temporary Takina of all or a portion of the Leased Property, this Lease shall remain in effect so lon as the Leased Property is not thereby rendered permanently Unsuitable For Its Primary Intended Use or temporarilv Unsuitable For Its Primary Intended Use for a period not likely to, or which does not, exceed two hundred and seventv (?70) days. If,
8l
however, the Leased Property
is thereby so rendered permanently or temporarily Unsuitable For Its Primary Intended Use: (a) ifonly rendered temporarily Unsuitable For Its primary Intended Use, Lessee shall have the right to restore the Leased Property, at its own expense (subjeet to the right under certain circumstances as provided for in Section 14.5 to receive the net procee-ofan Award for reimbursement), to the extent possible, to substantially the same condition as existed immediately before the partial or temporary Taking or (b) Lessee shall have the right to acquire the Leased Property from Lessor (i) upon payment ofall Rent due through the date that the purchase price is.paid, for a purchase price equal to the greater of (x) the Meditrust Investment or (y) the Fair Market Value of the Leased Property minus
the Fair Market Added Value, with the Fair Market Value of the Leased Property and the Fair Market Added Value to be determined as of the day immediately prior to such partial or temporary Taking and (ii) in accordance with the terms
and conditions set forth in Article I 8; in which event,
this Lease shall terminate upon payment of such.purchase price and the consummation of such acquisition. Notwithstanding the foregoing, Lessor may overrule Lessee's election under clause (a) or (b) and instead either (1) terminate this Lease (with no obligation on the part of Lessee to acquire the Leased Property as a result thereo as of the date when Lessee is required to surrender possession of the portion of the Leased Property.so taken if (X) such portion comprises more than thirty percent (30) of the
Leased Property or of the residential building(s) located thereon or (Y) possession thereof is to be surrendered within two years of the expiration of the Term or (2) compel Lessee to keep the Lease in full force and effect and to restore the Leased Property as provided in clause (a) above, but only ifthe Leased Property may be operated for at least eighty percent (80%) ofthe licensed unit capacity ofthe Facility in effect prior to the Taking. Lessee shall exercise its election under this Section 14. bv givino
Lessor notice thereof("Lessee's Election Notice") within sixty (60) days after Lessee receives notice ofthe Taking. Lessor shall exercise its option to overrule Lessee's election under this Section 14. by givina Lessee notice of Lessor's exercise ofits riahts under Section 14. i within thirty (30) days after Lessor receives Lessee's Election Notice. If, as the result of any such partial or temporary Taking, this Lease is not terzninated as provided above, Lessee shall be entitled to an abatement of Rent, but only to the extent, if any, provided for in Section i.7,
effective as ofthe date upon which the Leased Property is rendered Unsuitable For Its Primary Intended Use.
14.4 Restoration. Ifthere is a partial or temporary Taking ofthe Leased Property and this Lease remains in full force and effect pursuant to Section 14., Lessee shall accomplish all necessarv restoration ar?d Lessor shall release the net proceeds of such Award to reimburse Lessee for the actual reasonable costs and expenses thereof, subject to all ofthe conditions and provisions set forth in Article 1 i as though the Taking was a Casualty and the Award was insurance proceeds. If the cost of the restoration eceeds the amount of the Award (net of costs and e:cpenses incurred in obtainina the Award), Lessee shall be obligated to contribute any ecess amount needed to restore the Facility
or pay for such costs and expenses. To the extent that the cost ofrestoration is less than the amount ofthe Award (net ofcost and expenses incurred in obtainina the Award), the remainder of the Avard shall be retained by Lessor and Rent shall be abated as set forth in Section i.7
82
14.2 Avard Distribution. In the event Lessee comletes the purchase of the, Leased Property, as described in Section 14.3, the entire Award shall, upon payment ofthe purchase price and all Rent and other sums due under this Lease and the other hease Documents, belorlg to Lessee and Lessor agrees to assign to Lessee all of Lessor's rights thereto or, to the extent Lessor has received payment of the Award, the amount of such payment shall be credited against the purchase price. In any other event, the entire Award (except for such portion thereofvhich the Condemner designates as allocable to Lessee's loss of business or Tangible Personal Property) shall belong to and be paid to Lessor. .
14.6, Control of Proceedings. Subject to the rights ofany
Fee Mortgagee, unless and until Lessee completes the
purchase ofthe Leased Property as provided in Section 14.3, all proceedings involving any Taking and the prosecution of claims arising out of any Taking against the Condemnor shall be conducted, prosecuted and settled by Lessor; provided, however, that Lessor shall keep Lessee apprised ofthe progress ofall such proceedings and shall solicit Lessee's advice with respect thereto and shall give due consideration to any such advice. In addition, Lessee shall reimburse Lessor (as an Additional Charge) for all costs and expenses, including reasonable attorneys' fees, appraisal fees, fees of expert witnesses and costs of litigation or dispute resolution, in relation to any Taking, whether or not this Lease is terminated; provided, however, ifthis Lease is terminated as a result ofa Taking, Lessee's obligationto so reimburse Lessor shall be diminished by the amount of the Award, if any, received by Lessor hich is in eccess ofthe Meditrust Investment.
ARTICLE 15
PERlVIITTED CONTESTS
- 15.1 Lessee's Riht to Contest. To the extent ofthe
express references made to this
Article l5 in other Sections ofthis Lease, Lessee, any Sublessee or any Manager on their own or on Lessor's behalf (or in Lessor's name), but at their sole cost and expense, may contest, by appropriate leaal proceedings conducted in good faith and with due diligence (until the resolution thereo, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, the decision of any Governmental Authority related to the operation of the Leased Property for its Primary Intended Use and/or, if applicable, any of the Other Permitted Uses or any Lien or claim relating to the Leased Property not otherwise permitted by this Agreement; provided, that (a) prior
written notice of such contest is given to Lessor, (b) in
the case of an unpaid Imposition, Lien or claim, the commencement and continuation of such proceedings shall suspend the collection thereoffrom Lessor and/or compliance by any applicable member ofthe Leasing Group with the contested Legal Requirement or other matter may be legally delayed pending the prosecution of any such proceeding without the occurrence or creation of any Lien
,charge or liability of any kind against the Leased
Property, (c) neither the Leased Property nor anv rent therefrom would be in any immediate danaer of beina sold, forfeited, attached or lost as a result ofsuch proceeding,
(d) in the case ofa Legal Requirement, neither Lessor nor
any
83
member ofthe Leasing Group would be in any immediate danger ofcivil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (e) in
the event that any such contest shall involve a sum ofmoney or potential loss in excess of TWENTY FIVE. THOUSAND
DOLLARS (25,000), Lessee shall deliver to Lessor an
Officer's Certificate and opinion of counsel, if Lessor
deems the delivery of an opinion to be appropriate, certifying or opining, as the case may be, as to the validity ofthe statements set forth to the effect set forth in clauses (b), (c) and (d), to the extent applicable, (f) Lessee shall give such cash security as may be demanded in good faith by Lessor to insure ultimate payment of any fine, penalty, interest or cost and to prevent any sale or forfeiture of the affected portion of the Leased Property by reason of such non-payment or non-compliance, (g) if such contest is finally resolved against Lessor or any member of the Leasing Group, Lessee shall promptly pay, as Additional Charges due hereunder, the amount required to be paid, together with all interest and penalties accrued thereon and/or comply (and cause any Sublessee and any Manager to comply) with the applicable Legal Requirement, and (h) no state offacts or circumstance exists which constitutes, or with the passage oftime and/or the giving ofnotice, could constitute a Lease Default; rovided, however, but without limiting any other right Lessee may have under the Lease Documents to contest the payment of Rent, the provisions of this Article 15 shall not be construed to permit Lessee to contest the payment of Rent or any other sums payable by Lessee to Lessor under any ofthe Lease Documents. Ifsuch contest is finally resolved in favor of Lessee, Lessee shall be entitled to any refund resulting therefrom.
1.2 Lessor's Cooperation. Lessor, at Lessee's sole cost and expense, shall execute a: d deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, so long as the same does not expose Lessor to any civil or criminal liability, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein.
15.3 Lessee's Indemnitv. Lessee, as more particularly provided for in Section I?.?, shall indemnify, defend (with counsel acceptable to Lessor) and save Lessor harmless aaainst any liability, cost or ecpense ofany kind, includina, without limitation, attorneys' fees and etpenses that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom and in the enforcement of this indemnification.
ARTICLE 16
DEFAULT
16.1 Events of Default. Each ofthe following shall
constitute an "Event of Default" hereunder and shall entitle Lessor to eercise its remedies hereunder and under any of the other
Lease Documents:
ga
(a)  any failure of Lessee to pay any amount due hereunder
or under any of the other Lease Documents within ten (10)
days folloving the date wheri such paymgnt was due;   =(b)
any failure in the observance or performance of any other covenant, term, condition or warranty provided in this Lease or any of the other Lease Documents, other than the payment of any monetary obligation and other than as specified in subsections (c) through (v) below (a "Failure to Perform"), continuing for thirty (30) days after the giving of notice by Lessor to Lessee specifying the nature of the Failure to Perform; except as to matters not susceptible to cure within thirty (30) days, provided that with respect to such matters, (i) Lessee commences the cure thereof within thirty
(30) days after the giving of such notice by Lessor to Lessee, (ii) Lessee continuously prosecutes such cure to completion, (iii) such cure is completed within one hundred twenty ( 120) days after the giving of such notice by Lessor to Lessee and (iv) such Failure to Perform does not impair the value of, or Lessor's rights with respect to, the Leased Property or otherwise impair the Collateral or Lessor's security interest therein;
(c) the occurrence of any default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, under any of the other Lease Documents, including, without limitation, the Agreement Regarding Related Transactions;
(d) if any representation, warrantv or statement contained herein or in any of the other Lease Documents proves to be untrue in any material respect as of the date when made or at any time during the Term if such representation or warranty is a continuing representation or warranty pursuant to Section 10.2;
(e)  if any member of the Leasing Group shall (i)
voluntarily be adjudicated a bankrupt or insolvent, (ii)
seek or consent to the appointment of a receiver or trustee for itself or for the Leased Property; (iii) file a petition seeking relief under the bankruptcy or other similar laws ofthe United States, any state or anyjurisdiction, (iv) make a general assignment for the benefit of creditors, (v) make or offer a composition of its debts with its creditors or
(vi) be unable to pay its debts as such debts mature;
if any court shall enter an order, judgment or decree appointing, without the consent of any member of the Leasing Group, a receiver or trustee for such member or for any of its property and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered;
(g)  if a petition is filed aaainst any member of the
Leasing Group which seeks relief under the bankruptcy or other similar laws of the United States, any state or any otherjurisdiction, and such petition is not dismissed within ninety (90) day-s after it is filed;
85
(h)  in the event that:
i:   all or any portion ofthe interest ofany partrter,
shareholder, member in any member ofthe Leasing Group (other than Guarantor) shallbe=; on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a partnership, joint venture, syndicate or other group, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its reasonable discretion with respect to a sale, assignment, hypothecation or other transfer to a MeditrustlEmeritus Transaction Affiliate and in all other cases, in its sole and absolute discretion;
ii. the shares ofthe issued and outstanding capital stock ofany member of the Leasing Group (other than Guarantor) shall be, on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a corporation, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its reasonable discretion with respect to a sale, assignment, hypothecation or other transfer to a Meditrust/Emeritus Transaction Affliate and in all other cases, in its sole and absolute discretion; or
iii. all or any portion of the beneficial interest in any member of the Leasina Group (other than Guarantor) shall be, directly or indirectly, sold or otherwise transfened
(whether by operation of law or otherwise), if such member
of the Leasina Group shall be a trust, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its reasonable discretion with respect to a sale, assignment. hypothecation or other transfer to a meditrust Emeritus Transaction Affiliate and in all other cases, in its sole and absolute discretion; Notwithstanding the foregoing, no consent of Lessor to a pledge by Lessee of its stock to the lender of a Working Capital Loan satisfying the requirements of Section 6. I. shall be required (a "Working Capital Stock PledQe").
(i)  the death, incapacity, liquidation, dissolution or
termination of
ecistence of any member of the Leasino Group or the meraer
or consolidation of any member of the Leasina Group with anv other Person except as eYpressly permitted bv_ the terms ofthis Lease Agreement.
,
86
(p)  if any malpractice award or judgment exceeding any
applicable
professional liability insurance coverage by more than FIVE HUNDRED THOUSAND DOLLARS (500,000) shall be rendered against any member of the Leasing Group: and ei.ther (i) enforcement proceedings shall have been commenced by any creditor uporr'-such award orjudgment or (ii) such award orjudgment shall continue unsatisfied and in effect for a period of ten ( 10) consecutive days without an insurance company satisfactory to Lessor (in its sole and absolute discretion) having agreed to fund such award orjudgment in, a manner satisfactory to Lessor (in its sole and absolute discretion) and in either case such award or judgment shall, in the reasonable opinion of Lessor, have a material adverse affect on the ability of Lessee or any Sublessee to operate the Facility;
(q) if any Provider Agreement material to the operation or financial condition of the Leased Property shall be terminated prior to the expiration of the term thereof or, without the prior written consent of Lessor, in each instance, which consent may be withheld in. Lessor's reasonable discretion, shall not be renewed or extended upon the expiration of the stated term thereof;
(r) if, after Lessee or any Sublessee has obtained approval for Medicare and/or Medicaid fiznding, a final unappealable determination is made by the appli cable Govemmental Authority that Lessee or any Sublessee shall have failed to comply with applicable Medicare and/or Medicaid regulations in the operation ofthe Facility, as a result of which failure Lessee or such Sublessee is declared ineligible to continue its participation in the Medicare and/or Medicaid programs and such determination could reasonably be expected to have a material adverse effect on the operation or financial condition ofthe Leased Property;
(s) ifany member ofthe Leasing Group receives notice ofa fnal unappealable determination by applicable Governmental Authorities of the revocation of any Permit required for the lavful construction or operation ofthe Facility in accordance w-ith the Primary Intended Use and, if
applicable, the Other Permitted Uses or the loss of any Permit under any other circumstances under which any member ofthe Leasing Group is required to permanently cease the construction or operation of the Facility in accordance w-ith the Primary Intended Use and the Other Permitted Uses; and
(t) any failure to maintain the insurance required pursuant to Section I i of this Lease in force and effect at all times until the Lease Obligations are fully paid and
perforzned;
(u)  the appointment of a temporary manaaer (or operator)
for the Leased Property by any Govemmental Authority;
(v) the entry of an order by a court with jurisdiction over the LeasedPropezty to close the Facility, to transfer one or more residents the Facility as a result of
88
an allegation of abuse or neglect or to take any acti,on to eliminate an emergency situation then existing at the Facility, if such order has not been stayed pending appeal vithin Ien (10) following such entry; or
(w) the occurrence of any default or breach of condition continuing for more than thirty (0) days under any credit agreement, loan agreement or other agreement establishing a major line ofcredit (including, without Iimitation, a major line ofcredit or a Working Capital Loan which is not secured by a Working Capital Stock Pledge)(or any documents executed in connection with such lines of credit) on behalf of Guarantor without regard to whether the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it or the occurrence of any such default or breach of condition if the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it. For the purpose of this provision, a major line of credit shall mean and include any line of credit established in an amount equal to or greater than ONE
MILLION DOLLARS (1,000,000) with respect to a line of
credit for which Guarantor is an obligor, endorser, surety
or guarantor.
16.2 Remedies.
(a) If any Lease Default shall have occurred, Lessor may at its option terminate this Lease by giving Lessee not less than ten ( 10) days' notice of such termination, or exercise arly one or more ofits rights and remedies under this Lease or any ofthe other Lease Documents, or as available at law or in equity and upon the expiration ofthe time fixed in
such notice, the Term shall terminate (but only if Lessor shall have specifically elected by a written notice to so terminate the Lease) and all rights of Lessee under this Lease shall cease. Notvithstanding the foregoing, in the event of Lessee's failure to pay Rent, if such Rent remains unpaid beyond ten (10) days from the due date thereof,
Lessor shall not be obligated to give ten ( I 0) days notice of such termination or exercise of any of its other rights and remedies under this Lease, or the other Lease Documents, or otherwise available at law or in equity, and Lessor shall be at liberty to pursue any one or more of such rights or remedies without further notice. No taking of possession of the Leased Property by or on behalf of Lessor, and no other act done by or on behalf of Lessor, shall constitute an acceptance of surrender of the Leased Property by Lessee or reduce Lessee's obligations under this Lease or the other Lease Documenta, unless otherwise expresslv agreed to in a written document sianed by an authorized officer or agent of Lessor.
(b) To the extent permitted under applicable law, Lessee shall pay as Additional Charoes all costs and expenses (includina, without limitation, attorneys' fee and expenses) reasoriablv incurred by or on behalf of Lessor as a result of any Lease Default.
89
(j) except as provided in Section 19.1 hereof, if, without the prior written consent of Lessor, in each instance, which consent rriay be withheld by Lessor in its sole and absolute discretion, Lessee's interest, or any interest ofa Sublessee whieh is an : Affiliate of Lessee, in the Leased Property shall be, directly or indirectly, mortgaged; encumbered (by any voluntary or involuntary Lien other than the Permitted Encumbrances), subleased, sold, assigned, hypothecated or otherwise transferred (whether by operation oflaw or otherwise);
(k) the occurrence of a default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, in connection with the payment or performance of any other material obligation of Lessee or any Sublessee which is an Affliate of Lessee, ifthe applicable creditor or obligee elects to declare the obligations of Lessee or the applicable Sublessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee, or, whether or not such creditor or obligee has so elected or exercised, such creditor's or obligee's rights and remedies, ifexercised, may involve or result in the taking of possession of, or the creation of a Lien on, the Leased Property; provided, however, that in any event, the election by the applicable creditor or obligee to declare the obligations of Lessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee shall be an Event of Default hereunder only if such obligations, individually or in the aggregate, are in excess of TWO HUNDRED FIFTY THOUSAND DOLLARS (250,000);
(I)  the occurrence of a Relaed Party Default;
(m) the occurrence of any default or breach of condition which is not cured within any applicable cure period under a Working Capital Loan secured by a Working Capital Stock
Plede (or any documents executed in connection therewith)
or the exercise of any ownership rights by the lender of a Working Capital Loan secured by a Working Capital Stock Pledge;
(n) except as a result of Casualty or a partial or
complete Condemnation (including a temporary taking), if Lessee or any Sublessee ceases operation of the Facility for a period in ecess of thirty (0) days (a "Failure to Operaie");
(o) if one or more j udgments against Lessee or any Sublessee which is an Af iliate of Lessee or attachments aaainst Lessee's interest or any such Sublessee's interest in the Leased Property, which in the aagregate exceed TWO HUNDRED FIFTY THOUSAND DOLLARS (250;000) or which may materially and adversely interfere vvith the operation of the Facility, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty
(30) days;
87
(c) If any Lease Default shall have occurred, whether or not this Lease has been terminated pursuant to Paragraph (a) ofthis Section, Lesseeshall, to the extent.permitted unsier applicable law, if required by Lessor so to do, upon not less than teri (10) days' prior notice from Lessor, immediately surrender to Lessor the Leased Property pursuant to the provisions of Paragraph (a) of this Section and quit the same, and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all ofthe Tangible Personal Property from the Leased Property, subject to the rights of any residents of the Facility and any Sublessees who are not Affiliates ofany member ofthe Leasing Group and to any requirements ofapplicable law, or Lessor may claim ownership ofthe Tangible Personal Property as set forth in Section
5.2.3 hereofor Lessor may exercise its rights as secured party under the Security Agreement. Lessor shall use reasonable, good faith efforts to relet the Leased Property or otherwise mitigate damaes suffered by Lessor as a result of Lessee's breach of this Lease.
(d) In addition to all of the rights and remedies of Lessor set forth in this Lease and the other Lease Documents, if Lessee shall fail to pay any rental or other charge due hereunder (whether denominated as Base Rent, Additional
Rent, Additional Charges or otherwise) within ten ( 10) days after same shall have become due and payable, then and in such event Lessee shall also pay to Lessor (i) a late payment service charge (in order to partially defray
Lessor's administrative and other overhead expenses) equal
to TWO HUNDRED FIFTY DOLLARS (250) and (ii) to the extent permitted by applicable law, interest on such unpaid sum at the Overdue Rate; it being understood, however, that nothing herein shall be deemed to extend the due date for payment of any sums required to be paid by Lessee hereunder or to relieve Lessee of iis obligation to pay such sums at the time or times required by this Lease.
16.3 Damages. None of(a) the termination ofthis Lease pursuant to Section 16.2, (b) the eviction of Lessee or the repossession of the Leased Property, (c) the inability after reasonable diligence of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of the Leased Property or (e) the failure of
Lessor to collect or receive any rentals due upon any such relettina, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In any such event, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination, repossession or eviction. Thereafter, Lessee shall forthwith pay to Lessor, at Lessor
s option, either:
(i)  the sum of: (r) all Rent that is due and unpaid at
later to occur of termination, repossession or eviction, together with interest thereon at the Overdue Rate to the date of payment, plus (y) the worth (calculated in the manner stated below) of the amount by which the unpaid Rent for the balance of the Term after the later to occur of the termination, repossession or eviction exceeds the fair market rental value of the Leased Property for the balance
of the Term, plus (z) any other amount neeessary to compensate Lessor for all damage proximately caused by Lessee's failure to perform the Lease Oblioations or which in the ordinary course
90
vould be likely to result therefrom and less the amount of rent that has actually been received by Lessor following the termirlation ofthis Leasefrom a PersQn other than an Affiliate of Lessor (which for purposes hereof shall include the net income received by Lessor or an Affiliate of Lessor from its own operatiori ci the Leased Property in the event it elects to resume operation thereof in lieu of hiring a third party manager or re-letting the Leased Property); or
(ii) each payment of Rent as the same would have become due and payable if Lessee's right ofpossession or other rights under this Lease had not been terminated, or if Lessee had not been evicted, or if the Leased Property had not been repossessed which Rent, to the extent permitted by law, shall bear interest at the Overdue Rate from the date when due until the date paid, and Lessor may enforce, by action or otherwise, any other term or covenant ofthis Lease. There shall be credited against Lessee's obligation under this Clause (ii) amounts actually collected by Lessor from another tenant to whom the Leased Property may have actually been leased or, if Lessor is operating the Leased Property for its own account, the actual Cash Flow of the Leased Property.
In making the determinations described in subparagraph (i) above, the "worth" ofunpaid Rent shall be determined by a court havingjurisdiction thereofusing the lowest rate of capitalization (hihest present worth) reasonably applicable at the time ofsuch determination and allowed by applicable lav and the Additional Rent shall be deemed to be the same as the average dditional Rent ofthe precedin; five (5) full calendar years, or ifshorter, the averaae Additional Rnt for the calendar years or portions thereof since the date that Additional Rent commenced to accrue or such other amount as either party shall prove reasonably could have
been eamed during the remainder of the Term or any portion
thereof.
16.=t Lessee Waivers. Ifthis Lease is terminated pursuant to
Section 16.?, Lessee vaives, to the ettent not prohibited
by applicable lav, (a) any right ofredemption, re-entrv or repossession, (b) any riaht to a trial by jury in the event of summary proceedinas to enforce the remedies set forth in this Article 16, and (c) the benefit of any laws now or hereafter in force eemptina property from liability for rent or for debt.
16. :pplication f Funds. Any payments othenvise payable
to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Lease Default shall be applied to the Lease Obligations in the order vhich Lessor may reasonablv dtrmine or as may be required by the laws ofthe State.
16.6 Failure to Conduct Business. For the purpose ofdetermining rental loss damages or Additional Rent, in the event Lessee fails to conduct business upon the Leased Property, eact damaaes or the amount of Additional Rent being unascertainable, it shall be deemed that the Additional.Rent for such period vould be equal to the average annual Additional
9l
Rent during the five (5) preceding calendar years or such shorter period oftime as may. have existed between the date Additional Rent commenced to accrue and the date of computatio.
16.7 Lessor's Riaht to Cure. If Lessee shall fail to make
any payment, or to per drm any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, Lessor, after five (5) Business Days' prior notice to Lessee (except in an emergency when such shorter notice shall be given as is reasonable under the circumstances), and without waiving or releasing any obligatiqn or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred shall be paid by Lessee to Lessor on demand as an Additional Charge. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.
16.8 No Waiver Bv Lessor. Lessor shall not by any act,
delay, omission or otlierwise (including, without
limitation, the exercise of any right or remedy hereunder)
be deemed to have vaived any ofits rights or remedies hereunder or under any ofthe other Lease Documents unless such waiver is in writing and signed by Lessor, and then, only to the extent specifically set orth therein. No waiver at any time of any of the terms, conditions, covenants, representations or warranties set forth in any ofthe Lease Documents (including, without limitation, any ofthe time periods set forth therein for the performance of the Lease Obligations) shall be construed as a waiver of any other term, condition, covenant, representation or warranty of any of the Lease Documents, nor shall such a waiver in any one instance or circumstances be construed as a waiver of the same term, condition, covenant, representation or warranty in any subsequent instance or circumstance. No such failure, delay or waiver shall be construed as creating a requirement that Lessor must thereafter, as a result of such failure, delay or waiver, give notice to Lessee or any Guarantor, or any other Person that Lessor does not intend to, or may not, give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants, representations and warranties set forth in the Lease Documents before Lessor can e:iereise arv oi its rihts or remedies under any of the Lease Documents or before any
Lease Default can occur, or as establishing a course of dealing for interpretin5 the conduct of and aoreements between Lessor and Lessee, the Guarantor or any other
Person.
The acceptance by Lessor of any payment that is less than payment in full of all amounts then due uhder any of the Lease Documents at the time of the making of such payment shall not: (a) constitute a waiver ofthe riaht to exercise any of Lessor's remedies at that time or at any subsequent time, (b) constitute an accord and satisfaction or (c) nullify any prior exercise ofany remedy, without the epress written consent of Lessor. Any failure by Lessor to take any action under this Lease or any of the other Lease Documents bv reason of a default hereunder or
92
thereunder, acceptance ofa past due installment, or indulgences granted from time to time shall not be construed as a novation of this Lease or any of the other Lease Documerits or as a waiver of such right or of the right of Lessor thereafter to insist upon strict compliance with the ternzs of this Lease or any of the other Lease Documents, or
(d) prevent the exercise of such right of acceleration or
any other right granted hereunder or under applicable law
for purposes of obtaining the damages set forth in Section 16., specific performance or equitable remedies; and to the maximum extent not prohibited by applicable law, Lessee hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.
16.9 Right of Forbearance. Whether or not for consideration paid or payable to Lessor and, except as may be otherwise specifically agreed to by Lessor in writing, no forbearance on the part of Lessor, no extension of the time for the payment of the whole or any part of the Obligations, and no other indulgence given by Lessor to Lessee or any other Person, shall operate to release or in any manner affect the original liability of Lessee or such other Persons, or to limit, prejudice or impair any right of Lessor, including, without limitation, the right to realize upon any collateral, or any part thereof, for any ofthe Obligations evidenced or secured by the Lease Documents; notice ofany such extension, forbearance or indulgence being hereby waived by Lessee and all those claiming by, through or under
Lessee.
The rights and
remedies set forth under this Lease are in addition to all other rights and remedies afforded to Lessor under any ofthe othei- Lease Documents or at law or in equity, all of which are hereby reserved by Lessor, and this Lease is made and accepted without prejudice to any such rights and remedies. All ofthe rights and remedies of Lessor under each ofthe Lease Documents shall be separate and cumulative and may be exercised concurrently or successively in Lessor's sole and absolute discretion.
ARTICLE 17
SURRENDER OF LEASED PROPERTY OR LEASE HOLDING OVER
17.1 Surrender. Lessee shall, upon the expiration or prior termination ofthe Terzn (unless oceasioned by Lessee's purchase ofthe Leased Property pursuant to the terms ofthis Lease Agreement), vacate and surrender the Leased Property to Lessor in good repair and condition, in compliance with all applicable Legal Requirements, all Insurance Requirements, and in compliance with the provisions of
Article 8, except for: (a) ordinarv wear and tear (subject
to the obliaation of Lessee to maintain the Leased Property in aood order and repair during the entire Term of the Lease), (b) dairiage caused bv the gross nealigence or willful acts of Lessor, and (c) any damaae or destruction resultina from a Casualty or Taking that Lessee is not required by the terms of this Lease to repair or restore.
93
17.2 Transfer of Contracts and Permits. In connection with the expiration,or any earlier termination of this Lease (unless occasioned by Lessee's purchase of the L,eased Property pursuant to the terms of this Lease Agreement), upon any request rriade from time to time by Lessor, Lessee shall (a) promptly and diligently use its best efforts to
(i) transfer and assigriall Permits and Contracts necessary or desirable for the operation ofthe Leased Property in accordance with its Primary Intended Use to Lessor or its designee to the extent the same are assignable under applicable Legal Requirements and/or (ii) arrange for the transfer or assignment of such Permits and Contracts to Lessor or its designee and (b) cooperate in every respect (and to the fullest extent possible) and assist Lessor or its designee in obtaining such Permits and Contracts
(whether by transfer, assignment or otherwise) provided, however, that unless a termination is the result of a Lease Default, Casualty or Condemnation, Lessee's efforts and cooperation shall not require Lessee to pay the costs and expenses incurred by Lessor or Lessor's designated transferee of the Contracts and Permits. Such efforts and cooperation on the part of Lessee shall include, without limitation, the execution, delivery and filing with appropriate Governmental Authorities and Third Party Payors of any applications, petitions, statements, notices, requests, assignments and other documents or instruments requested by Lessor. Furthermore, Lessee shall not take any action or refrain from taking any action which would defer, delay or jeopardize the process of Lessor or its designee obtaining said Permits and Contracts (whether by transfer, assignment or otherwise). Without limiting the foregoing, Lessee shall not seek to transfer or relocate any of said Permits or Contracts to anv location other than the Leased Property. The provisions of this Section I 7.2 shall survive theexpiration or e3rlier termination ofthis Lease.
Lessee hereby appoints Lessor as its attorney-in-fact, with full power of substitution to take such actions, in the event that Lessee fails to comply with any request made by Lessor hereunder, as Lessor (in its sole absolute discretion) may deem necessary or desirable to effectuate
the intent of this Section 17.2. The power of attorney conferred on Lessor by the provisions of this Section 17.?, being coupled with an interest, shall be irrevocable until the Obligations are fully paid and performed and shall not be affected by any disability or incapacity which Lessee may suffer and shall survive the same. Such power ofattorney is provided solely to protect the interests of Lessor and shall not impose any duty on the Lender to exercise any such power and neither Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct.
17.3 No Acceptance of Surrender. Except at the expiration ofthe Term in the ordinary course, no surrender to Lessor of this Lease or of the Leased Property or any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance ofany such surrender.
17.4 Holding Over. If; for any reason, Lessee shail remain
in possessiori ofthe Leasecl Property after the expiration
or any earlier termination of the Term, such possession
shall be as a
94
tenant at sufferance during which time Lessee shall pay as rental each month, one and one-half times the aggregate of(i) one-twelfth ofthe aggregate BaseRerit, and AdditiorialRentpayable at the time of such expiration or earlier termination of the Term; (ii) aIl Additional Charges accruing during the month and (iii) all other sums, if any, payable by I.essee pursuant to th provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee shall be obligated to perform and observe all ofthe terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use ofthe Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination ofthis Lease.
ARTI.CLE 18
PURCHASE OF THE LEASED PROPERTY/RIGHT OF FIRST REFUSAL
18.1 Purchase of the Leased Propert. In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee a deed with covenants only against acts of Lessor conveying the entire interest of Lessor in and to the Leased Property to Lessee subject to all applicable Legal Requirements, aIl ofthe matters described in clauses (a),
(b), (e) and (g) of Section 11.5.2, Impositions, any Liens created by Lessee, any Liens created in accordance with the terms of this Lease (except to the extent specifically excluded by the terms hereo or consented to by Lessee, the claims of all Persons claiming by, through or under Lessee, any other matters assented to by Lessee and all matters for which Lessee has responsibility under any ofthe Lease Documents, but otherwise not subject to any other Lien created by Lessor from and after the Commencement Date
(other than an Encumbrance permitted under Article 20 which Lessee elects to assume). The applicable purchase price shall be paid in cash to Lessor, or as Lessor may direct; in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. All expenses ofsuch conveyance, including, without limitation, the cost oftitle examination or standard or extended coverage title insurance, attomeys' fees incurred by Lessor in connection with such conveyance, recording and transfer taxes and recording fees and similar charges and specifically excludin any prepayment penalties, ifany, due Lessor's mortgagee, shall be paid by Lessee.
18.2 Appraisal.
18.2.1 Designation of Appraisers. In the event that it becomes necessarv to determine the Fair Market Value ofthe Leased Property for any purpose ofthis Lease, the party required or permitted to ive notice of such required determination shall include in the notice the name of a Person selected to act as appraiser on its behalf. Within ten ( 10)
95
days after receipt of any such notice, Lessor (or Lessee, as the case mav be) shall by notice to Lessee (or Lessor, as the case may be) either accept such Person to be the sole appraiser to determine the Fair Nlarket Value of the Leased Property or appoint a scond Person as appraiser on its
behalf.   -
18.2.2 Appraisal Process. The appraisers thus appointed,
each ofwhom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value ofthe Leased Property as ofthe relevant date (aiving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that ifonly one appraiser shall have been so appointed, or iftwo appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and ifthe difference between the amounts so determined shall not e;cceed ten per cent (10) of the lesser of such amounts, then the Fair Market Value ofthe Leased Property shall be an amount equal to fifty percent (50) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10) of the lesser of such amounts, then such two appraisers shall have twenty (?0) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or anv successor organization thereto to appoint an appraiser within twenty (?0) days ofsuch request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such appraiser shall have been appointed within such tvventy (20) days or within ninety (90) days ofthe oriainal request for a determination of Fair Market Value of the Leased Property, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made bv such court. Anv appraiser appointed by the orinal appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value ofthe Leased Property within thirty (30) days after appointment of such Appraiser. The determination ofthe appraiser vhich differs most in terms ofdollar amount from the determinations of tize other tvo appraisers shali be eciuded, and fifty percent (50)
ofthe sum ofthe remainin two determinations shall be final and binding upon Lesscr and Lessee as the Fair Market Value ofthe Leased Property.
18.?.3 Specific Enforcement and Cn5t5. This provision for dctermination bv appraisal shall be specificallv enforceable to the etent such remedv is available under applicable lav, and any determination hereunder slzall be final and bindina upon the parties ecept as otherwise provided bv applicable lav. Lessor and Lessee shall each pay the fees and etpenses of the appraiser appointed bv it and each shall pa one-half of the
95
fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each
appraisal.     18.3 Lessee's Riht of First Refusal.
18.3.1 Right of First Refusal. At any time during the Term, as long as there etists no Lease Default at the time of exercise and on the Closing Date and this Lease is then in full force and effect and there exists no event or state of facts which constitutes, or with the passage of time and/or the giving of notice would constitute, a Lease Default, the Lessee shall have a "Right of First Refusal" subject to the following terms and condition: (a) if the Lessor receives a bona fide written offer to purchase the Leased Property from a Person which is not a member ofthe Leasing Group or an Affiliate of any member of the Leasing Group (the "Offer"), acceptable to Lessor in the Lessor's sole and absolute discretion, and the Lessor elects, in the Lessor's sole and absolute discretion, to sell the Leased Property in accordance with the Offer, the Lessee shall have thirty (30) days following the delivery ofthe notice ofthe Offer to Lessee to elect to purchase the Leased Property on the same terms and conditions as specified in the Offer; (b) unless the Lessor receives notice from Lessee within such thirty
(30) day period setting forth the Lessee's election ("Election Notice") to so purchase the Leased Property and unless thereafter the Lessee completes the acquisition of the Leased Property exactly as provided for, and by the date specified in the Offer (the "Closing Date"), the Lessor shall be at liberty, and shall have the absolute and unconditional right to sell the Leased Property to any person within the next twelve (12) months substantially on the terms and conditions set forth in the Offer or on any other terrns and conditions more favorable to the Lessor;
and (c) any such sale consummated in accordance with the provisions of the foregoing clause (b) shall extinguish all rights granted to the Lessee under this Section 18.3. The Lessee's Right of First Refusal shall not apply to and shall survive: (a) any sale or transfer of the Leased Property to any Affiliate of the Lessor or of Meditrust; (b) any sale or transfer of the Leased Property occasioned by the exercise of any rights or remedies of any Fee Mortgagee; or (c) a
deed or transfer in lieu of foreclosure to any Fee Mortgagee or any Affiliate thereof. The Lessee's Right of First
Refusal shall in all events terminate upon the expiration or any earlier termination of this Lease. The acceptance of the deed to the Leased Property by Lessee or any grantee desianated by Lessee, as the case may be, shall be deemed to be a full performance and dischare ofevery agreement and obliaation to be performed by Lessor contained or expressed in this Lease.
18.32 Condition of Leased Propertv. The Leased Property is
to be purchased
"AS IS" and "WHERE IS" as ofthe Closina Date.
18.3.3 Qualitv of Title. If Lessor shall be unable to give title or to make conveyance, as stipulated in this Section
18. i, then, at Lessor's option, Lessor shall use reasonable efforts to remove all defe.cts in title and. the applicable Closing Date shall be extended for period of thirty (30)
days other than with respect to any Encumbrances
97
which Lessor has caused to exist. Lessor shall not be required to expend more than FIFTY THOUSAND DOLLARS
(50,000) (inclusive ofattorney's fees) in or_der ta have
used "reasonable efforts."    - -.
18.3.4 Lessor's Inabilitv to Perform. Ifat the expiration ofthe extended time Lessor shall have failed so to remove any such defects in title, then all other obligations of all parties hereto under Section 18.3 shall cease and Section
18.3 shall be void and without recourse to the parties hereto. Notwithstanding the foregoing, Lessee shall have the election, at either the original or extended Closing Date, to accept such title as Lessor can deliver to the Leased Property in its then condition and to pay therefor the Purchase Price without reduction, in which case Lessor shall convey such title; provided, that, in the event of such conveyance, if any portion of the Leased Property shall have been taken by Condemnation prior to the applicable Closing Date, Lessor shall pay over or assign to Lessee at the Closing Date, all Awards recovered on account of such
Taking, less any amounts reasonably expended by Lessor in obtaining such Award and less any amounts expended for restoration pursuant to the provisions of Article 14 hereof, or, to the extent such Awards have not been recovered as of the applicable Closing Date, Lessor shall assigrl to Lessee all its rights with respect to any claim therefor and further provided, that, in the event of such conveyance, if any portion of the Leased Property shall have suffered a Casualty prior to the applicable Closing Date, Lessor shall pay over or assign to Lessee at the Closing Date, all insurance proceeds recovered on account of such Casualty, less any amounts reasonably expended by Lessor in obtaining such proceeds and less any amounts expended for restoration pursuant to the provisions of Article I 3 hereof, or, to the extent such proceeds have not been recovered as of the applicable Closing Date, Lessor shall assign to Lessee all its rights with respect to any claim therefor.
18.3. Use of Purchase Price to Clear Title. To enable
Lessor to make
conveyance as provided in this Section, Lessor may, at the Closing Date, use the Purchase Price or any portion thereof to clear the title of any Lien, provided that all instruments so procured are recorded contemporaneously on
the Closing Date or reasonable arrangements are made for a recording subsequent to the Closing Date in accordance with customary conveyancing practices.
18.3.6 Lessee's Default. If Lessee delivers Lessee's
Election Notice and fails to consummate the purchase ofthe Leased Property in accordance with the terms hereof for any reason other than Lessor's willful and unexcused refusal to deliver the Deed, (a) Lessee shall thereafter have no further right to purchase the Leased Property pursuant to this Section, although this Lease shall otherwise continue in fulI force and effect and (b) Lessor.shall have the right to sue for specific performance of Lessee's obligations to purchase the Leased Property provided such suit for specific performance is commenced within one ( 1 ) year after the applicable Closing Date on which such sale was supposed to occur.
98
ARTICLE 19
SUBLETTING AND ASSIGNMENT     - -19.1 Subletting and
Assignment. Lessee may not, without the prior written
consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion, assign or pledge all or any portion of its interest in this Lease or any of the other Lease Documents (whether by operation oflaw or otherwise) or sublet all or any part ofthe Leased Property. For purposes of this Section 19. I, the term "assign" shall be deemed to include, but not be limited to, any one or more sales, pledges, hypothecations or other transfers (including, without limitation, any transfer by operation oflaw) ofany ofthe capital stock ofor partnership interest in Lessee or sales, pledges, hypothecations or other transfers
(including, without limitation, any transfer by operation of law) of the capital or the assets of Lessee. Any such assignment, pledge, sale, hypothecation or other transfer made without Lessor's consent shall be void and of no force and effect. Notwithstanding the foregoing, Lessor's consent shall not be unreasonably withheld with respect to an assignment or pledge of an interest of Lessee in this Lease or a sublet of all or a part of the Leased Property to a Meditrust/Emeritus Transaction Affiliate.
19.2 Attornment. Lessee shall insert in each Sublease approved by Lessor, provisions to the effect that (a) such Sublease is subject and subordinate to all ofthe terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such Sublease, the Sublessee thereunder will, at Lessor's optiori, attorn to Lessor and waive any right the Sublessee may have to terminate the Sublease or to surrender possession trereunder, as a result of the termination of this Lease and (c) in the event the Sublessee receives a written notice from Lessor stating that Lessee is in default under this Lease, the Sublessee shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Lessor or as Lessor may direct.
All rentals received from the Sublessee by Lessor shall be credited against the amounts owing by Lessee under this Lease.
ARTICLE 20
TITLE TRANSFERS AND LIIS GRANTED BY LESSOR
20.1 No Merger of Titte. Except as otherwise provided in
Section 18. i.10, there shall be no merger ofthis Lease or ofthe leasehold estate created hereby with the fee estate in the Leased Propertv by reason of the fact that the same Person may acquire, own or hold, directly or indirectly (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.
20.2 Transfers Bv Lessor. Ifthe original Lessor named herein or any successor in interest shall convey the Leased
Propertv in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee ofthe Leased Property shall eYpresslv assume all
99
obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, the original Lessor named herein or the applicablesuccessor in interest so conveying the Leased Property shall thereupon be released from all future liabilities and obligations of Lessor under.this Lease arising or accruing from and after the date of such conveyance or other trarisfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.
 .20.3 Lessor Mav Grant Liens. Without the consent of Lessee, but subject to the terms and conditions set forth below in this Section 20.3, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property or any interest therein ("Encumbrance"), whether to secure any borrowing or other means of financing or refinancing, provided that Lessee shall have no obliga.tion to make payments under such Encumbrances. Lessee shall subordinate this Lease to the lien of any such Encumbrance, on the condition that the beneficiary or holder of such Encumbrance executes a non-disturbance agreement in conformity with the provisions of Section 20.4. To the extent that any such Encumbrance consists ofa mortgage or deed oftrust on Lessor s interest in the Leased Property the same shall be referred to herein as a "Fee Mortage" and the holder thereofshall be referred to herein as a "Fee Mortgagee".
20.4 Subordination and Non-Disturbance. Concurrently with
the execution and delivery of any Fee Mortgage entered into after the date hereof, provided that the Lessee eYeutes and delivers an aareement ofthe type described in the folloving paragraph, Lessor shall obtain and deliver to Lessee an aareement by the holder of such Fee Mortoage, pursuant to which, (a) the applicable Fee Nlortagee consents to this Lease and (b) agrees that, notwithstanding the terms of the applicable Fee MortQage held by such Fee Mortgagee, or any default, expiration, termination, foreclosure, sale, entiy or other act or omission under or pursuant to such Fee Mortgage or a transfer in lieu of foreclosure, (i) Lessee shall not be disturbed in peaceful enjoyment ofthe Leased Property nor shall this Lease be terminated or cancelled at any time, except in the event that Lessor shall have the right to terr:inate this Lease under the terms and provisions expressly set forth herein, (ii) Lessee's option to purchase the Leased Property shall remain in force and effect pursuant to the terms hereof and (iii) in the event that Lessee elects its option to purchase the Leased
Property and performs all of its obliations hereunder in connection vith any such election, the holder ofthe Fee Mortgage shall release its Fee Mortgage upon payment by Lessee ofthe purchase price required hereunder, provided, that (1) such purchase price is paid to the holder ofthe Fee Mortgage, in the event that the Indebtedness secured by the applicable Fee Ivlortgage is equal to or greater than the purchase price or (2) in the event that the purchase price is reater than the Indebtedness secured by the Fee
Mortaaae, a portion ofthe purchase price equal to the Indebtedness secured by the Fee Mortaage is paid to the Fee MortaaQee and the remainder of the purchase price is paid to Lessor.
At the request from time to time by any Fee Mortgaaee,
Lessee shall (a) subordinate this Lease and all of I.essee's riahts and estate hereunder to the Fee Nlortae held by such Fee Vlortgagee and (b) aaree that Lessee will attorn to and recoanize such Fee Nlortgagee or the
I00
purchaser at any foreclosure sale or any sale under a,power ofsale contained in any such Fee Mortgage as Lessor under this Lease for the balance of the Terrri then remaining. To effect the intent and purpose of the immediately preceding sentence, Lessee agrees to execute and deli-ver such instruments in recordable from as are reasonably requested by Lessor or the applicableee Mortgagee; provided, however, that such Fee Mortgagee simultaneously executes, delivers and records a written agreement of the type described in the preceding paragraph.
ARTICLE 21
LESSOR OBLIGATIONS
21.1 Quiet Enjovment. As long as Lessee shall pay all Rent and all other sums due under any of the Lease Documents as the same become due and shall fully comply with all of the terms of this Lease and the other Lease Documents and fully perform its obligations thereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property throughout the Term, free of any claim or other action by Lessor or,anyone claiming by, through or under Lessor, but subject to all the Permitted Encumbrances and such Liens as may hereafter be consented to by Lessee. No failure by
Lessor to comply with the foreaoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to perform any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any Claim it
may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article
21.
21.2 Memorandum of Lease. Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws ofthe State, in which reference to this Lease and all options contained herein shall be made. Lessee shall pay all recording costs and taxes associated therewith.
21.3 Default by Lessor. Lessor shall be in default of its obligations under this Lease onlv if Lessor shall fail to observe or perform any term, covenant or condition ofthis Lease on its part to be performed and such failure shall continue for a period ofthirty (30) days after notice thereof from Lessee (or such shorter time as may be
necessary in order to protect the health or velfare ofany residents ofthe Facility or to ensure the continuing compliance ofthe Facility with applicable Legal Requirements), unless such failure cannot with due diligence be cured vithin a period ofthirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (0) day period, proceeds promptly and with due diligence to cure the failure and diliaeritly completes the curing thereofwithin one hundred twenty (120) days after notice thereof.
l01
ARTICLE 22
NOTICES  Any notice, request, demand, statement or
consent made hereunder or under any ofthe other Lease Documents shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when so personally delivered, three (3)
business days following the date postmarked or the next business day when placed in the possession of such mail delivery service and addressed as follows:
Ifto Lessee:   c/o Emeritus Corporation
3131 Elliott Avenue, Suite 500 Seattle, WA 9 8121-2162
Attention: Raymond R. Brandstrom, President
With a copy to:     The Nathanson Group 1411 Fouzth Avenue,
Suite 905 Seattle, WA 98101
Attn: Randi S. Nathanson, Esquire
Ifto the Guarantor: Emeritus Corporation
3131 Elliott Avenue, Suite 500 Seattle, WA 98121-2162
Attention: Raymond R. Brandstrorn, President
With a copy to:     The Nathanson Group 141 I Fourth Avenue,
Suite 905 Seattle, WA 98101
Attn: Randi S. Nathanson, Esquire
If to Lessor:  Meditrust Acquisit:on Corporation I 197 First
Avenue
Needham Heights, Massachusetts 0? 194 Attn: President
With copies to:     Meditrust Acquisition Corporation I 197
First Avenue
Needham Heights, Massachusetts 02194 Attn: General Counsel
l02
and  Hutchins, Wheeler & Dittmar   __ 10 I Federal Street
- Boston, MA 021 I 0     - -  - Attn: Jack H. Fainberg,
Esquire
or such other address as Lessor, Lessee or the Guarantor shall hereinafter from time to time designate by a written notice to the others given in such manner. Any notice given to Lessee or the Guarantor by Lessor at any time shall not imply that such notice or any fizrther or similar notice was or is required.
ARTICLE 23
LIMITATION OF MEDITRUST LIABILITY
All Persons dealing with Meditrust or Lessor, in any way, shall look only to the assets of Meditrust or Lessor, as applicable, for the payment of any sum or the performance of any obligation. Furthermore, in no event shall Meditrust or Lessor ever be liable to Lessee or any other Person for any indirect or consequential damages incurred by Lessee or such other Person resulting from any cause whatsoever. Notwithstanding the foregoing, Lessee hereby acknowledges and agrees that Meditrust is not a party to this Lease and that Lessee shall only to the assets of Lessor for the payment of any sum or performance of any obligation due by or from Lessor pursuant to the terms and provisions of the
Lease Documents.
ARTICLE 24
MISCELLANEOUS PROVISIONS
24.1 Broker's Fee Indemnification. Lessee and Lessor each shall and hereby agrees to indemnify, defend (with counsel acceptable to the other) and hold the other harmless from and against any and all claims for premiums or other
charges, finder's fees, taxes, brokerage fees or commissions and other similar compensation due to a broker or finder allegedly employed or retained by it in connection with any of the transactions contemplated by the Lease Documents. Notwithstanding the foregoing, the indemnified party shall have the option of conducting its own defense against any such claims with counsel of such party's choice, but at the expense of the indemnifying party, as aforesaid. This indemnification shall include all reasonable attorneys' fees and expenses and court costs reasonably incurred by the indemnified party in connection with the defense against any such claims and the enforcement ofthis indemnification agreement and shall survive the termination ofthis Lease.
l03
2=1.2 No Joint Venture or Partnership. Neither anything contained in any of the Lease Documents, nor the acts of the parties hereto, shall create, or be construed to create, a, partnership orjoint venture between Lessor and Lessee.
Lessee is not the agent or representative of Lessor and nothing contained herein or in any of the other, Lease Documents shall make, r be construed to make, Lessor liable to any Person for goods delivered to Lessee, services performed with respect to the Leased Property at the direction of Lessee or for debts or claims accruing against Lessee.
24.3 Amendments, Waivers and Modifications. None ofthe
terms, covenants,
conditions, warranties or representations contained in this Lease or in any ofthe other Lease Documents may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated except by an agreement in writing signed by all parties to this Lease or the other Lease Documents, as the case may be, in the case ofany renewal, replacement, amendment, modification, extension, substitution, revisions, consolidation or termination and by the Person against whom enforcement is sought in the case of a waiver or except as otherwise expressly provided for herein or in any other Lease Document. The provisions of
this Lease and the other Lease Documents shall extend and be applicable to all renewals, replacements, amendnzents, extensions, substitutions, revisions, consolidations and modifications of any of the Lease Documents, the Management Agreements, the Related Party Agreements, the Pemiits and/or the Contracts. References herein and in the other Lease Documents to any of the Lease Documents, the Management Agreements, the Related Party Agreements, the Permits and/or the Contracts shall be deemed to include any renewals, replacements, amendments, extensions, . subst:tutions, revisions, consolidations or modifications thereof. Notwithstanding the foregoing. any reference contained in any ofthe Lease Documents, whether express or implied, to
any renewal, replacement, amendment, extension,
substitution, revisions, consolidation or modification ofany ofthe Lease Documents or any Management Agreement, Related Party Agreement, Permit and/or the Contract is not intended to constitute an agreement or consent bv Lessor to any such reneal, replacement, amendment, substitution, revision, consolidation or modification; but, rather as a reference only to those instances where Lessor may give, agree or consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification as the same may be required pursuant to the terms, covenants and conditions ofany ofthe Lease Documents.
2.4 Captions and Headings. The captions and headings set forth in this Lease and each of the other Lease Documents are included for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meanina of, or the scope or intent of, this Lease, any ofthe other Lease Documents or any parts hereofor thereof.
2 Time is of the Essence. Time is of essence of each and every term, condition, covenant and warranty set forth herein and in the other Lease Documents.
104
24.6 Counterparts. This Lease and the other Lease Documents may be executed in one or more counterparts, each ofwhich taken together shall constitute an original and all of
which shall constitute one in the same instrument.     -
-    - -24.7 ENTIRE AGREEMENT. THIS LEASE AND THE OTHER
LEASE DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE
PARTIES WITH RESPECT TO THE SUBJECT MATTER AND SHALL SUPERSEDE IN ALL RESPECTS THE LETTERS OF INTENT, DATED JANUARY 31,1996 AND AUGUST 13,1996 (AND ALL PRIOR ITERATIONS THEREOF), FROM MEDITRUST TO LESSEE.
24.8 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED
BY APPLICABLE LAW, LESSOR AND LESSEE HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY HERETO MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LEASE OR ANY OF THE LEASE DOCUMENTS. Lessee hereby certifies that neither Lessor nor any of Lessor's representatives, agents or counsel has represented expressly or otherwise that Lessor would not, in the event ofany such suit, action or proceeding seek to enforce this waiver to the right of trial by jury and acknowledges that Lessor has been induced by this waiver (among other things) to enter into the transactions evidenced by this Lease and the other Lease Documents and further acknowledges that Lessee (a) has read the provisions of this Lease, and in particular, the paragraph containing this waiver, (b) has consulted legal counsel, (c)
understands the rights that it is granting in this Lease and the rights that it waiving in this paragraph in particular and (d) makes the waivers set forth herein knowingly, voluntarily and intentionally.
24.9 Successors and Assigns. This Lease and the other Lease Documents shall be bindin upon and inure to the benefit of
(a) Lessee and Lessee's legal representatives and permitted successors and asigns and (b) Lessor and any other Person who may now or hereafter hold the interest of Lessor under this Lease and their respective successors and assigns.
24.10 No Third Partv Beneficiaries. This Lease and the other Lease Documents are solely for the benefit of Lessor, its successors, assigns and participants (if any), the Meditrust Entities, Lessee, the Guarantor, the other members ofthe Leasing Group and their respective permitted successors and assigns, and, except as otherwise expressly set forth in any of the Lease Documents, nothing contained therein shall confer upon any Person other than such parties any riaht to insist upon or to enforce the performance or observance of any of the obligations contained therein. All conditions to the obligations of Lessor to advance or make available proceeds of insurance or Awards, or to release any deposits held for Impositions or insurance premiums are imposed solely and exclusively for the benefit of Lessor, its successors and assians. No other Person shall have standing to require satisfaction.of such conditions in accordance with their terms, and no other Person shall, under any circumstances, be a beneficiary
l05
of such conditions, any or all of which may be freely waived in whole or in part by Lessor at any time, if, in Lessor s sole and absolute discretion, Lessor deems it advisable or desirable to dQ so.
24.11 GOVERNING LAW. THIS LEASE SHALL BE CONSTRUED AND 7flHE RIGHTS AND OBLIGATIONS OF LESSOR AND LESSEE SHALL BE DETERMINED
IN ACCORDANCE WITH THE LAWS OF THE STATE.
LESSEE HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE
COURTS OF THE STATE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE LEASED PROPERTY IS SITUATED AS
WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR WITH RESPECT TO ANY OF THE LEASE DOCUMENTS, THE NEGOTIATION AND/OR CONSUMMATION OF THE TRANSACTIONS
EVIDENCED BY THE LEASE DOCUMENTS, THE LESSOR'S RELATIONSHIP OF ANY MEMBER OF THE LEASING GROUP IN CONNECTION WITH THE TRANSACTIONS EVIDENCED BY THE LEASE DOCUMENTS AND/OR THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY REMEDY UNDER ANY OF THE LEASE DOCUMENTS AND EXPRESSLY WAIVES ANY
AND ALL OBJECTIONS LESSEE MAY HAVE AS TO VENUE IN ANY OF
SUCH COURTS.
24.12 General. Anything colitained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date oftermination ofthis Lease or any ofthe other Lease
Documents shall survive such termination.
If any provision of this Lease or any of the other Lease Documents or any application thereof shall be invalid or unenforceable, the remainder of this Lease or the other applicable Lease Document, as the case may be, and any other application of such term or provision shall not be affected thereby. Notwithstanding the foregoing, it is the intention ofthe parties hereto that if any provision of any of this Lease is capable of two (2) constructions, one of which would render the provision void and the other ofwhich would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.
If any late charges provided for in any provision of this Lease or any of the other Lease Documents are based upon a rate in excess of the ma. Yimum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.
Lessee waives all presentments, demands for performance, notices ofnonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence., creation, or incurring of new or additional obligations, except as to all of the foregoing as expressly provided for herein.
106
24.13 Notice of Indemnification. THE PARTIES '1'O THIS
LEASE iiEREBY, ACKNOWLEDGE AND AGREE THAT THIS LEASE
CONTAINS
INDEMNIFICATION OBLIGATION$ PURSUANT TO SECTIONS 122,1.3
AND.l HEREOF.
[INTENTIONALLY LEFT BLANK)
l07
IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective officers thereunto duly authorized
WITNES S : N
WITNESS:
/
Name: A,melia C. Gerlt
23033 I-2
192285-1 (compareto Iaal9s)
LESSEE: EMERITUS PROPERTIES I, INC.
LESSOR:
Name: KELLY J. PRICE Title:
MEDITRUST ACQUISITION CORPORATIO I, a Massachusetts
corporation
By:
l08

Recording Requested By And When Recorded Mail To:
Timothy G. Little, Esq.
Shearman & Sterling
599 Lexington Avenue
New York, New York 10022

  DEED OF TRUST, TRUST INDENTURE, ASSIGNMENT, ASSIGNMENT OF
                           RENTS,
 SECURITY AGREEMENT, INCLUDING FIXTURES, FIXTURE FILING AND
                     FINANCING STATEMENT
Grantor (Borrower): Emeritus Properties III, Inc.
Grantee (Lender): Deutsche Bank AG
Grantee (Trustee): Chicago Title Insurance Company
Legal Description (ablbreviated): Lot 1 of Columbia Pacific
Management Binding Site Plan in Puyallup, Pierce County,
Washington, Additional legal(s) on Exhibit A.
Assessor's Tax Parcel ID# 60165-001-0

         DEED OF TRUST, TRUST INDENTURE, ASSIGNMENT,
         ASSIGIGNMENT OF RENTS, SECURITY AGREEMENT,
      INCLUDING FIXTURE FILING AND FINANCING STATEMENT
                     Dated June 30,1998
                EMERITUS PROPERTIES III, INC.
                           Grantor
                             to
               CHICAGO TITLE INSURANCE COMPANY
                         as Trustee
                             and
             DEUTSCHE BANK AG, NEW YORK BRANCH,
                         Beneficiary

DEED OF TRUST, TRUST INDENTURE, ASSIGNMENT, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, INCLUDING FIXTURES, FIXTURE FILING AND FINANCING STATEMENT (as the same may from time to time be extended, spread, split, consolidated, modified, restated and renewed, this "Deed of Trust") made as of June 30,1998 by EMERITUS PROPERTIES III, INC., a Washington corporation having an address c/o Emeritus Corporation, 3131 Elliot Avenue, Suite 500, Seattle, Washington 98121 ("Grantor"), to CHICAGO TITLE l NSURANCE COMPANY, a Missouri corporation having an address at 701 Fifth Avenue, Suite 1800, Seattle, Washington 98109, the trustee, (the "Trustee") for the benefit of, DEUTSCHE BANK AG, a bank chartered under the laws of the Federal Republic of Germany, acting by and through its New York Branch having an address at 31 West 52nd Street, New York, New York 10019 being the beneficiary hereunder (the "Beneficiary").
WITNESSETH:
WHEREAS, pursuant to that certain Credit Agreement by and among Emeritus Properties II, Inc. ("EII"), Emeritus Properties V, Inc. ("EV"), Emeritus Properties VII, Inc. ("EVII") and the Mortgagee, dated as of April 29,1998 (the "Original Credit Agreement") as amended by that certain Amendment to Credit Agreement by and among EII, EV, EVII, Grantor and the Mortgagee, dated as of the date hereof(the "Amendment"; the Original Credit Agreement as amended by the Amendment is referred to herein as the "Credit Agreement"), a copy of each of which may be examined at reasonable times at the office of Mortgagee by persons who do or will hold an interest in the Land (as hereinafter defined) or the Improvements (as hereinafter defined)), and subject to the terms and conditions therein set forth, the Mortgagee has agreed to make a loan to Grantor in a principal amount of SIXTEEN MILLION NINE HCTNDRED FORTY-NINE THOUSAND AND
NO/100 DOLLARS (16,949,000.00) (the
"Loan") with a maturity date of April 29, 2001; and
WHEREAS, to evidence such indebtedness Grantor has executed and delivered the Credit Agreement and will execute and deliver a promissory note (the "Note") to the order of Mortgagee in an aggregate principal amount of equal to the Loan and issued pursuant to, and dated the same date as, the Credit Agreement and having a Maturity Date of April 29, 2001; and
WHEREAS, pursuant to the terms of the Credit Agreement, on April 29,1998, the Mortgagee made a separate loan to (a) EII in the amount of SIXTEEN MILLION THREE HUNDRED TWENTY-EIGHT THOUSAND AND NO/100 DOLLARS (16,328,000.00), (b) EV, in the amount of THIRTY ONE MILLION THREE HUNDRED SIXTY FIVE THOUSAND AND NO/100 DOLLARS (31,365,000.00) and (c) EVII (collectively, the "Other Borrowers") in the amount of EIGHT MILLION FIVE HIINDRED NINETY THREE THOUSAND AND NO/100 DOLLARS (8,593,000.00) (collectively, the "Other Loans"); and
1
WHEREAS, each of the Other Loans is evidenced by a note by EII, EV or EVII, as applicable, in an aggregate principal amount equal to the Other Loans (collectively, the "Other Notes"); and
WHEREAS, in accordance with the terms of the Credit Agreement, Grantor has guaranteed the obligations of the Other Borrowers under the Other Notes (the "CrossGuaranty"); and
WHEREAS, the total indebtedness and liabilities to be secured by this Mortgage are as follows (all such indebtedness and liabilities or the instruments evidencing same, as applicable, being herein collectively called the "Obligations"):
(i) the aggregate principal amount of SIXTEEN MILLION NINE HUNDRED FORTY-NINE THOUSAND AND NO/100 DOLLARS (16,949,000.00) pursuant to the Note; plus
(ii) interest on such principal amount, as provided in the
Credit Agreement; plus
(iii) the obligation of the Grantor with respect to the
Cross-Guaranty; plus
(iv) all other amounts payable and all other obligations of Grantor under the Credit Agreement, the Note, this Mortgage, and any other document which relates to any of the Credit Agreement or the Note or any of the security therefor (as the same may be amended, modified, extended, renewed, or supplemented from time to time, all of the foregoing being herein collectively called the "Loan Documents"); and WHEREAS, it has been agreed that the payment and performance of the Obligations shall be secured by a mortgage, open-end mortgage, advance money mortgage, trust deed, deed of trust, trust indenture, assignment, assignment of rents, security agreement, including fixtures, fixture fling and financing statement, as applicable, of certain property as hereinafter identified; and
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the punctual payment by Grantor when due, whether at stated maturity, by acceleration or otherwise, of the Obligations and the performance and observance of all other covenants, obligations and liabilities of Grantor under this Deed of Trust, as the same may be extended, modified or renewed or repledged, Grantor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, set over, deliver, confirm and convey unto Beneficiary (where this instrument constitutes a mortgage) or Trustee (where this instrument constitute a deed of trust or trust indenture), upon the terms and conditions of this Deed of Trust,
2
in trust with power of sale and right of entry as provided hereinbelow, each and all of the real properties described in the Granting Clauses herein (which, together with all other property located therein or described in the Granting Clauses herein, is hereinafter collectively called the "Mortgaged Property").
                      GRANTING CLAUSES
(a) All plots, pieces and parcels of land more particularly described in Exhibit A attached hereto (the "Land"), together with all of the easements, rights and appurtenances now or hereafter in any way appertaining thereto, either at law or in equity, whether now owned or hereafter acquired by Grantor;
(b) All structures, buildings and improvements of every kind and description now or at any time hereafter located on the Land (the "Improvements"), together with all the estate, right, title and interest of Grantor in all fixtures and all appurtenances and additions thereto and substitutions or replacements thereof owned by Grantor and now or hereafter attached to the Premises (as hereafter defined);
(c) All right, title and interest of Grantor in and to (i) the streets, roads, sidewalks and alleys abutting the Land,
(ii) strips and gores within or adjoining the Land, (iii) the air space and right to use said air space above the Land and any transferable development or similar rights appurtenant thereto, (iv) all rights of ingress and egress by motor vehicles to parking facilities on or within the Land, (v) all easements now or hereafter affecting the Land,
(vi) all royalties and all rights appertaining to the use and enjoyment of the Land, including alley, drainage, mineral, water, oil and gas rights, (vii) all sewer rights, and (viii) all other emblements now or hereafter located on the Land or under or above the same or any part thereof, and all estates, rights, interests and appurtenances; reversions and remainders whatsoever, in any way belonging or appertaining to the Premises or any part thereof, whether now owned or hereafter acquired by Grantor;
(d) All right, title and interest of Grantor in and to all water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Land or the Improvements, or any part thereof, whether now existing or hereafter created or acquired by Grantor;
(e) All right, title and interest of Grantor in and to all minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;
3
(f) All right, title and interest of Grantor in and to all building materials, supplies and equipment now or hereafter placed on the Land or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Land or the Improvements;
(g) All "Equipment" (as defined in the Uniform Commercial
Code), now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Property, and shall also mean and include all of Grantor's right, title and interest in and to, all building materials, construction materials, movable (personal) property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment, elevator, kitchen, medical, dental or rehabilitation fixtures, cleaning apparatus, beds, linens, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, medical, dental, therapeutic and paramedical equipment and other fixed assets now owned or hereafter acquired by Grantor and now or hereafter used in the operation of the business conducted at the Premises, and all proceeds thereof as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by Grantor and used or intended to be used in connection with, or with the operation of, the Premises or the buildings, structures, or other improvements now or hereafter located at such Premises, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on such Premises or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing. For purposes of the preceding sentence, "other fixed assets" shall also be deemed to include any and all "furniture, furnishings and equipment" of the Premises as such term is commonly understood in the assisted living care industry (including, without limitation, any and all fixtures, furnishings, equipment, furniture, and other items of corporeal (tangible) movable (personal) property now or hereafter located at the Premises or used in connection with the use, occupancy, operation and maintenance of all or any part of the Premises, other than stocks of food and other supplies held for consumption in normal operation, but including, without limitation, appliances, machinery, equipment, signs, artwork (including paintings, prints, sculpture and other fine art), office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishwashers, two-way radios, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating; lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and
4
materials, reservation system computer and related equipment, all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets, and motor vehicles) (the items described in Granting Clauses (a) through (g) are herein collectively referred to as the "Premises");
(h) All right, title and interest of Grantor in and to all leases, subleases, lettings and, to the extent permitted by Law, licenses affecting the Premises, including, without limitation, any assignments thereof (including, without limitation, all guarantees of any such leases, assignment of leases and subleases) and, to the extent assignable, other agreements affecting the use, enjoyment or occupancy of the Mortgaged Property heretofore or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof(the "Leases"), and all right, title and interest of Grantor in the Occupancy Agreements (as hereafter defined), and all right, title and interest of Grantor under the Leases and the Occupancy Agreements, including cash and securities deposited thereunder (as down payments, security deposits or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits payable thereunder (including any claims (i) based on holdover by any lessee, (ii) for damages sustained by Grantor or (iii) arising under any federal, state or other law as a result of or in connection with the bankruptcy or insolvency, of any lessee) and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder (all of the foregoing hereinafter collectively referred to as the "Rents") and the right to apply the same to the payment and performance of the Obligations;
(i) All rights, dividends and/or claims of any kind whatsoever relating to the Premises (including damage, secured, unsecured, lien, priority and administration claims); together with the right to take any action or file any papers or process in any court of competent jurisdiction, which may in the opinion of Beneficiary be necessary to preserve, protect, or enforce such rights or claims, including the fling of any proof of claim in any insolvency proceeding under any state, federal or other laws and any rights, claims or awards accruing to or to be paid to Grantor in its capacity as landlord under the Leases;
(j) All right, title and interest of Grantor in and to any insurance policies covering the Mortgaged Property, including, without limitation, all proceeds thereof and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof, subject to and in accordance with the terms and conditions of the Leases;
(k) Subject to the terms and provisions of this Deed of Trust, the right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with
5
respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Beneficiary in the Mortgaged Property or any part thereof;
(1) All of the right, title and interest of Grantor in and to all franchises, trade names, trademarks, symbols, service marks, books, records, plans and specifications, contracts, licenses, approvals, consents, subcontracts, service contracts, management contracts, permits and other agreements of any nature whatsoever now or hereafter obtained or entered into by Grantor, or any manager of the Mortgaged Property on behalf of Grantor, with respect to the use, occupation, development, construction and/or operation of the Mortgaged Property or any part thereof or the activities conducted thereon or therein, or otherwise pertaining to the Mortgaged Property or any part thereof;
(m) All accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which Grantor now has or may hereafter acquire in the Mortgaged Property or any part thereof, and all reserve accounts, accounts for the deposit, collection and/or disbursement of Rents and other accounts now or hereafter in existence with respect to the Loan;
(n) All rights which Grantor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, costs or expense (including, without limitation, attorneys' fees and disbursements) relating to the Mortgaged Property or any part thereof;
(o) All appurtenances in respect of or otherwise relating to the Leases, including, but not limited to, all the estate and rights of the Grantor of, in and to (i) all modifications, extensions and renewals of the Leases and all rights to renew or extend the term thereof, (ii) all of Grantor's rights, if any, pertaining to deposits of the lessee under the Leases (including lessee security deposits, if any), (iii) all the right or privilege of the Grantor to terminate, cancel, abridge, surrender, merge, modify or amend the Leases and (iv) any and all possessory rights of the Grantor and other rights and/or privileges of possession, including, without limitation, the Grantor's right to elect to take possession of the Mortgaged Property;
(p) All of the Grantor's claims and rights to damages and any other remedies in connection with or arising from the rejection of the Leases by the lessee or any trustee, custodian or receiver pursuant to the U.S. Bankruptcy Code, as amended (the "Bankruptcy Code") in the event that there shall be filed by or against the Lessee any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect;
(q) All present and future monetary deposits given by Grantor to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;
6
(r) All right, title and interest of Grantor in and to all refunds and rebates of taxes and assessments relating to the Premises and Improvements (except to the extent such refunds and rebates relate to taxes or assessments paid by the lessee under the Leases);
(s) All right, title and interest of Grantor in and to all proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, the proceeds of insurance and condemnation awards; and
(t) All other or greater rights and interests of every nature in the Premises and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Grantor.
TOGETHER with all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, any of foregoing hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Premises and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assemblage, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein.
Notwithstanding anything to the contrary herein contained, this Deed of Trust shall be deemed to be and shall be enforceable as a deed of trust, assignment, assignment of rents, fixture filing and financing statement.
Wherever herein contained, the phrase "Trustee and/or Beneficiary" or any similar phrase shall be deemed to refer to Trustee for the benefit of Beneficiary.
To the extent any of the foregoing Mortgaged Property is not considered "real property" under the Uniform Commercial Code of the state in which the Premises are located ("UCC"), Grantor hereby grants to Beneficiary a security interest (the "Security Interest") as security for the Obligations in all such items of Mortgaged Property, and Beneficiary shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by Grantor to Beneficiary, all of the rights and remedies of a "secured party" under the UCC. To the extent permitted under applicable law, this Deed of Trust shall be deemed to be a "security agreement" for purposes of the UCC.
TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, Beneficiary, and their respective successors and assigns, forever.
7
                          ARTICLE I
Representations, Warranties and Covenants of Grantor
SECTION 1.01. Payment of Obligations. Grantor shall punctually pay when due, and timely perform, the Obligations.
SECTION 1.02. Legal Status, Authority and Other Matters. (a) Legal Status. Grantor represents and warrants that it is a corporation duly organized and existing in good standing under the laws of Washington and has the full power and authority to own the Mortgaged Property and carry out its business in the state in which the Mortgaged Property is located.
(b) No Actions Pending. Except as set forth on the Disclosure Schedule (as defined in the Credit Agreement) there is no action, suit or proceeding, judicial, administrative or otherwise, pending or, to the best of Grantor's knowledge, overtly threatened or contemplated against ox affecting Grantor or the Mortgaged Property which would cause a Material Adverse Effect.
SECTION 1.03. Warranty of Title. Grantor warrants that it has good and marketable title to the Premises, in each case free and clear of all liens, charges and encumbrances of every kind and character, subject only to the encumbrances set forth on Exhibit B hereto ("Permitted Encumbrances"); has and will continue to have full power and lawful authority to encumber and convey the Premises as provided herein; owns all other Mortgaged Property free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; and this Deed of Trust is and will continue to remain a valid and enforceable first mortgage lien on and security interest in the Mortgaged Property, subject only to Permitted Encumbrances. Grantor further covenants that it will preserve such title and will forever warrant and defend the title to the Mortgaged Property unto Trustee and Beneficiary against all lawful claims whatsoever and will forever warrant and defend the validity, enforceability and priority of the lien of this Deed of Trust against the claims of all persons and parties whomsoever.
Grantor covenants that it will, at Grantor's sole cost and expense and at the request of Trustee or Beneficiary, (i) promptly correct any defect or error which may be discovered in the Loan Documents, (ii) promptly do, execute, acknowledge and deliver, and record and re-record, file and re-file and register and re-register, any and all such instruments as Trustee or Beneficiary may require from time to time in order to carry out more effectively the purposes of this Deed of
8
Trust and (iii) will promptly furnish Trustee and Beneficiary with evidence satisfactory to Trustee and Beneficiary of every such recording, filing or registration.
SECTION 1.04. Operation and Maintenance. (a) Repair and Maintenance. Grantor will operate and maintain the Premises in good order, repair and operating condition, will promptly make all necessary repairs, restorations, renewals, replacements, additions and improvements thereto, interior and exterior, structural and nonstructural, foreseen and unforeseen, or otherwise necessary to insure that the same as part of the security under this Deed of Trust shall not in any way be diminished or impaired, and will not cause or allow the Premises to be misused, wasted or to deteriorate. No part of the Improvements shall be removed, demolished or structurally or materially altered nor shall any new building, structure, facility or other improvement be constructed on the Land or the Leased Land without Beneficiary's prior written consent in the case of each such removal, demolition, alteration or construction.
(b) Replacement of Equipment. Grantor will keep the Premises fully equipped and will replace all worn out or obsolete Equipment with fixtures or personal property comparable thereto when new to the extent necessary to operate the Deed of Trust, Property in accordance with prudent business standards for assisted living facilities and will not, without Beneficiary's consent, remove any Equipment or other personal property from the Land, the Leased Land or the Improvements unless, to the extent necessary to operate the Mortgaged Property in accordance with prudent business standards for assisted living facilities Grantor replaces the same with an article of equal suitability and value when new, owned by Grantor free and clear of any lien or security interest (other than Permitted Encumbrances).
(c) Zoning; Title Matters. Grantor will not, without the prior written consent of Beneficiary, (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify or amend any of the Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.
(d) Status of the Premises. (i) The Premises is not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law; or if the Premises is located in such an area, Grantor will obtain and maintain insurance against damage or loss by flood on such basis and in such amounts as shall be required by Beneficiary; (ii) the
9
Premises is served by all utilities required for the current use thereof; (iii) all streets necessary to serve the Land, the Leased Land and the Improvements for the current use thereof have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities and Grantor has access from public roads to the Land, the Leased Land and the Improvements; and (iv) there is no condemnation or similar proceeding pending or threatened affecting any part of the Premises that might materially adversely affect the Premises.
(e) Use. Grantor will use the Premises for substantially the same use as in effect as of the date hereof and for no other use unless consented to in writing by Beneficiary.
SECTION 1.05. Insurance. (a) Coverage. Grantor shall obtain and maintain, or cause to be maintained, insurance for Grantor and the Mortgaged Property providing at least the following coverages:
(i) comprehensive all risk insurance on the Improvements and the Personal Property, including, but not limited to, coverage for steam, pressure exploding, earthquakes, riot and civil commotion, vandalism, malicious mischief, burglary and theft and contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100"% of the "Full Replacement Cost", which for purposes of this Deed of Trust shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance revisions. and (C) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if, any of the Improvements or the use of the Premises shall at any time constitute legal non conforming structures or uses. In addition, Trustor shall obtain flood hazard insurance if any portion of the Premises is currently or at any time in the future located in a federally designated "special flood hazard area", in an amount equal to the lessor of (y) the outstanding principal balance of the Loan or (z) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each case may be amended; provided that any such flood hazard insurance shall be on terms consistent with the comprehensive all risk insurance policy required under this
Section 1.05 except that the deductible on such insurance shall be commercially reasonable and if not available from a private carrier then from the government to the extent available
(ii) comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable, imposed upon Beneficiary and all court costs and attorneys fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Premises, in such amounts as are
10
generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Premises;
(iii) business interruption insurance, with loss payable to Beneficiary, in an amount sufficient to avoid any co-insurance penalty and to provide proceeds for a period not less than one (1) year of loss of business income, the term "business income" to mean the total anticipated gross income to be received by Grantor from the use and occupancy of the Premises and the sale of goods and rendering of services at the Premises, reduced to the extent such amounts would not be received because of expenses not incurred during a period of non-operation of that portion of the Premises then not being operated. Beneficiary shall be entitled to the insurance proceeds to the extent necessary to satisfy all amounts due and payable to Beneficiary under the Note, which insurance proceeds shall be held by Beneficiary and shall be applied to the Obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Grantor of its Obligations secured hereunder except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iv) workers' compensation, subject to the statutory limits of the state in which the Premises are located, and employer's liability insurance;
(v) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Beneficiary on terms consistent with the comprehensive all risk insurance policy required under Subsection 1.05(a)(i);
(vi) umbrella liability insurance in an amount not less than $30,000,000 on terms consistent with the commercial general liability insurance policy required under Subsection 1.05(a)(ii); and
(vii) such other insurance and in such amount as (a) Beneficiary from time to time may reasonably request, or (b) Grantor, as a prudent owner of the Premises, deems appropriate, against such other insurable hazards which at the time are commonly insured against for property similar to the Premises and used as an assisted living facility.
(b) Ratings. All policies of insurance (the "Policies") required pursuant to this Section 1.05 shall be issued by an insurer authorized to do business in the state in which the Premises are located and having an A.M. Best rating of A:V or better and a Standard & Poor's claims-paying ability rating of not less than the greater of(A) for so long as any Securities shall have been issued and be outstanding, one rating category below the higher rating assigned to any such outstanding Securities, and (B) "BBB."
11
(c) Blanket Policies. The insurance coverage required under Subsection 1.05(a) may be effected under a blanket policy or policies covering the Premises and other property assets not constituting a part of the Premises provided that (i) each such blanket policy, except in the case of liability insurance, shall specify thereon the total insurance allocated to the Premises, which amount shall be not less than that required hereunder, (ii) each such blanket policy shall otherwise comply in all respects with this Deed of Trust, and (iii) Beneficiary shall be named as an additional insured under each such blanket policy to the extent required hereunder.
(d) Additional Insured. All Policies of insurance provided for or contemplated by Subsection 1.05(a), except for the Policy referenced in Subsection 1.05(a)(iv), shall name Beneficiary and Trustee as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Beneficiary providing that the loss thereunder shall be payable to Beneficiary notwithstanding the negligent or wilful acts of omissions of Grantor.
(e) Form and Endorsements. All Policies shall be in such form and with such endorsements as are comparable to the forms of and endorsements to the Policies in effect, on the date hereof or otherwise in accordance with commercially reasonable standards applied by prudent owners of assisted care facilities in the general vicinity of the Mortgaged Property. A certificate of insurance with respect to all such Policies has been delivered to Beneficiary and originals or certified copies of all such Policies shall be delivered to Beneficiary when the same are available and shall be held by Beneficiary. All Policies shall contain:
(i) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Beneficiary; (ii) a provision that no Policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation ofd eclarations, warranties or conditions contained in such Policy by Grantor, Beneficiary or Trustee or any other named insured, additional insured or loss payee, except for the wilful misconduct of Beneficiary or Trustee knowingly in violation of the conditions of such Policy; (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of assisted care facilities in the general vicinity of the Premises (but in no event greater than $ 100,000); (iv) a provision that such Policies shall not be canceled, terminated or expire without at lest thirty (30) days prior written notice to Beneficiary in each instance; and (v) to the extent Grantor determines such a waiver is available at commercially reasonable rates, effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Grantor). Grantor shall deliver or cause to be delivered to Beneficiary (y) not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder, evidence reasonably satisfactory to Beneficiary that such Policies will be renewed or replaced and (z) prior to the expiration date of such Policies, among other things, an original of the certificate of insurance and evidence of payment of the applicable premium for such renewal
12
or replacement. Certified copies of such replacement insurance policies shall be delivered to Beneficiary promptly after Grantor's receipt thereof but in any case within thirty (30) days after receipt thereof by Grantor. If Grantor fails to maintain and deliver to Beneficiary the certificates of insurance required by this Deed of Trust, Beneficiary may, in accordance with the provisions hereof, procure such insurance at the expense of Grantor, to be promptly reimbursed by Grantor.
Delivery of Statements. Grantor shall furnish to Beneficiary annually a statement certified by Grantor or a duly authorized officer of Grantor of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Beneficiary, verification of the adequacy of such insurance by an independent insurance broker or appraiser to Beneficiary.
(g) Protection of Beneficiary. If at any time Grantor fails to maintain the insurance policies required hereunder, Beneficiary shall have the right, without notice to Grantor, to take such action as Beneficiary deems necessary to protect its interest in the Premises, including, without limitation, the obtaining of such insurance coverage as Beneficiary in its sole discretion deems appropriate, and all reasonable expenses incurred by Beneficiary in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Grantor to Beneficiary upon demand and until paid shall be secured by this Deed of Trust and shall bear interest in accordance with Section 2.05(b) of the Credit Agreement.
(h) Proceeds. All Insurance Proceeds shall be paid to Beneficiary for application pursuant to Section 1.09. If the Mortgaged Properly shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice of such damage to Beneficiary. Grantor shall promptly commence and diligently prosecute the completion of the repair and restoration of the Premises as nearly as possible to the condition the Premises were in immediately prior to such fire or other casualty, with such alterations as may be approved by Beneficiary (the "Restoration") and otherwise in accordance with Section 1.09. Grantor shall pay all costs of such Restoration whether or not such costs are covered by insurance. Beneficiary may, but shall not be obligated to make proof of loss if not made promptly by Grantor. To the extent that the Insurance Proceeds received in connection with such damage or destruction of the Mortgaged Property are less than $15,000, then Grantor shall have the right to use such Insurance Proceeds without Beneficiary's consent.
(i) Event of Foreclosure. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Premises in extinguishment in whole or in part of the Obligations, all right, title and interest of Grantor in and to such policies then in force concerning the Premises and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Beneficiary or other transferee in the event of such other transfer of title.
(j) No Separate Insurance. Grantor shall not carry separate or additional insurance concurrent in form or contributing, in the event of loss, with that required under the Credit Agreement unless endorsed in favor of Beneficiary and Trustee as loss payee or additional insured, as applicable, and otherwise applicable to Beneficiary in all respects. Nothing contained herein shall prohibit Grantor from holding or obtaining an owner's policy of title insurance covering the Premises.
SECTION 1.06. Liens and Liabilities. (a) Discharge of Liens. Grantor will pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property.
(b) Creation of Liens. Grantor will not, without Beneficiary's consent, create, place or permit to be created or placed or allow to remain, and shall discharge and release within ten (10) days of the placing thereof, any deed of trust, mortgage, trust deed, voluntary or involuntary lien, security interest or other encumbrance against or covering the Mortgaged Property, other than Permitted Encumbrances, whether or not subordinate hereto.
(c) No Consent. Nothing in this Deed of Trust shall be deemed or construed in any way as constituting the consent or request by Trustee or Beneficiary, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises. Grantor further agrees that neither Trustee nor Beneficiary stands in any fiduciary relationship to Grantor.
SECTION 1.07. Taxes and Other Charges. (a) Taxes on the Premises. Grantor will promptly pay prior to delinquency and before any penalty or interest may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for non-payment thereof, heretofore or hereafter imposed, or which may become a lien, upon the Mortgaged Property or arising with respect to the occupancy, use or possession thereof (collectively, "Impositions"). Grantor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable.
(b) Receipts. Unless Grantor is making monthly deposits pursuant to Section 1.08, Grantor will furnish to Beneficiary upon Beneficiary's request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.
(c) Increased Costs. In the event of the enactment after the date hereof of any law in the state in which the Mortgaged Property is located or any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust, the Obligations, Beneficiary or the holders of the Obligations, then, and in such event, Grantor shall, on demand, pay to Beneficiary or such holder, or reimburse Beneficiary or such holder for payment of, all taxes, assessments, charges or liens for which Beneficiary or such holder is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then Beneficiary may, at its option, declare the Obligations immediately due and payable or require Grantor to pay or reimburse Beneficiary for payment of the lawful and non-usurious portion thereof.
SECTION 1.08. Tax and Insurance Deposits. (a) Amount of Deposits. Beneficiary may require that each month Grantor deposit with Trustee, Beneficiary or any service or financial institution designated for such purposes by Beneficiary (whichever of the foregoing is applicable being the "Depository"), one-twelfth (1/12) of the annual Impositions and premiums for insurance required under
Section 1.05, and Grantor shall accordingly make such deposits. In addition, if required by Beneficiary, Grantor shall also deposit with the Depository a sum of money which, together with the aforesaid monthly installments, will be sufficient to make payments of Impositions and premiums at least thirty (30) days before such payments are delinquent. If the amount of any such payment is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of Beneficiary s estimate thereof, and when such amount is fixed for the then-current year, Grantor shall promptly deposit any deficiency with the Depository.
(b) Use of Deposits. All funds so deposited, until so applied, shall constitute additional security for the Obligations, shall be held by the Depository with interest payable to Grantor (except to the extent required under applicable law), may be commingled with other funds of the Depository and, provided that no Event of Default (as defined in Section 5.01) shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent. If an Event of Default shall have occurred and be continuing hereunder, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Beneficiary's option, be applied to the Obligations in the order determined by Beneficiary. If such deposits are being made with the Depository, at least fifteen (15) days before the date on which such charges first become payable, Grantor shall furnish the Depository with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of the same.
SECTION 1.09. Damage and Destruction. (a) Grantor's Obligations. In the event of any damage to or loss or destruction of the Premises, Grantor shall (i) promptly notify Beneficiary of such event and take such steps as shall be necessary to preserve any undamaged portion of the Premises and (ii) unless otherwise instructed by Beneficiary, regardless whether the insurance proceeds, if any, shall be sufficient for the purpose or shall be otherwise applied by Beneficiary as provided herein, promptly commence and diligently pursue to completion the restoration, replacement and rebuilding of the Premises to the condition of the Premises affected thereby immediately prior to such damage, loss or destruction in accordance with plans and specifications approved, and with other provisions for the preservation of the security hereunder established, by Beneficiary.
(b) Trustee's and Beneficiary's Rights; Application of Proceeds. In the event that any portion of the Premises is so damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance required by Section 1.05, then, (i) Beneficiary or Trustee may, but shall not be obligated to, make proof of loss if not made promptly by Grantor and is hereby authorized and empowered by Grantor to settle, adjust or compromise any claims for damage, destruction or loss thereunder, (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Beneficiary or Trustee; provided, however, that if all of the conditions set forth in Section 1.09(c) are met and Grantor delivers a written undertaking to expeditiously commence and to satisfactorily complete with due diligence any such damage or destruction in accordance with the terms hereof, the insurance proceeds will be made available to Grantor in accordance with Section 1.09(c).
(c) Proceeds for Restoration. Notwithstanding anything provided herein to the contrary, if:
(i) less than (A) thirty percent (30%) of the Improvements and (B) forty percent (40%) of the Land have been taken or destroyed;
(ii) no monetary Default or Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents and has not been waived;
(iii) the Restoration can, in Beneficiary's judgment, with diligent work, be completed prior to the expiration of business interruption insurance required hereunder;
(iv) the taking, fire or casualty did not occur during the six (6) months prior to the maturity of the Note;
(v) all necessary governmental approvals can be obtained for the Restoration;
(vi) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Grantor, the full amount of which shall have been deposited into an account pledged to Beneficiary) for the Restoration (including, without limitation, for any reasonable costs and expenses of Beneficiary to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during the period necessary to complete the Restoration;
(vii) Grantor so elects by written notice delivered to Beneficiary within thirty (30) days after settlement of the aforesaid insurance or condemnation claim; and
(viii) the Restoration is done and diligently completed by Grantor in compliance with all applicable Laws, then, Beneficiary shall, solely for the purposes of the Restoration, release so much of the remainder of such sums as may be required for the Restoration, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Beneficiary of plans and specifications, contractors and form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Beneficiary in its reasonable discretion, with any remainder being applied by Beneficiary, in its sole discretion, for payment of the Obligations in whatever order Beneficiary directs in its absolute discretion, with any remainder being paid to Grantor.
(d) Effect on the Obligations. Notwithstanding any loss, damage or destruction referred to in this Section, Grantor shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Beneficiary or Trustee of such insurance proceeds and application against the Obligations, provided that if prior to the receipt by Trustee or Beneficiary of such insurance proceeds the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, or shall have been transferred by deed in lieu of foreclosure of this Deed of Trust, Beneficiary shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Trustee or Beneficiary in connection with the collection thereof.
SECTION 1.10. Condemnation. (a) Grantor's Obligations; Proceedings. Grantor, promptly upon obtaining knowledge of any pending or overtly threatened institution of any proceedings for the condemnation of the Premises, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Premises, including a change in grade of any street, will notify Beneficiary of the threat or pendency thereof. Beneficiary may participate in any such proceedings, and Grantor from time to time will execute and deliver to Beneficiary all instruments requested by Beneficiary or as may be required to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Beneficiary copies of all papers served in connection therewith and shall consult and cooperate with Beneficiary, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Grantor without Beneficiary's consent.
(b) Trustee's and Beneficiary's Rights to Proceeds. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Premises (collectively, "Awards") are hereby assigned and shall be paid to Beneficiary or Trustee. Grantor authorizes Beneficiary and Trustee to collect and receive the same, to give receipts and acquittances therefor, and to appeal from any Awards.
(c) Application of Proceeds. Beneficiary shall have the right to apply any Awards, first, to reimburse Trustee and Beneficiary for all costs and expenses, and, sec4nd, the remainder thereof in the manner provided in Section 1.09. In the event that Grantor shall have received all or any portion of such Awards, Grantor, upon demand from Beneficiary, shall pay to Beneficiary or Trustee an amount equal to the amount so received by Grantor, to be applied as Beneficiary shall have the right pursuant to this subsection. Notwithstanding anything herein or at law or in equity to the contrary, none of the Awards paid to Beneficiary or Trustee under this Section 1.10 shall be deemed trust funds and Beneficiary or Trustee shall be entitled to apply the same as provided in this Section 1.10.
(d) Effect on the Obligations. Notwithstanding any condemnation, taking or other proceeding referred to in this
Section 1.10, Grantor shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Beneficiary or Trustee of such Awards and application against the Obligations, provided that if prior to the receipt by Trustee or Beneficiary of such Awards the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, or shall have been transferred by deed in lieu of foreclosure of this Deed of Trust, Beneficiary shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Trustee or Beneficiary in connection with the collection thereof.
SECTION l.1l. Contest. Notwithstanding anything to the contrary contained in Section 1.04(c),1.06 or 1.07, Grantor shall have the right to contest in good faith and at its own expense the validity or applicability of any duty or obligation described in Section 1.04(c), the validity of any lien, encumbrance, charge or security referred to in Section
1.06 and any Imposition imposed upon the Premises (a "Contest") by an appropriate legal proceeding which proceeding must operate to prevent the collection of such Impositions or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided that during the pendency of such Contest, Grantor shall provide security satisfactory to Beneficiary, assuring the discharge of Grantor's obligations that are the subject of such Contest ("Contested Impositions") and of any additional interest charge, penalty or expense arising from or incurred as a result of such Contest; and provided, further, that if at any time payment of such Contested Impositions shall become necessary to prevent (i) the delivery of a tax deed conveying the Mortgaged Property because of non-payment or
(ii) the imposition of any civil or criminal penalty or liability on Beneficiary, Trustee or the holders of the Obligations, Grantor shall pay the same in sufficient time to avoid the delivery of such tax deed or the imposition of any such penalty or liability.
SECTION 1.12. Notice Limiting Amount. Grantor covenants that it will not, without the prior written consent of Beneficiary, file of record any notice limiting the maximum principal amount secured by this Deed of Trust.
                         ARTICLE II
Assignment of Leases, Rents and Other Sums
SECTION 2.01. Assignment. (a) Grantor hereby absolutely and presently bargains, sells, transfers, assigns and sets over to Beneficiary, as further security for the payment of the Obligations, all of its right, title and interest in and to all current and future Leases and Rents payable thereunder and all rights of Grantor thereunder and any and all deposits held as security under the Leases, whether before or after foreclosure or during the full period of redemption, if any, and shall, upon demand, deliver to Beneficiary an executed counterpart of each Lease. The assignment of the Leases and Rents, and of the aforesaid rights with respect thereto, is intended to be and is an absolute present assignment from Grantor to Beneficiary and not merely the passing of a security interest. Such assignment and grant shall continue in effect until the Obligations are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Beneficiary pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default hereunder, Grantor shall be entitled to collect and receive the Rents. Such right of Grantor to collect and receive said Rents shall be automatically revoked upon the occurrence of an Event of Default and thereafter Trustee or Beneficiary shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article V. In addition, upon such an Event of Default, Grantor shall promptly pay to Trustee or Beneficiary (i) all rent prepayments and security or other deposits paid to Grantor pursuant to any lease assigned hereunder and (ii) all charges for services or facilities or for escalation which were paid pursuant to any such lease to the extent allocable to any period from and after such Event of Default. Nothing contained in this Section 2.01(a) shall be construed to bind Beneficiary to the performance of any of the covenants, conditions or
19
provisions contained in any Lease or otherwise to impose any obligation on Beneficiary (including any liability under the covenant of quiet enjoyment contained in any Lease or under any applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Beneficiary shall be accountable for any money actually received pursuant to such assignment. Grantor hereby further grants to Beneficiary the right to notify the tenant under any Lease of the assignment thereof and, after the occurrence of an Event of Default hereunder (i) to demand that the tenant under any Lease pay all amounts due thereunder directly to Beneficiary, (ii) to enter upon and take possession of the Premises for the purpose of collecting the Rents, (iii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof, (iv) to let the Premises, or any part thereof, and (v) to apply the Rents, after payment of all necessary charges and expenses, on account of the Obligations.
(b) If Grantor is not required to surrender possession of the Premises hereunder in the event of any Event of Default, Grantor will pay monthly in advance to Beneficiary, on its entry into possession pursuant to Article V, or to any receiver appointed to collect said Rents, the fair and reasonable rental value for the use and occupation of the Premises or such part thereof as may be in the possession of Grantor. Upon a default in any such payment, Grantor will vacate and surrender such possession to Beneficiary, Trustee or such receiver, and, in default thereof, may be evicted by summary or any other available proceedings or actions.
(c) Grantor will, as and when requested from time to time by Beneficiary, execute, acknowledge and deliver to Beneficiary, in form approved by Beneficiary, one or more general or specific assignments of the lessor's interest under any Lease. Grantor will, on demand, pay to Beneficiary, or reimburse Beneficiary for the payment of any costs or expenses incurred in connection with the preparation or recording of any such assignment.
SECTION 2.02. Leases and Rents. (a) Grantor will (i) perform or cause to be performed all the lessor's obligations under any Lease, (ii) enforce (including the termination and cancellation of any Lease, so long as the same is a bona fide enforcement of Grantor's right as lessor under any such Lease and such termination or cancellation, either by itself or in the aggregate with other terminations and cancellations, will not diminish or impair the security of this Deed of Trust) the performance by the lessee under its respective Lease of all of said lessee's obligations thereunder and (iii) give Beneficiary prompt notice and a copy of any notice of default, event of default, termination or cancellation sent or received by Grantor.
(b)(i) Grantor will not, without Beneficiary's consent, (I) assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Lease or the Rents, (2) accept or permit the acceptance of a prepayment of any amounts payable under such Lease for more than one month in advance of the due date therefor, (3) enter
20
into, amend or modify any Lease, (4) cancel, terminate or accept a surrender of any Lease (5) enter into any Lease (A) with Grantor or any affiliate of Grantor or its constituent partners or (B) which would be a "disqualified lease", as defined in Section 168(h)(1)(B)(ii) of the Internal
Revenue Code of 1986, as amended. Grantor will not enter into or amend, without Beneficiary's consent, any Occupancy Agreement other than in the ordinary course of business for prudent assisted living facilities. "Occupancy Agreement" means any agreement by and between Grantor and any resident of the Premises.
(ii) Supplementing the provisions of clause (i) of this
Section 2.02(b), if the lessee under any Lease (or any receiver, trustee, custodian or other party who succeeds to the rights of any lessee) rejects or disaffirms such Lease pursuant to any Bankruptcy Law, Grantor hereby assigns to Beneficiary the proceeds of any claims (including the right to retain or apply any security deposits) that Grantor may have against the lessee (or receiver, trustee, custodian or other party who succeeds to the rights of any lessee) and any guarantor of any of the Leases, under any one or more of the Leases or any guaranty thereof based upon (1) any breach by such lessee of the terms and provisions of the applicable Lease (including any claim that Grantor may have by reason of a termination, rejection or disaffirmance of such Lease pursuant to any Bankruptcy Law), and (2) the use and occupancy of the premises demised thereby, whether or not pursuant to the applicable Lease (including any claim for use and occupancy arising under any Bankruptcy Law). Grantor, immediately upon obtaining knowledge of any such breach or use by any such lessee, will notify Beneficiary of any such breach or use. Upon the occurrence of an Event of Default, Beneficiary shall have the sole right to elect, either:
(A) to proceed against such lessee or guarantor as if it were the named lessor thereunder, in Grantor's name or in Beneficiary's name as agent for Grantor and Grantor agrees to cooperate with Beneficiary in such action and shall execute any and all documents required in furtherance of such action; or
(B) to have Grantor proceed in Grantor's and Beneficiary's behalf in which event Beneficiary may participate in any such proceedings, and Grantor from time to time will deliver to Beneficiary all instruments requested by Beneficiary or as may be required to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Beneficiary copies of all papers served in connection therewith and shall consult and cooperate with Beneficiary, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Grantor without Beneficiary's consent.
                         ARTICLE III
Additional Advances; Expenses; Indemnity
SECTION 3.01. Additional Advances and Disbursements. (a) Grantor agrees that, upon the occurrence of an Event of Default, Trustee or Beneficiary shall have the right without notice to Grantor to advance all or any part of amounts owing or to perform any or all required actions. No such advance or performance shall be deemed to have cured such Default by Grantor or any Event of Default with respect thereto. All sums advanced and all expenses incurred by Trustee or Beneficiary in connection with such advances or actions, and all other sums advanced or expenses incurred by Trustee or Beneficiary hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the Default Rate and as provided in the Credit Agreement and shall be secured by this Deed of Trust.
(b) This Deed of Trust secures not only existing indebtedness, but also future or additional advances made pursuant hereto or to the Credit Agreement, whether such advances are obligatory or optional.
SECTION 3.02. Other Expenses. Grantor will pay or, on demand, reimburse Trustee, Beneficiary or any holder of the Obligations for the payment of any and all costs or expenses (including attorneys' fees and disbursements) incurred in connection with (i) any default or Event of Default by Grantor hereunder, (ii) the exercise or enforcement by or on behalf of Trustee, Beneficiary or any holder of the Obligations of any of its rights or of Grantor's obligations under the Loan Documents or (iii) the granting, administration, enforcement and closing of the transactions contemplated hereunder.
SECTION 3.03. Indemnity. Grantor agrees to indemnify and hold harmless Trustee, Beneficiary, the holders of the Obligations and their respective officers, directors, employees, agents and shareholders (the "Indemnified Parties") from and against any and all losses, damages, claims, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred by or asserted against any of the Indemnified Parties in connection with any transaction in any way connected with the Mortgaged Property or the Loan Documents, except to the extent any such loss, damage, claim, cost or expense is the result of the willful misconduct or gross negligence of the Indemnified Party. Any amount payable under this Section
3.03 shall be deemed a demand obligation, shall be added to and become a part of. the Obligations, shall bear interest at the rate and as provided in the Credit Agreement, and shall be secured by this Deed of Trust. Notwithstanding anything contained herein to the contrary, any amount payable under Section 10.04(b)(ii) of the Credit Agreement shall be deemed a demand obligation, shall bear interest at the rate provided in the Credit Agreement but shall not be secured a obligation.
SECTION 3.04. Interest After Default. If any payment due hereunder or under the other Loan Documents is not paid in full when due, whether by acceleration or otherwise, then the same shall bear interest hereunder at the Default Rate and as provided in the Credit Agreement, and such interest shall be added to and become a part of the Obligations and shall be secured hereby.
                         ARTICLE IV
              Sale or Transfer of the Premises
SECTION 4.01. Continuous Ownership. Grantor acknowledges that the continuous ownership of the Mortgaged Properly by Grantor, except as otherwise permitted in the other Loan Documents, is of a material nature to the transaction hereinabove described and Beneficiary's agreement to create the Obligations. Without Beneficiary's prior written consent, Grantor will not, whether voluntarily or involuntarily, (a) sell, grant, convey, assign or otherwise transfer, by operation of law or otherwise, (b) permit to be the subject of any transaction described in clause (a) above, (c) enter into an agreement for any transaction described in clause (a) above, or (d) grant an option which or take any action which pursuant to the terms of any agreement to which Grantor is a party may result in any transaction described in clause (a) above of, the Mortgaged Property, or any legal, beneficial or equitable interest therein, other than any specific transfers permitted by the Credit Agreement (the foregoing, collectively or severally, "Transfer"). For purposes of this Deed of Trust, but without limiting the foregoing, (i) the issuance of any equity interest in Grantor (whether stock, partnership interest or otherwise) not in accordance with and pursuant to the Credit Agreement, shall be deemed a Transfer of the Mortgaged Property, (ii) a Transfer of all or substantially all of the assets of Grantor shall be deemed a Transfer of the Mortgaged Property, (iii) the execution and delivery of any documentation relating to a proposed zoning lot merger or the execution and delivery of any other documentation effecting or purporting to effect, or the taking or suffering of any other action effecting or purporting to effect, a transfer of, or the granting of a right to utilize, any development rights appurtenant to the Mortgaged Property shall be deemed a Transfer of the Mortgaged Property, and (iv) any person or legal representative of Grantor to whom Grantor's interest in the Mortgaged Property passes by operation of law, or otherwise, shall be bound by the provisions of this Deed of Trust. The provisions of this Section shall apply to each and every such Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein, regardless whether or not Beneficiary has consented to, or waived by its action or inaction its rights hereunder with respect to any previous Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein.
SECTION 4.02. Intentionally Omitted.
                          ARTICLE V
Defaults and Remedies
SECTION 5.01. Events of Default. The term "Event of Default", as used in this Deed of Trust, shall mean the occurrence of any of the following events:
(a) if default shall be made in the payment, when and as the same shall
become due and payable, of any amounts required to be paid under the Note, hereunder or under any other Loan Document, whether of principal, interest within five (5) days after the same becomes due, premium, fee or otherwise, and whether on any stated due date, upon demand, at maturity or upon acceleration;
(b) if default shall be made in the performance or observance of any other term, covenant or agreement contained in this Deed of Trust or in any other Loan Document; or
(c) if any Event of Default (as defined in the Credit
Agreement) occurs; or
(d) if Grantor abandons the Premises or ceases to do business or terminates its business for any reason whatsoever; or
(e) if the Mortgaged Property shall be taken, attached or sequestered on execution or other process of law in any action against Grantor; or
if Grantor shall fail at any time to obtain, provide, maintain, keep in force or, within ten (10) days after request therefor, deliver to Beneficiary the insurance policies required by Section 1.05; or
(g) if any claim of priority (except a claim based upon a
Permitted
Encumbrance) to this Deed of Trust or any other document or instrument securing the Obligations by title, lien or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Grantor; or
(h) if Grantor fails to cure any material default under any Lease within the shorter of thirty (30) days following the giving of notice of default by the lessor thereunder or the applicable grace period set forth therein.
SECTION 5.02. Remedies. Upon the occurrence of any one or more Events of Default, or any Transfer without the consent of Beneficiary, Trustee or Beneficiary may, in addition to any rights or remedies available to it hereunder or under the other Loan Documents and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce its rights and remedies against Grantor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee or Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies:
(a) declare the entire balance of the Obligations to be immediately due and payable, and upon any such declaration, the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Grantor, anything in any other Loan Documents to the contrary notwithstanding; or
(b) institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Deed of Trust in any manner provided hereunder or under any applicable provision of law; or
(c) sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Grantor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Mortgaged Property; or
(d) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents; or
(e) cause the Trustee to sell the Mortgaged Property in accordance with the Trustee's power of sale contained herein and in accordance with the Washington Deed of Trust Act, RCW Ch. 61.24, as amended by Chapter 295, Laws of 1998. Following sale of the Mortgaged Property pursuant to the Trustee's power of sale, Grantor and any guarantor of the Loan secured hereby shall continue to be liable for a deficiency to the extent permitted by Chapter 295, Laws of 1998 or other applicable law. The power of sale contained herein is not an exclusive remedy and Beneficiary may foreclose this Deed of Trust judicially, in the same manner as a mortgages, or sue directly on the Note or any guaranty in accordance with applicable law.
enter upon the Premises, and exclude Grantor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Mortgaged Property, and Grantor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Trustee or Beneficiary on demand after the happening of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Grantor; and upon each such entry and from time to time thereafter may, at the expense of Grantor and the Mortgaged Property, without interference by Grantor and as Beneficiary may deem advisable, (i) insure or reinsure the Premises, (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of Grantor with respect to the Mortgaged Property, either in Grantor's name or otherwise; or
(g) with or without the entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by Trustee or Beneficiary in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property, and otherwise in exercising Trustee's or Beneficiary's rights under Subsection (of this Section including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Premises, as well as compensation for the services of Trustee or Beneficiary and their respective attorneys, agents and employees, to apply the remainder as provided in Section 5.05; or
(h) release any portion of the Mortgaged Property for such consideration as Beneficiary may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Trustee or Beneficiary for such release and applied to the Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as Beneficiary may require without being accountable for so doing to any other lienholder; or
(i) take all actions permitted under the UCC; or
(j) take any other action, or pursue any other right or remedy, as Trustee or Beneficiary may have under applicable law, and Grantor does hereby grant the same to Trustee or Beneficiary; or
In the event that Trustee or Beneficiary shall exercise any of the rights or remedies set forth in subsections (f) and
(g) of this Section, Trustee or Beneficiary shall not be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession. Neither Trustee nor Beneficiary shall be liable to account for any action taken pursuant to any such exercise other than for Rents actually received by Beneficiary, nor liable for any loss sustained by Grantor resulting from any failure to let the Premises, or from any other act or omission of Trustee or Beneficiary except to the extent such loss is caused by the willful misconduct or bad faith of Trustee or Beneficiary.
SECTION 5.03. Rights Pertaining to Sales. Subject to the provisions or other requirements of law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this Article V, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:
(a) Trustee or Beneficiary may conduct any number of sales from time to time. The power of sale set forth in Section 5.02(c) hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Properly which shall not have been sold, nor by any sale which is not completed or is defective in Beneficiary's opinion, until the Obligations shall have been paid in full.
(b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.
(c) After each sale, Beneficiary, Trustee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Grantor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Each of Trustee and Beneficiary is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee and Beneficiary may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee, Beneficiary or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Beneficiary's judgment, for the purposes as may be designated in such request.
27
(d) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this
Section 5.03 given by Trustee or Beneficiary as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Grantor, Beneficiary, or by Trustee, shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited. Trustee or Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee.
(e) The receipt of Trustee or Beneficiary for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.
(f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Grantor to the fullest extent permitted by applicable law.
(g) Upon any such sale or sales, Beneficiary may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Trustee or Beneficiary is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.
(h) In the event that Grantor, or any person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Grantor, or such person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.
(i) Upon any such sale, it shall not be necessary for Trustee, Beneficiary or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.
(j) In the event a foreclosure hereunder shall be commenced by Trustee or Beneficiary, Trustee or Beneficiary may at any time before the sale of the Mortgaged Property abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Deed of Trust, or in the event that Trustee or Beneficiary should institute a suit for collection of the Obligations, and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and require Trustee or Beneficiary to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.
SECTION 5.04. Expenses. In any proceeding, judicial or otherwise, to foreclose this Deed of Trust or enforce any other remedy of Trustee or Beneficiary under the Loan Documents, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all expenditures and expenses (including, without limitation, reasonable attorney's fees) which may be paid or incurred in connection with the exercise by Trustee or Beneficiary of any of its rights and remedies provided or referred to in Section 5.02, or any comparable provision of any other Loan Document, together with interest thereon at the rate and as provided in the Credit Agreement, and the same shall be part of the Obligations and shall be secured by this Deed of Trust.
SECTION 5.05. Application of Proceeds. The purchase money, proceeds or avails of any sale referred to in Section 5.02, together with any other sums which may be held by Trustee or Beneficiary hereunder, whether under the provisions of this
Article V or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:
First: To the payment of the costs and expenses of any such sale, including compensation to Trustee, Beneficiary, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee or Beneficiary hereunder, together with interest thereon as provided herein, and all Impositions and other charges, except any Impositions or other charges subject to which the Mortgaged Property shall have been sold.
Second: To the payment in full of the monetary Obligations (including principal, interest, premium and fees) in such order as Beneficiary may elect.
Third: To the payment of any other sums secured hereunder or required to be paid by Grantor pursuant to any provision of the Loan Documents.
Fourth: To the extent permitted by applicable law, to be set aside by Trustee or Beneficiary as adequate security in its judgment for the payment of sums which would have been paid by application under clauses First through Third above to Trustee or Beneficiary, arising out of an obligation or liability with respect to which Grantor has agreed to indemnify Beneficiary, but which sums are not yet due and payable or liquidated.
Fifth: To the payment of any withholding tax requirements of the Foreign Investment in Real Property Tax Act of 1980, as amended.
Sixth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.
SECTION 5.06. Additional Provisions as to Remedies. (a) No delay or omission by Trustee or Beneficiary to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default.
(b) The failure, refusal or waiver (by consent, waiver or otherwise) of Trustee or Beneficiary to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.
(c) Neither Trustee nor Beneficiary shall have any obligation to pursue any rights or remedies it may have under any other agreement prior to pursuing its rights or remedies hereunder or under the other Loan Documents.
(d) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.
(e) In the event that Trustee or Beneficiary shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Grantor and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.
Each right of Trustee or Beneficiary provided for in this Deed of Trust shall be cumulative and shall be in addition to every other right provided for in this Deed of Trust or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise by Trustee or Beneficiary of any one or more of such rights shall not preclude the simultaneous or later exercise by Trustee or Beneficiary of any other such right.
SECTION 5.07. Waiver of Rights and Defenses. To the full extent Grantor may lawfully do so, Grantor agrees with Beneficiary as follows:
(a) Grantor will not claim or take the benefit of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Grantor, for itself and its heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Mortgaged Property (other than Beneficiary and Trustee), hereby waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, and all rights to a marshaling of the assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.
(b) Grantor shall not have or assert and hereby waives any right under any statute or rule of law pertaining to any of the matters set forth in subsection (a) of this Section 5.07, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Trustee or Beneficiary hereunder.
SECTION 5.08. Exercise by Trustee. Notwithstanding anything herein to the contrary, Trustee (a) shall not exercise, or waive the exercise of, any of its rights or remedies hereunder (other than its right to reimbursement) except upon the request of Beneficiary, and (b) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of Beneficiary and at the direction of Beneficiary as to the manner ofsuch exercise or waiver, provided that Trustee shall have the right to decline to follow any of such request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.
                         ARTICLE VI
                       RELEASE OF LIEN
SECTION 6.01. Release of Lien. If(i) all of the Obligations have been paid in full or (ii) Grantor shall have satisfied all of the terms and conditions set forth in Section 8.01 of the Credit Agreement with respect to the Mortgaged Property, then, and only in such events, all rights and obligations hereunder (except for the rights and obligations set forth in Section 3.03 and the indemnities provided in the Loan Documents) shall terminate and the Mortgaged Property shall become wholly released and cleared of the liens, security interests, conveyances and assignments evidenced hereby. In such event Beneficiary shall, at the request of Grantor, execute and deliver to Grantor, in recordable form, all such documents as shall be necessary to release the Mortgaged Property, or a portion thereof, from the liens, security interests, conveyances and assignments created or evidenced hereby. Notwithstanding anything in the preceding sentence to the contrary, Trustee shall so release the Mortgaged Property only upon the direction of Beneficiary.
                         ARTICLE VII
                    ADDITIONAL PROVISIONS
SECTION 7.01. Provisions as to Payments, Advances. To the extent that any part ofthe Obligations is used to pay indebtedness secured by any Permitted Encumbrance or other outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property or to pay in whole or in part the purchase price therefor, Trustee or Beneficiary shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released. Grantor agrees that, in consideration of such payment by Trustee or Beneficiary, effective upon such payment Grantor shall and hereby does waive and release all demands, defenses and causes of action for offsets and payments with respect to the same.
SECTION 7.02. Separability. If all or any portion of any provision of this Deed of Trust or any other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.
SECTION 7.03. Notices. (a) Any notice, demand, consent, approval, direction, agreement or other communication (any "Notice") required or permitted hereunder or under any other documents evidencing or securing the-Note shall be in writing and shall be validly given if mailed by United States mail, certified mail, return receipt requested, postage prepaid, addressed as follows to the person entitled to receive the same:
32

(1) If to Grantor:
Emeritus Properties III, Inc.
c/o Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention: Chief Financial Officer
and a copy to:
Emeritus Corporation
3131 Elliott Avenue,
Suite 500 Seattle, Washington 98121
Attention: General Counsel
(2) If to Beneficiary:
Deutsche Bank AG, New York Branch
31 West 52"d Street
New York, New York 10019
Attention: General Counsel
(3) If to Trustee:
Chicago Title Insurance Company
701 Fifth Avenue
Suite 1800
Seattle, Washington 98109
Attention: Legal Department

Any Notice shall be deemed to have been validly given hereunder when so mailed. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Deed of Trust, any other address or addresses upon giving three (3) days' notice thereof to each other person then entitled to receive notices or other instruments hereunder.
SECTION 7.04. Right to Deal. In the event that ownership of the Mortgaged Property becomes vested in a person other than Grantor, Trustee and Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust or the Obligations in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting.

SECTION 7.05. Continuation of Lease. (a) Upon the foreclosure of the lien created hereby on the Mortgaged Property, as herein provided, any leases then existing shall not be destroyed or terminated as a result of such foreclosure unless Beneficiary or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.
(b) If both the lessor's and the lessee's interest under any lease which constitutes a part of the Premises shall at any time become vested in any one person, this Deed of Trust and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Trustee and Beneficiary shall continue to have and enjoy all of the rights and privileges of Trustee and Beneficiary hereunder as to each separate estate.
(c) In the event that Grantor acquires the fee or any other interest in any portion of the Land that is presently leased to Grantor, such interest shall, immediately upon such acquisition, become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein, without need for the delivery and/or recording of a supplement to this Deed of Trust or any other instrument.
SECTION 7.06. Applicable Law. This Deed of Trust shall be governed by, and construed in accordance with, the laws of the State of Washington.
SECTION 7.07. Sole Discretion of Trustee and Beneficiary.
(a) Whenever Trustee's or Beneficiary's judgment, consent or approval is required hereunder for any matter, or either shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Trustee or Beneficiary, as the case may be.
(b) Notwithstanding anything contained herein to the contrary, in the event that Trustee or Beneficiary fails or refuses to grant consent or approval when required hereunder or under any other Loan Document for any matter, the parties agree that the remedy of specific performance shall be the sole remedy of Grantor with respect to such actions and Trustor hereby waives all claims for damages with respect thereto, unless a final nonappealable judgment has been rendered against Beneficiary finding that Beneficiary had acted in bad faith.
SECTION 7.08. Provisions as to Covenants and Agreements. All of Grantor's covenants and agreements hereunder shall run with the land and time is of the essence with respect thereto.
SECTION 7.09. Matters to be in Writing. This Deed of Trust cannot be altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the party against whom enforcement is sought.
SECTION 7.10. Submission to Jurisdiction. Without limiting the right of Beneficiary to bring any action or proceeding against the undersigned or its property arising out of or relating to the Obligations (an "Action") in the courts of other jurisdictions, Grantor hereby irrevocably submits to the jurisdiction of the state court or Federal court in each jurisdiction in which the Mortgaged Property is located, and Grantor hereby irrevocably agrees that any Action may be heard and determined in such state or federal court. Grantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the jurisdiction. Grantor hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to any of the addresses set forth herein or by hand delivery to a person of suitable age and discretion at any such address. Such service will be complete on the date such process is so mailed or delivered.
SECTION 7.11. Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Deed of Trust and all documents or instruments supplemental hereto, unless the context otherwise requires:
(a) All references herein to numbered Articles or Sections
or to lettered
Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Deed of Trust, unless expressly otherwise designated in context. All Article, Section and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Deed of Trust.
(b) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".
(c) The terms "Land", "Leased Land", "Leasehold Estate", "Improvements", "Equipment", "Mortgaged Property" and "Premises" shall be construed as if followed by the phrase "or any part thereof'.
(d) The term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof'.
(e) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.
(f) The term "person" shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.
35
(g) The term "provisions", when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or".
(h) The cover page of and all recitals set forth in, and all Exhibits to, this Deed of Trust are hereby incorporated in this Deed of Trust.
(i) All obligations of Grantor hereunder shall be performed and satisfied by or on behalf of Grantor at Grantor's sole cost and expense.
(j) The term "lease" shall mean "tenancy, subtenancy, lease or sublease", the term "Lessor" shall mean "landlord, sublandlord, lessor and sublessor" and the term
"lessee" shall mean "tenant, subtenant, lessee and
sublessee".
(k) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.
(1) The term "Beneficiary and/or Trustee" shall be construed as if followed by the phrase "as applicable".
SECTION 7.12. Successors and Assigns. The provisions hereof shall be binding upon Grantor and the heirs, devisees, representatives, successors and permitted assigns of Grantor, including successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee, Beneficiary, the holders of the Obligations and their respective heirs, successors, legal representatives, substitutes and assigns. Where two or more persons have executed this Deed of Trust, the obligations of such persons shall be joint and several.
SECTION 7.13. Counterparts. This Deed of Trust may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
SECTION 7.14. Agency. Beneficiary may deal with the Mortgaged Property and may issue, or instruct Trustee to issue, as applicable, any release to be given hereunder pursuant to Section 4.02 or 6.01 or grant any consent or approval or take any other action, or instruct Trustee to take any other action, as applicable, required or permitted hereunder, without reference to or the approval of the holders of the Obligations and any third party (including any title insurance company issuing a title insurance policy, or a commitment to issue a title insurance policy, in connection with the Mortgaged Property) may conclusively rely on the due authority of Beneficiary (or Trustee, if so instructed by Beneficiary) to do any or all of the foregoing.
SECTION 7.15. The Security Agreement. In the event that a valid and enforceable security interest has been created in any of the Mortgaged Property under the terms of the Security Agreement (as defined in the Credit Agreement) and the terms of the Security Agreement are inconsistent with the terms of this Deed of Trust, then with respect to such Mortgaged Property, the terms of the Security Agreement shall be controlling in the case of Equipment and proceeds of insurance policies and the terms of this Deed of Trust shall be controlling in all other cases.
SECTION 7.16. Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.
                        ARTICLE VIII
                  PROVISIONS AS TO TRUSTEE
SECTION 8.01. Trustee's Appointment. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor Trustee to act instead of Trustee herein named or any substitute or successor Trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without other formality than appointment and designation in writing executed by Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Obligations have been paid in full or until the Mortgaged Property is sold hereunder. Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation or a national banking association and such appointment is executed in its behalf by an officer of such corporation or national banking association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or national banking association. Upon the making of such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and it shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Except as otherwise required by applicable law, Trustee shall not perform any act or omit to act hereunder unless, prior to such act or omission, Beneficiary delivers to Trustee direction to so act or omit to act. Grantor hereby ratifies and confirms any and all acts which Trustee herein named or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.
SECTION 8.02. Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder.
                         ARTICLE IX
                     NOTICES OF DEFAULT
SECTION 9.01. Notices of Default. To the extent that the Mortgaged Property is located in the State of California, Grantor hereby requests that a copy of any Notice of Default and/or Notice of Sale be sent to Grantor at Grantor's address set forth in Section 7.03 hereof.
                          ARTICLE X
                       FIXTURE FILING
SECTION 10.01. Fixture Filing. A portion of the Mortgaged Property is or is to become fixtures upon the Premises. To the extent permitted by applicable law, Grantor covenants and agrees that the filing of this Deed of Trust in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein. For such purpose, the following information is set forth:
(a) Name and Address of Debtor:
38
Emeritus Properties III, Inc.
c/o Emeritus Corporation,
3131 Elliott Avenue, Suite 500,
Seattle, Washington 98121
(b) Name and Address of Secured Party:
Deutsche Bank AG, New York Branch
31 West 52"" Street
New York, New York 10019
(c) This document covers goods which are or are to become
fixtures.
(d) The real property on which the fixtures are or may be located is described on Exhibit A.
(e) Grantor is the record owner of the real property.
The fixture filing is to be recorded in the records of the county where the real property is located.
ARTICLE XI
State Specific Clauses
SECTION 11.01. Washington. Grantor hereby represents and warrants that, to the extent the Mortgaged Property is located in the State of Washington, no part or portion of the Mortgaged Property is used principally for agricultural or farming purposes.
[SIGNATURES ON NEXT PAGE]
***
39
IN WITNESS WHEREOF, the undersigned has executed this Deed of Trust the day first set forth above.
Signed, sealed and delivered in the presence of the
following witnesses:
Name:  /s/  Barbara Penton
Address:
Name:  /s/  Susan Griffin
Address:
PLEASE BE ADVISED THAT ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
EMERITUS PROPERTIES III. INC. a Washington corporation
By :  /s/  Kelly J. Price
Name: Kelly J. Price
Title: Vice President
STATE OF WASHINGTON
COUNTY OF KING
ss.
I certify that I know or have satisfactory evidence that Kelly Price is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Vice President of Emeritus III, Inc., a Washington corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.
Dated this 30th day of June,1 998.
/s/  Amanda Ray
(Signature of Notary)
Notary public in and for the state of Washington, residing
at Seattle
My appointment expires 01-05-02"